As filed with the Securities and Exchange Commission on April 18, 2005

Registration No. 333-69272

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO THE
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership
(Exact name of registrant as specified in governing instruments)

2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

WILLIAM C. OWENS
President
Owens Financial Group, Inc.
2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

David Barry Whitehead
Thomas A. Latta
WHITEHEAD & PORTER LLP
220 Montgomery Street, Suite 1850
San Francisco, California 94104

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Security Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units of Limited Partnership	200,000,000	$1.00	$200,000,000	$50,000	*
Interest

* Paid with the original filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

Up to 200,000,000
Units of Limited Partnership Interests

The Partnership

The Partnership primarily invests in mortgage loans on real estate and leasehold interests. The Partnership began in 1984 and has offered and sold its Units at $1.00 each under six previous SEC registration statements, beginning in 1988. There are 283,648,126 Units held by 2,805 limited partners as of December 31, 2004. As of March 31, 2005, there are 150,577,946 Units remaining to be sold of the 200,000,000 Units registered under this Registration Statement.

The Offering

We are offering and selling to the public up to a maximum of 200,000,000 Units for $1 per unit, including Units issued under our distribution reinvestment plan. There is no minimum amount of the offering.

	Price to Public	Selling Commissions/ Expenses (1)	Proceeds to the Partnership
Per Unit…………………	$1.00	$0.00	$1.00

Total Maximum…………	$200,000,000.00(1)	$344,000.00	$199,656,000.00

(1)	All expenses related to this offering will be paid by the Partnership and are estimated through the completion of sale of all Units remaining to be sold. Units will be sold by Owens Securities Corporation, the underwriter selling our units in this offering. Owens Securities Corporation is wholly owned by Owens Financial Group, Inc., the General Partner of the Partnership. There will be no commissions paid to Owens Securities Corporation or to any other underwriter or broker. Owens Securities Corporation is not required to sell any specific number or dollar amount of Units, but will use its best effort to sell the Units offered. The offer of Units will be terminated on December 31, 2007 unless extended by the General Partner. The minimum purchase is 2,000 Units (2,500 Units for residents of North Carolina). There are no arrangements to place funds from the sales of Units in an escrow, trust, or similar account.

The Risk Factors

See “Risk Factors” at page 10 for a discussion of these and other significant risk factors associated with a purchase of Units:

o	Your ability to sell or transfer Units is limited and no market exists.

o	You must hold your Units for one year before the Partnership may repurchase them.

o	Repurchases of Units by the Partnership are subject to other limitations.

o	You must place total reliance for operating the Partnership on the General Partner.

o	The General Partner is subject to conflicts of interest with limited partners.

o	Defaults on mortgage loans and declines in real estate values may result in reduced Partnership income and distributions to you.

o	Currently, increased competition and unfavorable market conditions produce fewer lending opportunities to the Partnership, which tends to decrease yields to limited partners.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Units or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April __, 2005

TABLE OF CONTENTS

COVER PAGE
INVESTOR SUITABILITY STANDARDS	1
SUMMARY	3
SUMMARY FINANCIAL INFORMATION	9
RISK FACTORS	10
NOTICE TO CALIFORNIA RESIDENTS	20
HOW TO SUBSCRIBE	21
USE OF PROCEEDS	21
CAPITALIZATION OF PARTNERSHIP	22
CAPITAL CONTRIBUTION OF THE GENERAL PARTNER	23
COMPENSATION OF THE GENERAL PARTNER	23
Compensation and Reimbursement from the Partnership	23
Compensation from Borrowers	24
Table of Compensation and Reimbursed Expenses	24
CONFLICTS OF INTEREST	26
FIDUCIARY RESPONSIBILITY	28
MANAGEMENT	29
Management of the Partnership	29
Research and Acquisition	30
Partnership Management	30
Mortgage Investments	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SELECTED FINANCIAL DATA	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS	33
BUSINESS	48
Delinquencies	50
Real Estate Owned	51
Principal Investment Objectives	53
Types of Mortgage Loans	55
First Mortgage Loans	55
Second and Wraparound Mortgage Loans	55
Third Mortgage Loans	55
Construction Loans	56
Leasehold Interest Loans	56
Variable Rate Loans	56
Interest Rate Caps	57
Assumability	57
Prepayment Penalties and Exit Fees	57
Balloon Payment	57
Equity Interests and Participation in Real Property	57
Debt Coverage Standard for Mortgage Loans	57
Loan Limit Amount	57
Loans to Affiliates	58
Purchase of Loans from Affiliates	58
Borrowing	58
Repayment of Mortgages on Sales of Properties	59
No Trust or Investment Company Activities	59
Miscellaneous Policies and Procedures	59
Competition and General Economic Conditions	59
HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER	60
Introduction	60
General	60
Parties to a Deed of Trust	60
Foreclosure	61
Provisions in Deeds of Trust	62
California Usury Law Not Applicable to Partnership Mortgage Loans	63
FEDERAL INCOME TAX CONSEQUENCES	63
SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF LIMITED PARTNERS AND
DESCRIPTION OF UNITS	79
Nature of the Partnership	79
The Responsibilities of the General Partner	79
Limitations of the General Partner	80
Liabilities of Limited Partners¥Nonassessability	80
Term and Dissolution	80
General Partner’s Interest Upon Removal, Withdrawal or Termination	80
Meetings	81
Voting Rights and Books and Records	81
Status of Units	81
Distributions	82
Reinvestments	82
Assignment and Transfer of Units	83
Repurchase of Units, Withdrawal from Partnership	83
Special Power of Attorney	84
REPORTS TO LIMITED PARTNERS	85
PRIVACY POLICY	85
PLAN OF DISTRIBUTION	86
LEGAL PROCEEDINGS	87
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE	87
LEGAL MATTERS	87
EXPERTS	87
AVAILABLE INFORMATION	87
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
EXHIBITS
A. Amended and Restated Limited Partnership Agreement	A-1
B. Subscription Agreement and Power of Attorney	B-1

INVESTOR SUITABILITY STANDARDS

You must meet the investor suitability standards in this section to purchase Units and to participate in the Partnership’s Distribution Reinvestment Plan. In addition, the Partnership and certain states have placed various restrictions on the resale or transfer of Units.

The Subscription Agreement, which is Exhibit B to this Prospectus, outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The General Partner reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. Owens Securities Corporation, which will offer and sell Units for the Partnership, must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor and to promptly transmit all completed Subscription Agreements to the General Partner.

Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:

o	a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 ($30,000 in the States of California and Oregon and $50,000 in the state of Washington) plus a minimum annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the state of Washington);

o	a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000 ($75,000 in the States of California and Oregon) irrespective of annual gross income; or

o	in purchasing for a fiduciary account, the minimum standards above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units—Assignment and Transfer of Units” at page 83, and in the Subscription Agreement.

Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership’s investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See “Federal Income Tax Consequences” at page 63. The Units may, therefore, be suitable for:

o	a corporate pension or profit sharing plan (“Corporate Plan”);

o	a Keogh Plan account (“Keogh Plan”) (Corporate Plans and Keogh Plans are referred to herein, collectively, as Qualified Plans”);

o	an Individual Retirement Account (“IRA” or “Roth IRA”);

o	a Simplified Employee Pension (“SEP”);

o	other entities exempt from federal income taxation such as endowment Partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

o	persons seeking current taxable income.

It should be noted, however, that an investment in the Partnership will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 (“ERISA”) provides a comprehensive regulatory scheme for “plan assets.” In accordance with applicable regulations, the General Partner intends to manage the Partnership to assure that an investment in the Partnership by a Qualified Plan will not make the assets of the Partnership “plan assets.” The regulations are also applicable to an IRA. See “Federal Income Tax Consequences” at 58.

The General Partner is not permitted to allow any Qualified Plan to purchase Units if the General Partner has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

You should obtain the advice of your attorney, tax advisor, and/or business advisor with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.

SUMMARY

This Summary highlights some of the information from this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully; including the section, “Risk Factors,” beginning at page 10, and the Financial Statements and Notes, beginning at page F-1.

The Partnership	The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.” It was organized in 1984, as a California limited partnership. The date specified for termination of the Partnership in the Partnership Agreement is December 31, 2034.

The General Partner	The sole General Partner of the Partnership is Owens Financial Group, Inc., a California corporation, incorporated in 1981. Its executive offices and the executive offices of the Partnership are at 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek, California 94595, telephone (925) 935-3840.

Compensation to General Partner	The General Partner receives substantial compensation and fees for services to and for the benefit of the Partnership, in connection with its making and arranging mortgage loans and the management of the Partnership and its business. These include the following:
     o      Management fees paid by the Partnership,
     o      Loan servicing fees paid by the Partnership,
     o      The Carried Interest,
     o      Loan origination fees (points) paid by borrowers, and
     o      Late payment charges paid by borrowers.
The following table shows certain fees paid by the Partnership and borrowers to the General Partner during the periods indicated:

	Year ended 12/31/04	Year ended 12/31/03	Year ended 12/31/02	Year ended 12/31/01
Paid by the Partnership
o Management Fees (1)	$5,266,000	$5,129,000	$3,616,000	$3,438,000

o Management fees as a % of the average
unpaid balance of loans (1)	2.00%	2.01%	1.46%	1.48%

o Servicing fees	$663,000	$635,000	$611,000	$572,000

o Servicing fees as a % of the average
unpaid balance of loans	0.25%	0.25%	0.25%	0.25%

o Carried Interest (2)	$9,000	$20,000	$40,000	$173,000

Paid by Borrowers
o Loan Origination Fees	$4,034,000	$6,829,000	$5,815,000	$6,990,000

o Late Payment Charges	$416,000	$347,000	$649,000	$1,297,000

(1) The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the distribution per Partnership Unit (yield) paid to the partners.

(2) The General Partner has a capital interest in the Partnership equal to ½ of 1% of the aggregate capital accounts of the limited partners (the “Carried Interest”). The Carried Interest is increased each month by ½ of 1% of the net increase in the capital accounts of the limited partners. No addition to the Carried Interest is made in months where there is a net decrease in the capital accounts of limited partners until such time that there is once again a net increase in the limited partners’ capital account. This Carried Interest participates in all allocations and monthly distributions from the Partnership. Upon liquidation of the Partnership, distribution to the Carried Interest will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

Summary Risk Factors	The following are some of the significant risks concerning your investment:
o	There is no public market for the Units, and there is no likelihood that one will ever develop. Further, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.
o	You must own your Units for at least one year before you can request the Partnership to repurchase any of those Units (with the exception of Units purchased through the Partnership’s Dividend Reinvestment Plan).
o	The repurchase of Units by the Partnership is subject to other limitations.
o	You must place total reliance for operating the Partnership on the General Partner. Thus, you will not have the ability to exercise control over the Partnership’s affairs.
o	Defaults on our mortgage loans will reduce our income and your distributions. Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to our income.
o	The General Partner controls the daily conduct of our business, and, although the General Partner may not change the nature of our business without majority approval by the limited partners, it may modify our investment objectives without approval of the limited partners.
o	The General Partner will receive substantial fees as a result of our investment in mortgage loans, including acquisition and origination fees. Because the General Partner receives all of these fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether to charge the borrower a higher rate of interest on a loan or higher fees.
o	Currently, increased competition and unfavorable market conditions produce fewer lending opportunities to the Partnership, which tends to decrease yields to limited partners.
o	Concentration of mortgage loans in Northern California and other areas may expose the Partnership to greater risk than if the loan portfolio were more diversified.
o	Relatively larger individual loan amounts, which have been an increasing portion of our loan portfolio over the past few years, create greater risk because any default and foreclosure could have a proportionally larger negative impact on our earnings.
o	Declines in real estate values could impair our security in outstanding loans, and if such a loan required foreclosure, it might reduce the amount we have available to distribute to you.
o	Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.

Conflicts of Interest	The General Partner will experience conflicts of interest with the Partnership and its limited partners in connection with the management of the Partnership, including the following:

o	The General Partner and its affiliates will have to allocate their time between the Partnership and other activities they are involved in.
o	The fees of the General Partner are not set by arms’-length negotiations.
o	Because the General Partner receives all mortgage placement fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher interest rate or higher fees.
o	Because the General Partner has not elected to receive all of the management fees that it was entitled to in prior periods, the Partnership’s performance in those prior periods may not be indicative of the Partnership’s future performance.
o	The same legal counsel currently represents the Partnership and the General Partner.
o	The General Partner arranges substantially all of the loans invested in by the Partnership and must choose loans for placement in the Partnership’s portfolio or with other investors or the General Partner itself.
o	The General Partner and its affiliates have the right to engage in other business and to compete, directly or indirectly, with the business of the Partnership.

The Units	Each Unit is a limited partnership interest in the Partnership.

Units are Restricted as to Sale and Transfer	Some of the factors that may prevent you from transferring your Units include:
o	No public market exists for our Units, and we do not expect one ever to develop;
o	Securities law restrictions if you are a resident of California;
o	The application of the investor suitability standards to the proposed transferees of your Units;
o	Restrictions regarding the potential of the Partnership to become a “publicly traded partnership” under the Tax Code (generally a partnership whose interests are publicly traded or frequently transferred); and
o	Restrictions regarding potential termination of the Partnership for tax purposes.

The Offering	The Partnership is offering for sale an additional 200,000,000 Units of limited partnership interests at a purchase price per Unit of $1.00. The minimum initial purchase under the offering is 2,000 Units for $2,000 (2,500 Units for residents of North Carolina). As of December 31, 2004, there are 283,648,126 Units outstanding held by 2,805 limited partners. As of March 31, 2005, there are 150,577,946 Units remaining to be sold of the 200,000,000 registered. The Partnership is authorized to have 500,000,000 Units outstanding at any time. Owens Securities Corporation, a California corporation and wholly-owned subsidiary of the General Partner, is acting as the best-efforts underwriter of the offering, without commissions or other compensation. There is no minimum number of Units to be sold in this offering. The General Partner originally anticipated being able to sell all 200,000,000 Units registered by December 31, 2003. However, due to the fact that economic and market conditions have required the Partnership to remain closed to most new limited partner investments (other than by participants in the Distribution Reinvestment Plan) since September 2001, the General Partner has elected to extend the offering period to December 31, 2007.

Investor Suitability Standards	You must meet certain standards as an investor in Units. These are imposed by the California Commissioner of Corporations and other state securities law administrators and by the General Partner, since there are risks associated with investment in the Units, including a lack of liquidity of the investment. In summary, the standards are:
o	You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington), and a minimum annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington); or
o	Alternatively, a minimum net worth of $150,000 ($75,000 in the States of California and Oregon); or
o	If purchasing for a fiduciary account, the minimum standards above must be met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Tax Considerations	The Partnership has been treated since its inception, for federal tax purposes, as a partnership and not an association taxable as a corporation. In the opinion of tax counsel to the Partnership, this tax treatment will continue. A partnership generally is not subject to any federal income tax. The Partnership will allocate to the partners, profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. Partners are subject to federal income tax on such allocations of income. A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units. See “Taxation Risks”, beginning at page 19, and “Federal Income Tax Consequences”, beginning at page 63 of this Prospectus.

Purchase of Units	To Purchase Units you must complete and sign the Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus. Then send or deliver it to Owens Securities Corporation, 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek, CA 94595, together with your check for the purchase price of your Units. A sale of Units may not be completed until at least five business days after the date you received this Prospectus. Subscriptions will be accepted or rejected within 30 days of their receipt by the General Partner. If your Subscription Agreement is accepted, you are then an owner of the Units and a limited partner of the Partnership. The General Partner will send you a confirmation of purchase within five business days of acceptance of the Subscription Agreement. If you are not accepted, your purchase payment will be returned to you within 10 business days.

Use of Offering Proceeds	If the maximum amount of this offering is sold, the Partnership will receive $200,000,000, less expenses of the offering estimated not to exceed $344,000. The offering proceeds will be received as Units are sold. The General Partner intends to use all offering proceeds, net of offering expenses and contingency reserves, for investment in mortgage loans and operating expenses of the Partnership. As of the date of this Prospectus, no specific mortgage loans have been identified for investment. Pending investment in mortgage loans, offering proceeds will be invested in short-term, liquid investments such as commercial paper and money market funds.

Investment Portfolio	The Partnership invests in mortgage loans on real property located in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of property with buildings under construction or no physical structures at all. As of December 31, 2004, the Partnership held the following types of mortgages:

	Amount	Percent
1st Mortgages	$256,372,106	99.20%
2nd Mortgages	2,059,796	0.80%

Total	$258,431,902	100.00%

Income Producing Properties	$159,885,572	61.87%
Construction	66,934,856	25.90%
Unimproved Land	31,396,474	12.15%
Residential	215,000	0.08%

Total	$258,431,902	100.00%

Investment Objectives	Our objectives are:
o	to maximize distributable net income to you; and
o	to preserve, protect and return your capital contribution.

The General Partner may change these investment objectives at its full discretion, but may not change the nature of the Partnership’s business as a mortgage investment fund.

Partnership Borrowing	We have obtained a bank line of credit, under authority of the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans. We may also incur indebtedness to:

o	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or
o	assist in the development or operation of any real property.

The total amount of all borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

Distributions	All net income available for distribution is paid monthly to the partners on the last day of the calendar month following the month in which the net income is earned. Net income available for distribution means taxable profits and losses reduced by amounts set aside for the restoration or creation of reserves and increased by the reduction or elimination of reserves.

Profits or cash revenues come primarily from interest on mortgage loans.

Distribution Reinvestment Plan	The Partnership has an automatic Distribution Reinvestment Plan that allows you to invest your monthly distribution in our Units. If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Partnership.

If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Partnership’s taxable income even though you did not receive cash distributions. The General Partner could terminate this Plan for various reasons listed later in this Prospectus. See “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units”, beginning at page 79 of this Prospectus.

Partnership Agreement	Your rights and obligations in the Partnership and your relationship with the General Partner will be governed by the Partnership Agreement. Some of the significant features of the Partnership Agreement include:

A majority of limited partners may vote to:

o	amend the Partnership Agreement, subject to certain limitations;
o	dissolve and windup the Partnership;
o	remove and replace the General Partner; and
o	approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the Partnership’s assets.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

Mergers and Consolidations. We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

For a more detailed discussion concerning the terms of the Partnership Agreement please refer to the “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units” section of this Prospectus on page 79.

SUMMARY FINANCIAL INFORMATION

We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the years 2002, 2003 and 2004. These financial statements and notes are contained in this Prospectus, beginning at page F-1. You should read this Summary in conjunction with the full financial statements.

	Year Ended December 31,
	2004	2003	2002
Loans Secured by Trust
Deeds	$258,431,902	$266,374,206	$260,211,121

Allowance for Loan Losses	$(4,100,000)	$(4,100,000)	$(4,774,000)

Total Assets	$298,956,620	$301,416,639	$297,233,053

Liabilities	$12,510,727	$16,828,444	$16,750,541

Minority Interest	$178,597	$123,927	$131,538

Partners’ Capital	$286,267,296	$284,464,268	$280,350,974

Total Revenues	$31,852,708	$32,234,785	$31,078,295

Total Expenses(2)	$11,860,467	$10,392,796	$9,408,336

Net Income(2)	$19,992,241	$21,841,989	$21,669,959

Net Income Allocated to
Limited Partners(2)	$19,794,033	$21,625,224	$21,455,834

Percent of Net Income
Allocated to Limited
Partners per Weighted
Average Limited
Partnership Unit(2)	7.0%	7.7%	7.8%

Distribution per
Partnership Unit
(Yield)(1)(2)	7.3%	7.4%	7.9%

(1) Distribution per Partnership Unit (yield) is the annualized average of the monthly yield paid to the partners for the period indicated. The monthly yield is calculated by dividing the total monthly distribution to the partners by the prior month’s ending partners’ capital balance.

(2) The management fees paid to the General Partner cannot exceed 2 ¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each of the 12 months in the calendar year. In the past, the General Partner has chosen not to receive the maximum management fee. Partnership expenses would have been higher and net income allocated to limited partners and distribution per partnership unit lower, had the General Partner elected to receive the maximum compensation.

RISK FACTORS

There are risks associated with investing in the Partnership, most of which the General Partner does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Partnership without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Partnership with your own professional advisors.

Forward Looking Statements

Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “anticipate,” “estimate,”“continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this Prospectus. Although management of the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, adequacy of reserves, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.

Risks Associated with Our Business

The Partnership invests primarily in mortgage loans secured by real property and interests in real property. It is therefore subject to the usual risks associated with real estate financing, as well as certain special risks, as described below.

>>	Our Results are Subject to Fluctuations in Interest Rates and Other Economic Conditions Which Affect Yields

The Partnership’s results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, more people are expected to borrow money to acquire, develop and renovate real property. However, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean the Partnership will have fewer loans to acquire, thus reducing revenues and distributions to partners.

>>	Our Loans Permit Prepayment Which May Lower Yields

The majority of the Partnership’s loans do not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in the Partnership’s loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require the Partnership to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to partners.

>>	Intense Competition in the Partnership’s Business Affects Availability of Suitable Loans

The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership.

>>	Increased Competition and Other Market Conditions Have Reduced Lending Opportunities Which May Affect Yields

There continues to be a shortage of suitable loans for the Partnership to invest in. This shortage is primarily due to there being fewer commercial real estate transactions suitable for Partnership lending and increased competition from other lenders. In general, the decrease in real estate transactions is partially due to real estate values having increased in relation to other investments. During the late 1990’s, investors had diverse investment opportunities, such as the stock market and fixed income investments. However, the stock market has become very volatile in the last few years, and yields on fixed income investments have dropped significantly. Owners of commercial real estate are therefore less willing to dispose of their properties, since alternative investments are not currently as attractive.

Increased competition has come both from existing lenders whose lending previously was not in competition with the Partnership, and from newly organized lenders seeking greater returns. Due to their unusually large supplies of cash available for lending, banks and other institutional lenders have become more aggressive in placing loans. Additionally, those investors seeking to maximize returns in a market with fewer acceptable investment opportunities have been willing to take increased risk to obtain ostensibly higher yields. These factors have resulted in decreased lending opportunities for the Partnership.

>>	Interim Investments, Pending Investment in Suitable Mortgage Loans, Provide Lower Yields

The decrease in lending opportunities to the Partnership has resulted, at times, in an increase in excess cash that must be invested in lower yielding liquid investments. Interest returns on short-term interim investments, pending investment in suitable mortgage loans, are lower than returns on mortgage loans, which may reduce the yield to holders of Partnership Units, depending on how long these non-mortgage investments are held. The Partnership has been closed to most new limited partner contributions since September 2001, in an effort to reduce the amount of excess cash that must be invested in lower yielding investments.

When the Partnership invests in non-mortgage, short-term investments, using proceeds from the sale of Units, the purchasers of those Units will nevertheless participate equally in income distributions from the Partnership with holders of Units whose sale proceeds have been invested in mortgage loans, based solely on relative capital account amounts. This will favor, for a time, holders of Units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of Units whose purchase monies are invested in normally higher-yielding mortgage loans.

>>	Geographical Concentration of Mortgages May Result in Additional Delinquencies

Northern California real estate secured approximately 52.6% of the total mortgage loans held by the Partnership as of December 31, 2004. Northern California consists of Monterey, Kings, Fresno, Tulare and Inyo counties and all counties north of those. In addition, 10.7% and 8.3% of total mortgage loans were secured by Arizona and Southern California real estate, respectively. These concentrations may increase the risk of delinquencies on our loans when the real estate or economic conditions of one or more of those areas are weaker than elsewhere, for reasons such as:

o	economic recession in that area;

o	overbuilding of commercial properties; and

o	relocations of businesses outside the area, due to factors such as costs, taxes and the regulatory environment.

These factors also tend to make more commercial real estate available on the market and reduce values, making suitable mortgages less available to the Partnership. In addition, such factors could tend to increase defaults on existing loans.

Commercial real estate markets in segmented areas of California have continued to prosper. However, there can be no assurance that the rate of growth will continue to increase in the future. A worsening economy, particularly in California and Arizona, could adversely affect the Partnership’s operating results.

>>	Defaults on our mortgage loans will reduce our income and your distributions

Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to the Partnership’s income. Examples of these are the following:

o	Any failure by a borrower to repay loans or interest on loans will reduce the Partnership’s income and distributions to partners;

o	Since the General Partner retains all late payment charges collected on defaulted loans, the Partnership will not be able to partially offset any loss of income from the defaulted loans with these fees;

o	The General Partner is entitled to continue to receive management and loan servicing fees on delinquent loans;

o	The Partnership may not be able to resolve the default prior to foreclosure of the property securing the loan;

o	Properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

o	Operation of foreclosed properties may require the Partnership to spend substantial funds for an extended period;

o	Subsequent income and capital appreciation from the foreclosed properties to the Partnership may be less than competing investments; and

o	The proceeds from sales of foreclosed properties may be less than the Partnership’s investment in the properties.

>>	Investments in construction loans may be riskier than loans secured by operating properties

Construction mortgage loans may be riskier than loans secured by properties with an operating history, because:

o	The application of the loan proceeds to the construction project must be assured;

o	The completion of planned construction may require additional financing by the borrower; and

o	Permanent financing of the property may be required in addition to the construction loan.

As of December 31, 2004, the Partnership’s loan portfolio contains approximately 25.9% in construction loans.

>>	Investments in loans secured by leasehold interests may be riskier than loans secured by fee interests in properties

Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower, and the Partnership’s rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations and period of the lease. As of December 31, 2004, the Partnership’s loan portfolio contained approximately 12.5% in loans secured by leasehold interests.

>>	Investments in second, third and wraparound mortgage loans may be riskier than loans secured by first deeds of trust

Second, third and wraparound mortgage loans (those under which the Partnership generally makes the payments to the holders of the prior liens) are riskier than first mortgage loans because of:

o	Their subordinate position in the event of default;

o	There could be a requirement to cure liens of a senior loan holder and, if not done, the Partnership would lose its entire interest in the loan.

As of December 31, 2004, the Partnership’s loan portfolio contained 0.80% in second mortgage loans and no third mortgage loans. As of December 31, 2004, the Partnership was invested in one wraparound mortgage loans with a principal balance of $1,450,000.

>>	Larger Loans Result in Less Diversity and May Increase Risk

As of December 31, 2004, the Partnership was invested in a total of 87 mortgage loans, with an aggregate face value of $258,431,902. The average value of those loans was approximately $2,970,000, and the median value was $1,450,000. There were nine of such loans with a face value each of 3% or more of the aggregate face value of all loans, and the largest loan had a face value of 7.8% of the aggregate. The Partnership Agreement permits investment in any single mortgage loan with a face value up to 10% of the total Partnership assets as of the date the loan is made.

As of December 31, 2004, mortgage loans of approximately $37,319,000 were more than 90 days delinquent in payments, which represented an increase from December 31, 2003, of $14,491,000. In addition, the Partnership’s investment in loans that were past maturity (delinquent in principal) but current in monthly payments was approximately $23,583,000 as of December 31, 2004. Of the total past maturity loans as of December 31, 2004, $11,621,000 was refinanced subsequent to year end.

The Partnership can as a general rule decrease risk of loss from delinquent mortgage loans by investing in a greater total number of loans. Investing in fewer, larger loans generally decreases diversification of the portfolio and increases risk of loss and possible reduction of yield to investors in the Partnership in the case of a delinquency of such a loan. However, since larger loans generally will carry a somewhat higher interest rate to the Partnership, the General Partner may determine, from time to time, that a relatively larger loan is advisable for the Partnership, particularly, as has occurred at times in the recent past, when smaller loans that are appropriate for investment by the Partnership are not available.

>>	Loans with Balloon Payments Involve a Higher Risk of Default

A majority of the loans made or invested in by the Partnership (96.5% as of December 31, 2004) require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

>>	Incorrect Original Collateral Assessment (Valuation) Could Result in Losses and Decreased Distributions to You

Appraisals are obtained from qualified, independent appraisers on all properties securing trust deeds , which may have been commissioned by the borrower and also may precede the placement of the loan with the Partnership. However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans.

>>	Unexpected Declines in Values of Secured Properties Could Cause Losses in Event of Foreclosures and Decreased Distributions to You

Loan to Value Ratios are Used

The Partnership generally makes its loans with the following maximum loan to appraised value ratios:

o	First Mortgage Loans --- 80% of improved residential property, 50% of unimproved property, 75% of commercial property;

o	Second and Wraparound Loans --- total indebtedness of 75%; and

o	Third Mortgage Loans --- total indebtedness of 70%.

Values of properties can decline below their appraised values during the term of the associated Partnership loans. In addition, appraisals are only opinions of the appraisers of property values at a certain time. Material declines in values could result in Partnership loans being undersecured with subsequent losses if such loans must be foreclosed. The General Partner may vary from the above ratios in evaluating loan requests in its sole discretion.

>>	Equity or Cash Flow Participation in Loans Could Result in Loss of Secured Position in Loans

o	The Partnership sometimes obtains participation in the appreciation in value or in the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Partnership might lose its secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce the Partnership’s investment. The Partnership could also be exposed to the risks associated with being an owner of real property. The Partnership is not presently involved in any such arrangements.

o	If a third party were to assert successfully that a Partnership loan was actually a joint venture with the borrower, there might be a risk that the Partnership could be liable as joint venturer for the wrongful acts of the borrower toward the third party.

>>	Some Losses That Might Occur to Borrowers May Not be Insured and May Result in Defaults

o	Partnership loans require that borrowers carry adequate hazard insurance for the benefit of the Partnership. Some events are however either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Partnership on entire loans. No such loan loss has occurred to date.

o	If a borrower allows insurance to lapse, an event of loss could occur before the Partnership knows of the lapse and has time to obtain insurance itself.

o	Insurance coverage may be inadequate to cover property losses, even though the General Partner imposes insurance requirements on borrowers that it believes are adequate.

>>	Proceeds of this Offering are Not Committed to Specific Loans

The Partnership’s assets are presently invested primarily in a portfolio of mortgage loans. The majority of the proceeds of the offering will be invested in additional mortgage loans once they become available to the Partnership by the General Partner. As of the date of this Prospectus, no specific mortgage loans have been identified for investment. As a result, partners will not have an opportunity to evaluate the value of the real properties securing the loans or the creditworthiness of the borrowers. The General Partner has sole authority and control to choose loans for the Partnership, including their type and amount. Limited partners will be informed concerning the Partnership’s loan portfolio in annual reports provided by the General Partner.

>>	Foreclosures Create Additional Ownership Risks

When the Partnership acquires property by foreclosure, it has economic and liability risks as the owner, such as:

o	Earning less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

o	Not being able to realize sufficient amounts from sales of the properties to avoid losses;

o	Properties being acquired with one or more co-owners (called tenants-in-common) where development or sale requires written agreement or consent by all; without timely agreement or consent, the Partnership could suffer a loss from being unable to develop or sell the property;

o	Maintaining occupancy of the properties;

o	Controlling operating expenses;

o	Coping with general and local market conditions;

o	Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

o	Possible liability for injury to persons and property.

>>	Development on Property Acquired by the Partnership Creates Risks of Ownership a Lender Does Not Have

When the Partnership has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the General Partner and/or unrelated third parties. This development can create the following risks:

o	Reliance upon the skill and financial stability of third-party developers and contractors;

o	Inability to obtain governmental permits;

o	Delays in construction of improvements;

o	Increased costs during development; and

o	Economic and other factors affecting sale or leasing of developed property.

>>	Hazardous or Toxic Substances Could Impose Unknown Liabilities on the Partnership

Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

When the Partnership forecloses on a mortgage loan, it becomes the owner of the property. As owner, the Partnership could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

o	damages to third parties or a subsequent purchaser of the property;

o	loss of revenues during remediation;

o	loss of tenants and rental revenues;

o	payment for clean up;

o	substantial reduction in value of the property;

o	inability to sell the property; or

o	default by a borrower if it must pay for remediation.

Any of these could create a material adverse affect on Partnership assets and/or profitability.

Partnership Borrowing Involves Risks if Defaults Occur and Your Distributions May Decrease

We have obtained a bank line of credit, under authority granted by the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans. We may also incur other indebtedness to:

o	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or

o	assist in the development or operation of any real property, which the Partnership has taken over as a result of a default.

The total amount of such borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

Borrowing by the Partnership under its bank line of credit is likely to be secured with recourse by the lending bank to all Partnership assets. The Partnership and limited partners could face increased risk from our bank line of credit.

If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our line of credit, payments of interest due on our line of credit will decrease our income otherwise available for distribution to limited partners. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our line of credit will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of Units from limited partners.

Lack of Liquidity of Your Investment Increases its Risk

>>	General

You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Partnership. These are summarized in this Risk Factor.

>>	No Free Tradability of Units

The Units are restricted as to free tradability under the Federal Income Tax Laws. In order to preserve the Partnership’s status as a limited partnership and prevent being taxable as a corporation, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.

There is no market for the Units, public or private, and there is no likelihood that one will ever develop.

You must be prepared to hold your Units as a long-term investment.

To comply with applicable tax laws, the General Partner may refuse on advice of tax counsel to consent to a transfer or assignment of Units. The General Partner must consent to any assignment that gives the assignee the right to become a limited partner, and its consent to that transaction may be withheld in its absolute discretion.

The California Commissioner of Corporations has also imposed a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of Units who is a resident of California. Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of Units, and the Partnership.

>>	Repurchase of Units by the Partnership is Restricted

If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership’s Distribution Reinvestment Plan. Some of the other restrictions on repurchase of Units are the following:

o	You must give a written request to withdraw at least 60 days prior to the withdrawal;

o	Payments only return all or the requested portion of your Capital Account and are not affected by the value of the Partnership’s assets, except upon final liquidation of the Partnership;

o	Payments are made only to the extent the Partnership has available cash;

o	There is no reserve fund for repurchases;

o	You may withdraw a maximum of $100,000 during any calendar quarter;

o	The total amount withdrawn by all limited partners during any calendar year cannot exceed 10% of the aggregate capital accounts of the limited partners.

o	Any withdrawal that reduces a limited partners’ capital account below $2,000 ($2,500 for residents of North Carolina) may lead to the General Partner distributing all remaining amounts in the account to close it out.

o	All withdrawal payments are made on a “first-come, first-served” basis.

o	Payments are only made by the Partnership on the last day of any month.

If the Partnership does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of limited partners, unless it has sufficient funds to cover requested withdrawals.

Limited Partners Have No Control Over Operations of the Partnership

>>	California law prevents limited partners from involvement in the conduct of our business.

Under California limited partnership law, you cannot exercise any control over the day to day conduct of business of the Partnership. The General Partner has the sole power to do so. However, a majority of the limited partners can take action and bind the Partnership to:

o	dissolve the Partnership,

o	change the nature of the Partnership’s business,

o	remove and replace the General Partner,

o	amend the Partnership Agreement, or

o	approve a merger with another entity or sell all of the assets of the Partnership.

>>	Removal or withdrawal of the General Partner could terminate the Partnership.

The Partnership has only one General Partner, Owens Financial Group, Inc. If it withdraws or is terminated as General Partner by its dissolution or bankruptcy, the Partnership itself will be dissolved unless a majority of the limited partners agree to continue the Partnership, and, within six months, admit one or more successor general partners.

>>	Only the General Partner selects mortgage loans.

The General Partner has sole discretion in selecting the mortgage loans to be invested in by the Partnership, so the limited partners have no control over the choice of mortgage loans to be acquired with their invested funds.

>>	The General Partner could choose loans with less favorable terms.

The General Partner in selecting mortgage loans for the Partnership has the discretion to set or negotiate the terms of the loans, such as interest rates, term and loan-to-value ratios, that could vary from the targeted values that it has otherwise established .

>>	The Partnership relies exclusively on the General Partner to originate or arrange loans to be invested in by the Partnership.

The General Partner originates or arranges all of the mortgage loans purchased by the Partnership. The General Partner receives referrals for loans from existing and prior borrowers and commercial loan brokers and occasionally purchases loans from other lending institutions on behalf of the Partnership.

>>	The General Partner can change our investment objectives.

Although the General Partner may not change the nature of the Partnership’s business without majority approval by the limited partners, it does establish our investment objectives and may modify those without the approval of the limited partners.

Conflicts of Interest Risks

The General Partner and its affiliates are subject to various conflicts of interest in managing the Partnership. The Partnership pays the General Partner substantial fees that are not determined by arms’-length negotiations.

>>	Payment of Fees to General Partner

Acquisition and origination fees to the General Partner are generally payable up front from payments made by third party borrowers. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at placement, extension or refinancing of the loan or at the time of final repayment of the loan. Such fees may create a conflict of interest for the General Partner when determining whether particular loans are suitable as investments for the Partnership. Because the General Partner receives all of these fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest on a loan or higher fees. The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership. The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in this situation. Substantial amounts were earned by the General Partner in 2003 and 2004 from loan origination fees.

>>	Maximum Compensation Not Received by General Partner

The monthly management and loan servicing fees are paid to the General Partner, as determined by the General Partner within the limits set by the Partnership Agreement. These are obligations of the Partnership. Accordingly, the General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the limited partners.

In prior periods, the General Partner has elected to receive less than the maximum management fees it is entitled to pursuant to the Partnership Agreement, which is 2 ¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each month. Because the General Partner has not elected to receive all of the management fees that it was otherwise entitled to receive in all prior periods, the Partnership’s performance (and yield/distributions to limited partners) in those prior periods may be better than the Partnership’s performance in future periods in which the General Partner elects to receive up to the maximum management fees. In 2004, the General Partner elected to receive a management fee of 2.00%, compared to 2.01% in 2003. The limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

>>	General Partner Not Full Time

The Partnership does not have its own officers, directors, or employees. The General Partner supervises and controls the business affairs of the Partnership, locates investment opportunities for the Partnership and renders certain other services. The General Partner devotes only such time to the Partnership’s affairs as may be reasonably necessary to conduct its business. The General Partner conducts business as a real estate broker separate from the Partnership. It does not act as the general partner or sponsor of any other real estate mortgage investment program.

Taxation Risks

>>	Tax consequences can vary among investors.

The tax consequences of investing in the Partnership may differ materially, depending on whether the limited partner is an individual, corporation, trust, partnership or tax-exempt entity. You should consult your own tax advisor about investing in the Partnership.

>>	Your cash flow and distributions will be reduced if we are taxed as a corporation.

Tax counsel to the Partnership has given its opinion that under Treasury Regulations adopted in 1996, the Partnership will retain its previous classification as a partnership for tax purposes. Tax counsel has also given its opinion that the Partnership will not be classified as a “publicly traded partnership”, taxable as a corporation.

Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Partnership will not apply for a ruling from the IRS that it agrees with tax counsel’s opinion.

If the Partnership were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The limited partners would then not be able to deduct their share of the Partnership’s deductions and credits. They would be taxed on their share of the Partnership’s income or the gain in excess of the tax basis of their Units. Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the Units.

>>	If the Partnership were not engaged in a trade or business, your share of expense deductions would be reduced.

The IRS might assert that the Partnership is not engaged in a trade or business. If it is not, then your share of expenses would be deductible only to the extent all your other “miscellaneous itemized deductions” exceed 2% of your adjusted gross income.

>>	If you finance the purchase of your Units, interest you pay might not be deductible

Under the “investment interest” limitation of the tax code, the IRS might disallow any deductions you take on any financing you use to purchase Units. Thus, you may not be able to deduct those financing costs from your taxable income.

>>	An IRS audit of our return, books and records could result in an audit of your tax returns.

If we are audited by the IRS and it makes determinations adverse to us, including disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

>>	Equity participation in mortgage loans may result in limited partners reporting taxable income and gains from these properties.

If the Partnership participates under a mortgage loan in any appreciation of the property securing the loan or its cash flow and the IRS characterizes this participation as “equity”, the Partnership might have to recognize income, gains and other items from the property. The limited partners will then be considered to have received these additional taxable items.

>>	Inconsistencies between federal, state and local tax rules may adversely affect your cash flow, if any, from investment in our Units.

If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions from our Units would be adversely affected.

>>	Unrelated business income of the Partnership would subject tax-exempt investors to taxation of Partnership income.

If you as an investor are a tax-exempt entity, and all or a portion of Partnership income were to be deemed “unrelated trade or business income”, you would be subject to tax on that income.

Retirement Plan Risks

>>	An investment in the Partnership may not qualify as an appropriate investment under all retirement plans.

There are special considerations that apply to pension or profit sharing plans or IRAs investing in Units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Partnership, you could incur liability or subject the plan to taxation if:

o	your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

o	your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

o	your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

o	your investment impairs the liquidity of the plan; or

o	your investment produces “unrelated business taxable income” for the plan or IRA.

NOTICE TO CALIFORNIA RESIDENTS

The following legend applies to all Units sold to residents of California:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the state of California, except as permitted in the Commissioner’s Rules.

A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner.

HOW TO SUBSCRIBE

Each person wishing to subscribe for Units (when the Partnership is open to new investments) should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit “B” to this Prospectus, and deliver it to Owens Securities Corporation, P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to “Owens Mortgage Investment Fund, a California Limited Partnership.” Additional copies of the Subscription Agreement may be obtained from Owens Securities Corporation.

Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

USE OF PROCEEDS

The General Partner is obligated to commit at least 86.5% of capital contributions to investment in mortgage loans; however, it has historically invested approximately 98% of capital contributions in mortgage loans, except for short periods that have occurred from time to time when suitable mortgage loans were not immediately available for investment. The General Partner has not identified the mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio. Limited partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partner. The General Partner has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Partnership Agreement. At times when the General Partner determines, in its sole discretion, that suitable mortgage loans are not available for investment by the Partnership, it will invest in short-term, liquid investments.

There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partner, any adverse effects. However, in the course of time, depending on the rates of withdrawal by limited partners and principal payments on loans by borrowers, withdrawals by limited partners could be restricted due to lack of liquidity.

The following table sets forth the application of the sales proceeds of 50% and 100% of the maximum number of Units being offered, including Units issued under the distribution reinvestment plan. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.

	50% of Offering (100,000,000 Units Sold)		100% of Offering (200,000,000 Units Sold)
	Amount	Percent of Offering	Amount	Percent of Offering
Gross Offering Proceeds	$100,000,000	100.00%	$200,000,000	100.00%
Less:
Public Offering Expenses (1)	344,000	0.34%	344,000	0.17%

Proceeds Available for Investment	$99,656,000	99.66%	$199,656,000	99.83%
Less:
Cash Reserves (2)	1,500,000	1.50%	3,000,000	1.50%

Cash Available for Investment in Mortgage
Loans (3) (4)	$98,156,000	98.16%	$196,656,000	98.33%

(1)	Includes legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount.

(2)	The Partnership maintains contingency reserves of at least 1-1/2% of the aggregate capital accounts of the limited partners. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partner will make a capital contribution in the amount of 1/2 of 1% of the aggregate capital accounts of the limited partners. This capital contribution is available as an additional contingency reserve, making the total reserves equal to 2% of the aggregate capital accounts of limited partners.

(3)	The General Partner has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the General Partner. See “Business—Principal Investment Objectives” at page 53. The Partnership intends to continue its current investment policies. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties. The Partnership does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

(4)	The General Partner receives a carried interest equal to ½ of 1% of the aggregate capital accounts of the limited partners as additional compensation.

CAPITALIZATION OF PARTNERSHIP

The capitalization of the Partnership as of December 31, 2004, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash contributions and carried interest of the General Partner, is as follows:

	Actual	As Adjusted (1)
Units ($1.00 per Unit)	283,648,126	437,821,937

(1)	Amount before payment of public offering expenses aggregating an estimated $344,000.

CAPITAL CONTRIBUTION OF THE GENERAL PARTNER

The General Partner is required to contribute to capital 1/2 of 1% of the aggregate capital accounts of the limited partners and, as of December 31, 2004, has contributed $1,419,000. In addition, the General Partner is entitled to a carried interest of 1/2 of 1% of the aggregate capital accounts of the limited partners. As of December 31, 2004, the General Partner had been credited with $1,419,000 from such interest. If the maximum 200,000,000 Units are sold in the present offering, the General Partner will contribute a total of $1,000,000 and will be credited with a total of $1,000,000 from the carried interest. If less than the maximum number of Units is sold, those amounts will be correspondingly less.

COMPENSATION OF THE GENERAL PARTNER

The General Partner receives various forms of compensation and reimbursement of expenses from the Partnership and compensation from borrowers under mortgage loans held by the Partnership. The General Partner is not entitled to receive real estate brokerage commissions, property management fees or insurance services fees. In addition, the General Partner is not entitled to receive reimbursement of acquisition and origination expenses incurred by the General Partner or its affiliates in the origination, selection and acquisition of mortgage loans. The General Partner may not receive from the Partnership a rebate or participate in any reciprocal business arrangement that would enable the General Partner or any of its affiliates to do so. The General Partner cannot receive fees of any kind related to Partnership investments in any other securities other than mortgage loans.

Compensation and Reimbursement from the Partnership

Management Fees

Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. The management fee is paid monthly and cannot exceed 2¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each of the 12 months in the calendar year. Since this fee is paid monthly, it could exceed 2¾% in one or more months, but the total fee in any one year is limited to a maximum of 2¾%, and any amount paid above this must be repaid by the General Partner to the Partnership. The General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The General Partner believes this is justified by the added effort associated with such loans. In order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. A number of factors are considered in the General Partner’s monthly meeting to determine the yield to pay to partners. These factors include:

o	Interest rate environment and recent trends in interest rates on loans and similar investment vehicles;

o	Delinquencies on Partnership loans;

o	Level of cash held pending investment in mortgage loans; and

o	Real estate activity, including net operating income from real estate and gains/losses from sales.

Once the yield is set and all other items of tax basis income and expense are determined for a particular month, the management fees are also set for that month. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, etc.) or fluctuations in the level of delinquent loans, since the majority of the Partnership’s assets are invested in mortgage loans.

If the maximum management fees had been paid to the General Partner during the year ended December 31, 2004, the management fees would have been $7,829,000 (increase of $2,023,000), which would have reduced net income allocated to limited partners by approximately 10.1%, and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.06.

If the maximum management fees had been paid to the General Partner during the years ended December 31, 2003, 2002 and 2001, the management fees would have been $6,992,000 (increase of $1,863,000), $6,724,000 (increase of $3,108,000) and $6,827,000 (increase of $2,849,000), respectively, which would have reduced net income allocated to limited partners by approximately 8.5%, 14.3% and 13.0%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.07, $.07 and $.07, respectively.

Servicing Fees

The General Partner has serviced all of the Partnership’s mortgage loans and expects to continue this policy. The Partnership Agreement permits the General Partner to receive from the Partnership a monthly servicing fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of mortgage loans held by the Partnership. The General Partner has historically been paid the maximum servicing fee allowable.

Carried Interest

Based upon the Partnership’s investment in mortgages of a minimum of 86.5% of capital contributions, the General Partner receives a carried interest of 1/2 of 1% of the aggregate capital accounts of the limited partners, which is additional compensation to the General Partner. The carried interest is increased each month by ½ of 1% of the net increase in the capital accounts of the limited partners. If there is a net decrease in the capital accounts for a particular month, no carried interest is allocated for that month and the allocation to carried interest is “trued-up” to the correct 0.5% amount in the next month that there is an increase in the net change in capital accounts. Thus, if the Partnership generates an annual yield on capital of the limited partners of 10%, the General Partner would receive additional distributions on its carried interest of approximately $150,000 per year if $300,000,000 of Units were outstanding. In addition, if the Partnership were liquidated, the General Partner could receive up to $1,500,000 in capital distributions without having made equivalent cash contributions as a result of its carried interest. These capital distributions, however, will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

Reimbursement of Other Expenses

The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.

Acquisition and Origination Fees

Acquisition and origination fees, also called loan origination fees or points, are paid to the General Partner from the borrowers under loans held by the Partnership. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at the placement, extension or refinancing of the loan or at the time of final repayment of the loan. The amount of these fees is determined by the General Partner based on competitive conditions and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.

Late Payment Charges

All late payment charges paid by borrowers of delinquent mortgage loans, including additional interest and late payment fees, are remitted to the General Partner. Generally, on the majority of the Partnership’s loans, the late payment fee charged to the borrower for late payments is 10% of the payment amount. In addition, on the majority of the Partnership’s loans, the additional interest charge required to be paid by borrowers once a loan is past maturity is in the range of 3%-5% (paid in addition to the pre-default interest rate).

Table of Compensation and Reimbursed Expenses

The following table summarizes the compensation and reimbursed expenses paid to the General Partner or its affiliates for the years ended December 31, 2004 and 2003, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partner during these periods. The fees were established by the General Partner and were not determined by arms’-length negotiation.

	Year Ended December 31, 2004		Year Ended December 31, 2003
Form of Compensation	Actual	Maximum Allowable	Actual	Maximum Allowable
Paid by the Partnership:
Management Fees*	$5,266,000	$7,289,000	$5,129,000	$6,992,000
Servicing Fees	663,000	663,000	635,000	635,000
Carried Interest	9,000	9,000	20,000	20,000

Subtotal	$5,938,000	$7,961,000	$5,784,000	$7,647,000

Paid by Borrowers:
Loan Origination Fees	$4,034,000	$4,034,000	$6,829,000	$6,829,000
Late Payment Charges	416,000	416,000	347,000	347,000

Subtotal	$4,450,000	$4,450,000	$7,176,000	$7,176,000

Grand Total	$10,388,000	$12,411,000	$12,960,000	$14,823,000

Reimbursement by the Partnership of
Other Expenses	$44,000	$44,000	$134,000	$134,000

* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.

Aggregate actual compensation paid by the Partnership and by borrowers to the General Partner during the years ended December 31, 2004 and 2003, exclusive of expense reimbursement, was $10,388,000 and $12,960,000, respectively, or 3.6% and 4.6%, respectively, of partners’ capital. If the maximum amounts had been paid to the General Partner during these periods, the compensation, excluding reimbursements, would have been $12,411,000 and $14,823,000, respectively, or 4.3% and 5.2%, respectively, of partners’ capital, which would have reduced net income allocated to limited partners by approximately 10.1% and 8.5%, respectively.

Loan origination fees as a percentage of loans purchased by the Partnership were 2.5%, 4.0% and 4.2% for the years ended December 31, 2004, 2003, and 2002, respectively. Of the $4,034,000 in loan origination fees accrued during the year ended December 31, 2004, approximately $79,000 were back-end fees earned as of December 31, 2004 but will not be collected until the related loans are paid in full. Of the $6,829,000 in loan origination fees accrued during the year ended December 31, 2003, approximately $2,257,000 were back-end fees earned as of December 31, 2003 but will not be collected until the related loans are paid off in full.

The General Partner believes that the maximum allowable compensation payable by the Partnership to the General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. If it chooses to take the maximum allowable, the amount of net income available for distribution to limited partners would be reduced during each such year.

CONFLICTS OF INTEREST

The Partnership and its limited partners are subject to various conflicts of interest arising out of their relationship with the General Partner. These conflicts include, but are not limited to, the following:

General Partner’s Acquisition and Origination Fees, Late Payment Charges and Servicing Fees

For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the General Partner generally receives mortgage placement or loan origination fees (points) from borrowers. When late payment charges are received from borrowers, they are remitted to the General Partner. For the servicing of mortgage loans made or invested in by the Partnership, the General Partner also receives from the Partnership a monthly servicing fee of up to 1/4 of 1% per annum of the unpaid principal balance of mortgage loans.

The mortgage placement fees charged to the borrowers may directly affect the interest rate that borrowers are willing to pay, as these fees are a cost of the loan made by the Partnership. If mortgage placement fees charged to the borrower by the General Partner were lower than those customarily charged by others for similar services, it is possible that a higher interest rate could be obtained on the Partnership’s loans. Alternatively, if such mortgage placement fees are higher than those customarily charged by others for similar services, it is possible that interest rates on the Partnership’s loans might be lower than otherwise attainable. Because the General Partner receives all of the mortgage placement fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest or higher fees. The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership. The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

General Partner’s Management Fees

The General Partner’s management fees are determined by the General Partner, within the maximum amount permitted under the Partnership Agreement, which is 2¾% per year of the average unpaid balance of the Partnership’s mortgage loans. The higher the percentage paid to the General Partner, the lower the annual yield on capital of the limited partners. For the years 1997, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the management fees were 2.34%, 1.78%, 1.37%,1.85%, 1.48%, 1.46%, 2.01% and 2.00% of the average unpaid balance of mortgage loans, respectively.

Compensation of the General Partner Not Negotiated

The compensation payable to the General Partner was not determined by arms’-length negotiations.

Purchase of Delinquent Loans

In the past and in very limited instances, the General Partner has purchased the Partnership’s receivables for certain delinquent loans or purchased the Partnership’s interest in certain defaulted loans. In determining whether to take such actions, the interests of the General Partner in preserving its capital and those of the Partnership are likely to conflict. The General Partner is under no obligation to take such actions and intends to follow the general policy in the foreseeable future of not making such purchases. Two delinquent loans were purchased by the General Partner in the year 2000.

When the General Partner purchased a loan from the Partnership, it did so for an amount equal to or greater than the face value of the subject loan. Should the General Partner subsequently realize a profit from a loan purchased from the Partnership, the Partnership will not be entitled to any such profit, regardless of the loss, if any, experienced by the Partnership.

Other Mortgage Lending Activities

Although it has not done so, the General Partner may form additional limited partnerships and other entities to engage in activities similar to and with the same investment objectives as the Partnership. The General Partner may be engaged in sponsoring other entities at approximately the same time as the Partnership’s securities are being offered or its investments are being made. The General Partner also originates, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership and the duties of the General Partner concerning such activities and the Partnership. The General Partner will attempt to minimize any conflicts of interest that may arise among these various activities.

Competition by the Partnership with Other Entities for Management Services

The Partnership does not have independent management and relies on the General Partner for the operation of its business. The General Partner devotes only such time to the business of the Partnership as, in its judgment, is reasonably required. The General Partner has conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partner has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The General Partner is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Partnership nor any limited partner is entitled to any interest in such other ventures.

No Separate Legal Representation

The same legal counsel currently represents the Partnership and the General Partner. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner, and, if necessary, separate counsel will be obtained for the Partnership and the General Partner.

Arrangement of Loans by the General Partner

The General Partner arranges substantially all of the loans invested in by the Partnership and either sells those loans to the Partnership at not greater than their cost to the General Partner or arranges for the Partnership to fund the loans directly to borrowers. The General Partner also arranges and makes mortgage loans for its own account and for other investors. There may be a conflict of interest between the Partnership and the General Partner or other investors for whom it selects mortgage loans for investment. This could arise from the fact that the General Partner may be choosing among various loans that it may have originated with different interest rates or other terms and features, for placement either in the Partnership’s mortgage loan portfolio or with other investors or the General Partner itself. Loans may sometimes be acquired by the Partnership at a discount from face value. The limited partners must rely upon the General Partner to honor its fiduciary duty to protect their interests in the making and choosing of mortgage loans.

A committee of officers of the General Partner makes all decisions regarding mortgage loans to be made or invested in by the Partnership. This committee is currently comprised of William Owens, president of the General Partner, William Dutra, senior vice president, and Andrew Navone, vice president of the General Partner.

Right of General Partner to Engage in Competitive Business

The General Partner will only devote such time to the Partnership as it deems necessary to conduct the Partnership’s business. Section IV.4. of the Partnership Agreement provides that the General Partner and its affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership. Neither the Partnership nor any limited partners have any rights or claims from such activities.

Underwriter is a Subsidiary of the General Partner

The underwriter for the offering, Owens Securities Corporation, is a wholly-owned subsidiary of the General Partner. Consequently, Owens Securities Corporation may have a conflict of interest in performing its obligations to conduct a “due diligence” investigation of the statements made in this Prospectus and may not conduct the investigation with the same degree of care as a non-affiliated underwriter. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this Prospectus may increase the possibility that this Prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our Units.

FIDUCIARY RESPONSIBILITY

The General Partner is accountable to the Partnership as a fiduciary, and consequently must exercise good faith and integrity with respect to the Partnership affairs, must not take advantage of the limited partners, must make full disclosure in its dealings with the Partnership, and must account to the Partnership for any benefit or profit derived by it from any transactions connected with the Partnership without the consent of the limited partners. The Partnership Agreement provides that the General Partner and its affiliates may engage in activities similar to or identical with the business of the Partnership. Presently, neither the General Partner nor any of its affiliates acts for its own account or as general partner of a mortgage loan investment business. However, the General Partner arranges and services trust deed investments for other investors. When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the General Partner or any other person. The Partnership Agreement does not modify any fiduciary standard imposed on the General Partner by California law.

Based upon the present state of the law, limited partners appear to have the following legal rights and remedies as to the General Partner and the Partnership:

o	they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other limited partners to enforce their rights under the Partnership Agreement and California partnership law, including breaches by the General Partner of its fiduciary duty;

o	they may bring actions on behalf of the Partnership for claims it might have, as “derivative” actions, if the General Partner refuses to bring suit;

o	they may bring actions under federal or state securities laws, either individually or as a class of limited partners, if the General Partner has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

The General Partner may not be liable to the Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since the Partnership Agreement and California partnership law exculpate the General Partner, except for willful misconduct and gross negligence.

Indemnification

The Partnership Agreement indemnifies the General Partner and its affiliates by the Partnership, not by the limited partners, for liabilities the General Partner and its affiliates may incur in dealing with third parties on behalf of the Partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

This is a rapidly developing and changing area of the law, and limited partners who have questions concerning the duties of the General Partner should consult with their own legal counsel.

MANAGEMENT

Management of the Partnership

The General Partner is Owens Financial Group, Inc., a California corporation, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.

The General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership’s business. These duties include dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The General Partner may also, at its sole discretion and subject to change at any time,

o	purchase from the Partnership the interest receivable or principal on delinquent mortgage loans held by the Partnership;

o	purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Partnership; and

o	use its own funds to cover any other costs associated with mortgage loans held by the Partnership such as property taxes, insurance and legal expenses.

In order to assure that the limited partners will not have personal liability as a General Partner, limited partners have no right to participate in the management or control of the Partnership’s business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement. The General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The General Partner provides all executive, supervisory and certain administrative services for the Partnership’s operations, including servicing the mortgage loans held by the Partnership. The Partnership’s books and records are maintained by the General Partner, subject to audit by independent certified public accountants.

The General Partner had a net worth of approximately $41,000,000 on December 31, 2004. The following persons comprise the board of directors and management employees of the General Partner actively involved in the administration and investment activity of the Partnership.

o	William C. Owens – Mr. Owens, age 54, has been president of the General Partner since April 1996 and is also a member of the board of directors and the loan committee of the General Partner. From 1989 until April 1996, he served as a senior vice president of the General Partner. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development. As president of the General Partner, Mr. Owens is responsible for the overall activities and operations of the General Partner, including corporate investment, operating policy and planning. In addition, he is responsible for loan production, including the underwriting and review of potential loan investments. Mr. Owens is also the president of Owens Securities Corporation, a subsidiary of the General Partner. Mr. Owens is a licensed real estate broker.

o	Andrew J. Navone – Mr. Navone, age 48, is a licensed real estate broker, senior vice president and member of the board of directors and the loan committee of the General Partner and has been its employee since August 1985. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

o	William E. Dutra – Mr. Dutra, age 42, is a senior vice president and member of the board of directors and the loan committee of the General Partner and has been its employee since February 1986. In charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

o	Bryan H. Draper – Mr. Draper, age 47, has been chief financial officer and corporate secretary of the General Partner since December 1987 and is also a member of the board of directors of the General Partner. Mr. Draper is a certified public accountant and is responsible for all accounting, finance, and tax matters for the General Partner and Owens Securities Corporation. Mr. Draper received a masters of business administration degree from the University of Southern California in 1981.

o	Melina A. Platt – Ms. Platt, age 38, has been controller of the General Partner since May 1998. Ms. Platt is a certified public accountant and is responsible for all accounting, finance, and regulatory agency filings of the Partnership. Ms. Platt was previously a senior manager with KPMG LLP.

Research and Acquisition

The General Partner reviews prospective investments and selects those chosen for the Partnership. In that regard, the General Partner evaluates the credit of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See “Business” at page 48. For these services, the General Partner generally receives mortgage placement fees (points) paid by borrowers when loans are originally funded or when the Partnership extends or refinances mortgage loans. These fees may reduce the yield otherwise obtainable by the Partnership from its mortgage loans.

Partnership Management

The General Partner is responsible for managing the Partnership’s investment portfolio. Its services include:

o	the creation and implementation of Partnership investment policies;

o	preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

o	preparation and review of Partnership reports;

o	communications with limited partners;

o	supervision and review of Partnership bookkeeping, accounting and audits;

o	supervision and review of Partnership state and federal tax returns; and

o	supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

For these and certain other services the General Partner is entitled to receive a management fee of up to 2-3/4% per annum of the unpaid balance of the Partnership’s mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partner believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See “Compensation of the General Partner—Management Fees,” at page 23.

A majority-in-interest of the limited partners by vote or written consent given in accordance with the Partnership Agreement may remove the General Partner. In addition to removal by the limited partners, the General Partner will be terminated upon the dissolution, voluntary withdrawal, or adjudication of bankruptcy of the General Partner. Such an event will dissolve the Partnership and cause it to be wound up unless the majority-in-interest of limited partners agrees to continue the business of the Partnership and admit a new General Partner within six months of the event.

Mortgage Investments

The General Partner originates and services the Partnership’s mortgage investments. These mortgage investment services include:

o	review of prospective investments;

o	selecting investments;

o	arranging borrowing by the Partnership, when and as determined to be in the best interests of the Partnership;

o	recommendations with respect to changes in investments;

o	employment and supervision of employees who handle the investments;

o	preparation and review of projected performance;

o	review of reserves and working capital;

o	collection and maintenance of all investments; and

o	sales and servicing of investments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity owns beneficially more than 5% of the ownership interests in the Partnership. The General Partner owns approximately 3,667,000 units (1.3%) of the Partnership as of December 31, 2004. The voting common stock of the General Partner is owned as follows: 56.098% by William C. Owens and 14.634% each by Andrew J. Navone, William E. Dutra and Bryan H. Draper.

SELECTED FINANCIAL DATA

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

	As of and for the year ended December 31
	2004	2003	2002	2001	2000
Loans secured by trust deeds	$258,431,902	$266,374,206	$260,211,121	$213,703,469	$223,273,464
Less: Allowance for loan losses	(4,100,000)	(4,100,000)	(4,774,000)	(4,425,000)	(4,000,000)
Real estate held for investment	23,322,740	15,394,293	16,200,449	14,064,664	13,078,189
Real estate held for sale .	9,694,578	13,823,574	15,791,632	14,768,961	6,683,419
Less: Allowance for losses on
real estate held for sale	(660,000)	(660,000)	(250,000)	(634,000)	(1,136,000)
Cash, cash equivalents and other
assets	12,267,400	10,584,566	10,053,851	43,812,645	8,300,109

Total assets	$298,956,620	$301,416,639	$297,233,053	$281,290,739	$246,199,181

Liabilities	$12,510,727	$16,828,444	$16,750,541	$8,896,345	$7,339,888
Minority interest	178,597	123,927	131,538	107,680	102,103
Partners’ capital
General partner	2,815,190	2,805,528	2,755,846	2,677,867	2,334,845
Limited partners	283,452,106	281,658,740	277,595,128	269,608,847	236,422,345

Total partners’ capital	286,267,296	284,464,268	280,350,974	272,286,714	238,757,190

Total liabilities /
Partners’ capital	$298,956,620	$301,416,639	$297,233,053	$281,290,739	$246,199,181

Revenues	$31,852,708	$32,234,785	$31,078,295	$29,479,565	$28,268,431
Expenses:
Carried interest	9,164	20,342	40,075	173,292	102,212
Management fees	5,266,194	5,129,039	3,616,102	3,437,684	3,914,488
Servicing fees	662,603	635,398	611,243	571,538	531,337
Rental and other expenses on
real estate properties	4,524,057	2,691,789	3,090,324	1,546,678	763,754
Interest expense	1,118,204	373,524	426,778	429,032	235,311
Minority interest	54,670	(7,611)	35,848	5,577	2,103
Other	382,281	286,413	317,543	386,895	184,170
Recovery of bad debts	(240,000)	—	—	—	—
Provision for losses on loans	—	679,370	1,584,000	1,039,645	—
Provision for (recovery of)
losses on real estate, net	83,294	584,532	(313,577)	—	—

Total Expenses	11,860,467	10,392,796	9,408,336	7,590,341	5,733,375

Net Income	$19,992,241	$21,841,989	$21,669,959	$21,889,224	$22,535,056

Net income allocated to general
partner	$198,208	$216,765	$214,125	$214,147	$221,684

Net income allocated to limited
partners	$19,794,033	$21,625,224	$21,455,834	$21,675,077	$22,313,372

Net income allocated to limited
partners per limited
partnership unit	$.07	$.08	$.08	$.08	$.10

The information in this table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and with the financial statements and notes thereto included in this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Overview

Owens Mortgage Investment Fund (the “Partnership”) is a California Limited Partnership that invests in mortgage loans on real property located in the United States that are primarily originated by the Partnership’s general partner, Owens Financial Group, Inc. (the “General Partner”).

The Partnership’s primary objective is to generate monthly income from its investment in mortgage loans. The Partnership’s focus is on making mortgage loans to owners and developers of real property whose financing needs are often not met by traditional mortgage lenders. These include borrowers that traditional lenders may not normally consider because of perceived credit risks based on ratings or experience levels, and borrowers who require faster loan decisions. One of the Partnership’s competitive advantages is the ability to approve loan applications more quickly than traditional lenders.

The Partnership will originate loans secured by very diverse property types. In addition, the Partnership will occasionally lend to borrowers whom traditional lenders will not normally lend to because of a variety of factors including their credit ratings and/or experience. Due to these factors, the Partnership may make mortgage loans that are riskier than mortgage loans made by commercial banks and other institutional lenders. To compensate for those potential risks, the Partnership seeks to make loans at higher interest rates and with more protection from the underlying real property, such as with lower loan to value ratios.

The Partnership’s operating results are affected primarily by:

o	the amount of cash available to invest in mortgage loans;

o	the level of real estate lending activity in the markets serviced;

o	the ability to identify and lend to suitable borrowers;

o	the interest rates the Partnership is able to charge on loans;

o	the level of delinquencies on mortgage loans;

o	the level of foreclosures and related loan and real estate losses experienced; and

o	the income or losses from foreclosed properties prior to the time of disposal.

Economic developments in the United States have generally been favorable in 2004 and this has led to expansion and gains in employment. The strengthening demand has been a factor contributing to the rise in inflation this year. These and other factors led the Federal Reserve Board to increase the discount rate by a total of 1.25% in 2004. The rates that the Partnership charges on its loans have not been significantly impacted by these actions. However, the weighted average interest rate on Partnership loans increased slightly from 11.05% as of December 31, 2003 to 11.08% as of December 31, 2004. Presently, the General Partner does not expect a noticeable increase in the rates charged on Partnership loans, primarily because there continues to be a shortage of suitable loans for the Partnership to invest in.

Partnership lending volume in 2004 has been lower than in the prior three years. This fact coupled with a continuing high level of loan payoffs in 2004 has resulted in increased available cash to the Partnership. This has required the Partnership to remain closed to most additional partner investments since September 2001.

If economic conditions worsen in 2005, the Partnership could experience an increase in loan defaults. This would reduce the amount of income available for distribution to partners. Recognizing this risk, the General Partner seeks to make loans with low loan-to-value ratios, which as of December 31, 2004 was approximately 55% on a weighted average basis. By this means, the Partnership hopes to protect the value of loans in the event of default by providing an increased equity position in underlying real property in the event of foreclosure. Nevertheless, no assurances can be given that a marked increase in loan defaults accompanied by a rapid decline in real estate values will not have a material adverse effect on the Partnership’s financial condition and operating results.

Historically, the General Partner has focused its operations on California and certain Western states. Because the General Partner has a significant degree of knowledge with respect to the real estate markets in such states, it is likely most of the Partnership’s loans will be concentrated in such states. As of December 31, 2004, 52.6% of loans were secured by real estate in Northern California, while 10.7% and 8.3% were secured by real estate in Arizona and Southern California, respectively. Such geographical concentration creates greater risk that any downturn in such local real estate markets could have a significant adverse effect upon results of operations.

Commercial real estate markets in segmented areas of California have continued to prosper. However, there can be no assurance that the rate of growth will continue to increase in the future. A worsening economy, particularly in California and Arizona, could adversely affect the Partnership’s operating results.

Summary of Financial Results

	Year Ended December 31,
	2004	2003	2002
Total revenues	$31,852,708	$32,234,785	$31,078,295
Total expenses	11,860,467	10,392,796	9,408,336

Net income	$19,992,241	$21,841,989	$21,669,959

Net income allocated to limited partners	$19,794,033	$21,625,224	$21,455,834

Net income allocated to limited partners
per weighted average limited partnership
unit	$.07	$.08	$.08

Annualized rate of return to limited
partners (1)	7.0%	7.7%	7.8%

Distribution per partnership unit (yield) (2)	7.3%	7.4%	7.9%

Weighted average limited partnership units	282,307,000	280,644,000	274,892,000

(1)	The annualized rate of return to limited partners is calculated based upon the net income allocated to limited partners per weighted average limited partnership unit as of December 31, 2004, 2003 and 2002.

(2)	Distribution per partnership unit (yield) is the annualized average of the monthly yield paid to the partners for the periods indicated. The monthly yield is calculated by dividing the total monthly cash distribution to partners by the prior month’s ending partners’ capital balance.

2004 Compared to 2003

Total Revenues

Interest income on loans secured by trust deeds decreased $979,000 (3.6%) during the year ended December 31, 2004 as compared to 2003. This decrease was primarily the result of a decrease in the weighted average yield of the loan portfolio from 11.4% during 2003 to 11.1% during 2004, and an increase in loans greater than 90 days delinquent in payments of $14,491,000 (63.5%) as of December 31, 2004 as compared to 2003. See additional discussion under “Financial Condition – Loan Portfolio” below.

The mortgage loan portfolio has decreased by $7,942,000 (3.0%) since December 31, 2003. If suitable replacement loans are not originated by the Partnership, the Partnership’s net income and distributions to partners may decrease, as the current yield on the Partnership’s money market accounts is substantially lower than the yield on mortgage loans.

Rental and other income from real estate properties increased $776,000 (28.6%) during the year ended December 31, 2004 as compared to 2003 as a result of revenue earned from the assisted living facility located in Monterey, California that was obtained via foreclosure in June 2004 and due to a $400,000 lease termination fee collected within 720 University, LLC in April 2004. See further discussion under “Real Estate Properties Held for Sale and Investment” below.

Gain on sales of real estate decreased $1,003,000 (55.2%) during the year ended December 31, 2004 as compared to 2003 due to the timing of sales activity of the Partnership’s foreclosed real estate. More properties were sold during 2003 than during 2004 and one property located in Monterey, California alone sold for a total gain of $961,000 during 2003. See further discussion under “Real Estate Properties Held for Sale and Investment” below.

Other income increased $824,000 (497.1%) during the year ended December 31, 2004 as compared to 2003 due to the receipt of a promissory note from the guarantors on a foreclosed loan in the amount of $1,000,000 in exchange for release of their personal guarantees. Since payments on the note do not begin until February 2006, the Partnership discounted the face value of its portion of the note to $846,000 based on a discount rate of 4.75%. See further discussion under “Real Estate Held for Sale and Investment” below.

Total Expenses

Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. The maximum management fee permitted under the Partnership Agreement is 2 ¾% per year of the average unpaid balance of mortgage loans. For the years 2001, 2002, 2003 and 2004, the management fees were 1.48%, 1.46%, 2.01% and 2.00% of the average unpaid balance of mortgage loans, respectively.

In determining the management fees and hence the yield to the partners, the General Partner may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. The General Partner expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and it is highly likely that the General Partner will again receive less than the maximum management fees in the future. However, if the General Partner chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

If the maximum management fees had been paid to the General Partner during the year ended December 31, 2004, the management fees would have been $7,289,000 (increase of $2,023,000), which would have reduced net income allocated to limited partners by approximately 10.1% and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.06.

Rental and other expenses on real estate properties increased $1,832,000 (68.1%) during the year ended December 31, 2004 as compared to 2003 primarily due to the acquisition through foreclosure of the assisted living facility located in Monterey, California and the hotel and casino located in Las Vegas, Nevada during 2004. The expenses on these two properties during 2004 were $869,000 and $1,390,000, respectively. See further discussion under “Real Estate Properties Held for Sale and Investment” below.

Interest expense increased $745,000 (199.4%) during the year ended December 31, 2004 as compared to 2003 due primarily to increased use of the Partnership’s line of credit to invest in loans secured by trust deeds on a short term basis during 2004.

Legal and accounting expenses increased $87,000 (50.8%) during the year ended December 31, 2004 as compared to 2003 due primarily to legal fees paid in connection with certain loans in the process of foreclosure or involving borrowers in bankruptcy.

Minority interest increased $62,000 during the year ended December 31, 2004 as compared to 2003 due to a $400,000 lease termination fee collected within 720 University, LLC in April 2004. This resulted in an increased amount of income being allocated to the minority interest partner within 720 University.

The decrease in the provision for loan losses of $679,000 (100%) and the provision for losses on real estate held for sale of $501,000 (85.8%) during the year ended December 31, 2004 as compared to 2003 was the result of analyses performed on the loan and real estate portfolios, which resulted in no change in the allowance for loan losses and an increase in the allowance for real estate of $83,000 during 2004. In addition, during the year ended December 31, 2004 the Partnership collected $240,000 from a former borrower of a defaulted loan pursuant to a guarantee agreement (recovery of bad debt).

Net Income and Annualized Rate of Return to Limited Partners

The Partnership’s net income decreased 8.5% during the year ended December 31, 2004 and the annualized rate of return to limited partners also decreased as compared to 2003, due primarily to an increase in expenses incurred on two real estate properties that the Partnership obtained through foreclosure during 2004. Expenses incurred during 2004 on the hotel/casino property located in Las Vegas, Nevada that was obtained through foreclosure in February 2004 were approximately $1,390,000. The property was sold on October 1, 2004. See further discussion under “Real Estate Properties Held for Sale and Investment” below.

2003 Compared to 2002

Total Revenues

Interest income on loans secured by trust deeds increased $1,393,000 (5.3%) for the year ended December 31, 2003, as compared to the same period in 2002. This increase was a result of a 4.0% growth in the average loan portfolio during the year ended December 31, 2003 as compared to 2002 and the collection of interest on certain delinquent loans during the year. The increase in the loan portfolio was partially offset by a decrease in the weighted average yield of the loan portfolio from 11.9% for the year ended December 31, 2002 to 11.4% for the year ended December 31, 2003.

Gain on sale of real estate increased by $452,000 (33.1%) for the year ended December 31, 2003, as compared to the same period in 2002 due to increased sales at the manufactured home subdivision development located in Ione, California, increased sales of the interests in the ocean houses in OLH, and gains from the sales of the commercial property in Monterey, California and the land in Reno, Nevada during the year ended December 31, 2003. See further discussion under “Real Estate Properties Acquired Through Foreclosure and Held for Sale and Investment” below.

The decrease in rental and other income from real estate properties of $520,000 (16.1%) was due primarily to the sale of the commercial building located in Monterey, California and the sale of the hotel property located in Phoenix, Arizona during 2003.

Interest income on investments (other income) decreased by $168,000 (50.3%) for the year ended December 31, 2003 as compared to the same period in 2002 due to a decrease of approximately $11,000,000 in the average amount of cash and equivalents held by the Partnership during the year ended December 31, 2003 as compared to 2002, and a decrease in the weighted average yield of the Partnership’s money market investments from approximately 2.1% for the year ended December 31, 2002 to approximately 1.2% for the year ended December 31, 2003.

Total Expenses

The decrease in legal and accounting expenses of $32,000 (15.8%) was due to professional fees incurred in the first quarter of 2002 as a result of a new S-11 filing (registration of new units) with the Securities and Exchange Commission in January 2002 and the S-11 Post-Effective Amendment filing in April 2002. No registration of new units was made during the year ended December 31, 2003.

The decrease in rental and other expenses on real estate properties of $399,000 (12.9%) between the year ended December 31, 2003 and 2002 was primarily the result of the following:

o	a decrease in rental expenses of approximately $272,000 as a result of the sales of the commercial building located in Monterey, California and the hotel property located in Phoenix, Arizona during 2003;

o	a decrease in expenses of approximately $60,000 from the manufactured home subdivision development in Ione, California due to the continued sale of lots and houses in the development; and

o	a decrease in expenses of approximately $60,000 from the Partnership’s investment in Oregon Leisure Homes, LLC as a result of the final sales of the ocean houses during 2003 and the subsequent winding down of operations.

The decrease in interest expense of $53,000 (12.5%) was due to decreased usage of the Partnership’s line of credit during 2003 compared to 2002 and also due to a decline in the average interest rate on borrowings during 2003.

The decrease in the provision for loan losses of $905,000 (57.1%) was due to specific reserves that were established on two loans in the total amount of $679,000 during the year ended December 31, 2003. During the year ended December 31, 2002, there were specific and general reserves in the total amount of $1,584,000 established. See “Financial Condition – Loan Portfolio” below.

Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. The increase in management fees of $1,513,000 (41.8%) during the year ended December 31, 2003 as compared to 2002 was partially a result of an increase in interest income collected on delinquent loans during the year and the growth in the loan portfolio of approximately 4.0%.

The maximum management fee permitted under the Partnership Agreement is 2 ¾% per year of the average unpaid balance of mortgage loans. For the years 2000, 2001, 2002 and 2003, the management fees were 1.85%, 1.48%, 1.46% and 2.01% of the average unpaid balance of mortgage loans, respectively.

In determining the management fees and hence the yield to the partners, the General Partner may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. The General Partner expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and it is highly likely that the General Partner will again receive less than the maximum management fees in the future. However, if the General Partner chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

If the maximum management fees had been paid to the General Partner during the year ended December 31, 2003, the management fees would have been $6,992,000 (increase of $1,863,000), which would have reduced net income allocated to limited partners by approximately 8.5%, and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.07.

The increase in the provision for losses on real estate held for sale of $898,000 was due to the creation of reserves on two properties in the total amount of $585,000 during the year ended December 31, 2003. During the year ended December 31, 2002, an allowance established on the manufactured home subdivision development located in Ione, California was reversed resulting in a net recovery of losses on real estate held for sale of $314,000.

Financial Condition

December 31, 2004, 2003 and 2002

Loan Portfolio

At the end of 2002 and 2003 the number of Partnership mortgage investments was 100 and 95, respectively, and decreased to 87 by December 31, 2004. The average loan balance was $2,602,000 and $2,804,000 at the end of 2002 and 2003 respectively, and increased to $2,970,000 as of December 31, 2004. The average loan balance in the Partnership’s portfolio has been steadily increasing for several years. This is due to the fact that there are more lenders competing for short-term bridge financing at loan levels of $1,000,000 and less, and many of these lenders have the financial capability of funding these loans at more competitive rates. The current opportunities for maximizing the return to the Partnership are greater for larger loan amounts.

Approximately $37,319,000 (14.4%) and $22,828,000 (8.6%) of the loans invested in by the Partnership were more than 90 days delinquent in monthly payments as of December 31, 2004 and 2003, respectively. Of these amounts, approximately $4,000,000 (1.5%) and $4,363,000 (1.6%) were in the process of non-judicial foreclosure and approximately $5,182,000 (2.0%) and $1,600,000 (0.6%), respectively, involved loans to borrowers who were in bankruptcy. In addition, the Partnership’s investment in loans that were past maturity (delinquent in principal) but current in monthly payments was approximately $23,583,000 as of December 31, 2004. Of the total past maturity loans as of December 31, 2004, $11,621,000 were refinanced by the Partnership subsequent to year end.

In February 2005 (subsequent to year end), the Partnership sold two loans in the total amount of $8,660,000 to third parties and collected all principal and outstanding interest. One of the loans with a principal balance of $2,900,000 was greater than 90 days delinquent in payments and in foreclosure as of December 31, 2004.

The increase in loans more than 90 days delinquent in monthly payments of $14,491,000 (63.5%) was due to the delinquency of one loan with a principal balance of $14,000,000. This loan is secured by 4 cemetaries and 8 mortuaries located in Hawaii. The loan has been past maturity since March 31, 2004 and has not made monthly payments since August 2004. The Partnership has participated in this loan with an unrelated mortgage investment group (the “Lead Lender”) that originated the loan with the borrower. The Partnership and the Lead Lender are subject to an Intercreditor Agreement, the terms of which state that the Partnership is guaranteed its share of interest and principal prior to any other lenders that have participated in the loan. The other lenders have an additonal $20,000,000 invested in this loan. The General Partner has reviewed this loan and has concluded that the underlying collateral is sufficient to protect the Partnership against a loss of principal, and, thus, no specific allowance for loan losses was deemed necessary for this loan.

The General Partner does not expect the delinquency rate on the Partnership’s loan portfolio to continue to increase in the forseeable future. However, there is no precise method used by the General Partner to predict delinquency rates or losses on specific loans. Because any decision regarding the allowance for loan losses reflects judgment about the probablity of future events, there is an inherent risk that such judgments will prove incorrect. In such event, actual losses may exceed (or be less than) the amount of any reserve. To the extent that the Partnership experiences losses greater than the amount of its reserves, the Partnership may incur a charge to earnings that will adversely affect operating results and the amount of any distributions payable to Limited Partners.

Loans in the process of foreclosure decreased by $363,000 (8.3%) from December 31, 2003 to December 31, 2004. Loans in the process of foreclosure as of December 31, 2003 consisted of three loans, of which one loan in the amount of $363,000 was paid off in full during the year ended December 31, 2004 and two loans in the total amount of $4,000,000 are still delinquent and in foreclosure.

Loans to borrowers who were in bankruptcy increased by $3,582,000 (223.9%) from December 31, 2003 to December 31, 2004. Loans to borrowers who were in bankruptcy as of December 31, 2003 consisted of one loan which is still delinquent and in bankruptcy as of December 31, 2004. In addition, one loan in the amount of $3,582,000 which has been subject to bankruptcy proceedings since 2002 and was making current payments under the bankruptcy plan, became delinquent greater than 90 days during 2004.

Management has considered the status of all loans in determining the allowance for loan losses.

As of December 31, 2004, 2003 and 2002, the Partnership held the following types of mortgages:

	December 31, 2004	December 31, 2003	December 31, 2002
1st Mortgages	$256,372,106	260,321,236	241,335,259
2nd Mortgages	2,059,796	6,052,970	18,875,862

Total	$258,431,902	$266,347,206	$260,211,121

Income Producing Properties	$159,885,572	$227,559,987	$228,210,411
Construction	66,934,856	22,044,472	12,670,310
Unimproved Land	31,396,474	14,309,747	16,938,678
Residential	215,000	2,460,000	2,391,722

Total	$258,431,902	$266,347,206	$260,211,121

As of December 31, 2004, 2003, and 2002, approximately 53%, 46% and 43% of the Partnership’s mortgage loans were secured by real property in Northern California.

The Partnership’s investment in construction loans increased by $44,890,000 (203.6%) since December 31, 2003. This increase was primarily due to increased advances on existing construction loans and the origination of one new construction loan secured by a residential housing project with a principal balance of $20,213,000 during 2004.

The Partnership’s investment in loans on unimproved land increased by $17,087,000 (119.4%) since December 31, 2003. This increase was due to the origination of $19,137,000 in new loans, net of repayments of loans received in the amount of $2,050,000 during 2004. All of the loans secured by unimproved land are first trust deeds.

Changes in the allowance for loan losses for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
Balance, beginning of period	$4,100,000	$4,774,000	$4,425,000
Provision	—	679,000	1,584,000
Charge-offs	—	(1,353,000)	(1,235,000)

Balance, end of period	$4,100,000	$4,100,000	$4,774,000

Real Estate Properties Held for Sale and Investment

The Partnership currently holds title to 10 properties that were foreclosed on or purchased between 1994 and 2004 in the amount of $32,357,000, net of allowance for losses of $660,000. During the year ended December 31, 2004, the Partnership acquired certain properties through foreclosure on which it had trust deeds totaling $18,875,000. As of December 31, 2004, properties held for sale total $9,035,000 (including the properties held in two limited liability companies) and properties held for investment total $23,323,000 (including the properties held in two limited liability companies). When the Partnership acquires property by foreclosure, it typically earns less income on those properties than could be earned on mortgage loans and may not be able to sell the properties in a timely manner.

Three of the Partnership’s ten properties do not currently generate revenue. Expenses from real estate properties have increased from approximately $2,692,000 to $4,524,000 (68.1%) for the years ended December 31, 2003 and 2004, respectively, and revenues associated with these properties have increased from $2,713,000 to $3,489,000 (28.6%), thus generating a net loss from real estate operations of $1,035,000 during the year ended December 31, 2004 (compared to $21,000 net income during 2003). The increases in income and expenses were primarily due to the acquisition through foreclosure of the assisted living facility located in Monterey, California and the hotel and casino located in Las Vegas, Nevada during 2004. In addition, a $400,000 lease termination fee was collected by 720 University, LLC from a vacated tenant during 2004.

As of December 31, 2003 and 2002, the Partnership owned eleven and fifteen properties, respectively. Prior to foreclosure, these properties secured Partnership loans aggregating $15,771,000 and $18,855,000 in 2003 and 2002, respectively. During the years ended December 31, 2003 and 2002, the Partnership acquired certain properties through foreclosure on which it had trust deed investments totaling $4,300,000 and $9,370,000, respectively.

Changes in the allowance for real estate losses for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
Balance, beginning of period	$660,000	$250,000	$634,000
Provision	83,294	584,532	—
Deductions	(83,294)	(174,532)	(384,000)

Balance, end of period	$660,000	$660,000	$250,000

2004 Foreclosure and Sales Activity

During the year ended December 31, 2004, fifteen lots (eleven including houses) located in a manufactured home subdivision development located in Ione, California (that was acquired by the Partnership through foreclosure in 1997) were sold for $1,908,000, resulting in a gain to the Partnership of approximately $408,000.

During the year ended December 31, 2004, a commercial building located in Albany, Oregon that was acquired by the Partnership through foreclosure in 2002 was sold for $2,033,000, resulting in a gain to the Partnership of approximately $233,000.

During the year ended December 31, 2004, an industrial building located in Santa Clara, California that was acquired by the Partnership through foreclosure in 2003 was sold for $2,151,000, resulting in a gain to the Partnership of approximately $174,000.

Acquisition of Hotel and Casino through Foreclosure and Subsequent Sale

In February 2004, the Partnership and two co-lenders (the “Sellers”) participated in a loan with a principal balance of $22,200,000 which was foreclosed upon due to a violation of a bankruptcy stipulation by the borrower and obtained the underlying collateral, a hotel and casino located in Las Vegas, Nevada. The hotel and casino were closed at the time of foreclosure. The lenders were allowed to remove their cash collateral at the time of foreclosure, which totaled approximately $733,000 ($458,000 to the Partnership). Slot machines within the casino were sold at an auction in July 2004 for approximately $536,000 ($335,000 to the Partnership). Certain expenses were incurred on the property after foreclosure for utilities, security, maintenance and legal fees, among other items, in the amount of approximately $1,386,000 to the Partnership.

On June 4, 2004, the Sellers had entered into a Purchase Agreement with an unrelated company (the “Assignor”), whereby the Assignor would purchase the property from the Sellers at a price of $21,600,000 secured by a note for the full purchase price. The note was to bear interest at 8% per annum payable monthly and be due in two years.

On September 27, 2004, the Sellers signed an Assignment Agreement and Release (the “Assignment”) with the Assignor and an unrelated company (the “Assignee”), which assigned the right, title and interest in the Purchase Agreement from the Assignor to the Assignee. In addition, on September 27, 2004, the Sellers signed an Amended and Restated Purchase Agreement (the “Amended Agreement”) with the Assignee or its assigns (the “Buyer”). The Amended Agreement replaced the Purchase Agreement and provided that the Buyer would purchase the Property for $21,767,028 from the Sellers. Although it was signed on September 27, 2004, both it and the Assignment provided that they did not become effective until the close of escrow on October 1, 2004.

On October 1, 2004, escrows for the related transactions were closed and the Assignment and Amended Agreement were made effective. The Partnership received cash of approximately $13,409,000 as its portion of the net sales proceeds. The sale resulted in no gain or loss to the Partnership, as an allowance for real estate losses in the amount of approximately $83,000 had been previously established during 2004.

In addition, during 2004 the Sellers received a promissory note from the guarantors on the loan in the amount of $1,600,000 ($1,000,000 to the Partnership) in exchange for release of their personal guarantees. Since payments on the note do not begin until February 2006, the Partnership discounted the face value of its portion of the note to $846,134 based on a discount rate of 4.75%, which was recorded as other income in the accompanying consolidated statements of income.

2003 Foreclosure and Sales Activity

During the year ended December 31, 2003, the Partnership foreclosed on a first mortgage loan secured by an industrial building located in Santa Clara, California in the amount of $2,000,000 and obtained the property via the trustee’s sale.

During the year ended December 31, 2003, the Partnership foreclosed on a first mortgage loan secured by a retail/commercial building located in Norfolk, Virginia in the amount of $2,300,000 and obtained the property via the trustee’s sale. The property was transferred to real estate held for sale net of a $1,000,000 specific allowance previously established. The Partnership sold the property for $1,289,000, resulting in an additional loss of $11,000 during the year ended December 31, 2003.

During the year ended December 31, 2003 the hotel property located in Phoenix, Arizona that was acquired by the Partnership through foreclosure in 2002 was sold for cash of $370,000 and a note in the amount of $1,480,000, resulting in no gain or loss. An additional allowance in the amount of $174,532 had been established during the year ended December 31, 2003.

During the year ended December 31, 2003, the parcel of land located in Reno, Nevada (that was acquired by the Partnership through foreclosure in 1996) was sold for $475,000, resulting in a gain to the Partnership of approximately $106,000.

During the year ended December 31, 2003, 22 lots (11 including houses) located in the manufactured home subdivision development located in Ione, California (that were acquired by the Partnership through foreclosure in 1997) were sold for $1,894,000, resulting in a gain to the Partnership of approximately $433,000. There are 39 lots remaining to be sold on this property as of December 31, 2003.

During the year ended December 31, 2003, the Partnership sold the office building and undeveloped land located in Monterey, California (in separate transactions) for total proceeds of $2,965,000, resulting in a total gain of $961,000.

2002 Foreclosure and Sales Activity

During the year ended December 31, 2002, a commercial parcel located in Vallejo, California that was acquired by the Partnership through foreclosure in 1994 was sold for $1,095,000, resulting in a gain to the Partnership of approximately $734,000. In addition, a commercial building located in Sacramento, California that was acquired by the Partnership through foreclosure in 1998 was sold for $147,000, resulting in a gain to the Partnership of approximately $117,000.

During the year ended December 31, 2002, the Partnership sold a commercial building located in Gresham, Oregon for proceeds in the amount of $340,000 resulting in no gain or loss. An allowance in the amount of $70,000 was previously established in 2002 on this property and, thus, the loss was reported net of the recovery of losses on real estate held for sale in the accompanying consolidated income statement for the year ended December 31, 2002.

During the year ended December 31, 2002, 22 lots (11 including houses) located in a manufactured home subdivision development located in Ione, California (that were acquired by the Partnership through foreclosure in 1997) were sold for $1,811,000, resulting in a gain to the Partnership of approximately $317,000. An allowance in the amount of $384,000 that was previously established on this property was reversed during the year ended December 31, 2002 as a result of management’s evaluation of the property’s fair market value based on recent sales. There are 61 lots remaining to be sold on this property as of December 31, 2002.

During the year ended December 31, 2002, the Partnership foreclosed on a 1st mortgage loan secured by a commercial building located in Albany, Oregon in the amount of $1,800,000 and foreclosed on a 1st mortgage loan secured by commercial land located in Gresham, Oregon in the amount of $1,620,000 and obtained the properties via the trustee’s sale.

During the year ended December 31, 2002, the Partnership foreclosed on a first mortgage loan secured by a hotel located in Phoenix, Arizona in the amount of $2,925,000 (which had an allowance established in the amount of $1,235,000) and obtained the property via the trustee’s sale. The Partnership paid $335,000 in delinquent property taxes at the time of foreclosure which were capitalized to the basis of the property. The Partnership transferred the net basis of the loan to real estate held for sale at the time of foreclosure.

During the year ended December 31, 2002, the Partnership foreclosed on a first mortgage loan secured by undeveloped land located in San Jose, California in the amount of $3,025,000 and obtained the property via the trustee’s sale.

Investments in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. OLH also purchased two houses located on the ocean in Lincoln City for renovation and ultimate sale. The condominiums are still in the process of being sold. The remaining interests in the two houses were sold during 2003.

The Partnership is co-manager of OLH and is to receive 70% of the profits after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 11% per annum. The assets, liabilities, income and expenses of OLH have been consolidated into the consolidated balance sheet and income statement of the Partnership.

2004 Activity

During the year ended December 31, 2004, the Partnership advanced an additional $49,000 to OLH for continued operation and marketing of the condominium units that are for sale and received repayment of advances of $310,000 from collections on notes receivable. The net loss to the Partnership was approximately $26,000 for the year ended December 31, 2004. The Partnership’s investment in OLH real property was approximately $1,122,000 as of December 31, 2004.

2003 Activity

During the year ended December 31, 2003, the Partnership advanced an additional $1,037,000 to OLH for continued development and marketing of the condominium units and houses that have been for sale and received repayment of advances of $1,008,000 from sales and collections on notes receivable. During the year ended December 31, 2003, OLH sold the remaining one interest in the first ocean house and seven interests in the second ocean house for total cash proceeds of $670,000 and notes taken back in the amount of $420,000, resulting in gains in the total amount of $329,000. Both ocean houses have been fully sold as of December 31, 2003. During the year ended December 31, 2003, OLH bought back the interests in three of the condominium units previously sold in 2002 for a total of $74,000 to allow OLH to sell the condominiums individually. As a result of an analysis performed based on projected sales proceeds, OLH recorded an allowance for losses in the amount of $410,000 on the condominium units during the year ended December 31, 2003. The net loss to the Partnership was approximately $373,000 for the year ended December 31, 2003. The Partnership’s investment in OLH real property was approximately $1,137,000 as of December 31, 2003.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a mobile home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. Certain of these lots are currently being rented to tenants. The Partnership has been advancing funds to Dation as needed. The Partnership is co-manager of Dation and is to receive 50% of the profits and losses after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 12% per annum.

The net operating loss to the Partnership was approximately $142,000, $149,000 and $184,000 during the years ended December 31, 2004, 2003 and 2002, respectively. Dation paid $130,000 of loan interest payable to the Partnership during the year ended December 31, 2004. The remaining receivable in the amount of $62,257 as of December 31, 2004 is reported as due from affiliate in the consolidated balance sheet. The Partnership advanced an additional $316,000, $136,000 and $140,000, respectively, to Dation and received repayments from sales of lots in the amount of $70,000, $74,000 and $60,000, respectively, during the years ended December 31, 2004, 2003 and 2002. The Partnership’s total investment in Dation was approximately $1,948,000 and $1,845,000 as of December 31, 2004 and 2003, respectively.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the consolidated balance sheet and income statement of the Partnership.

The net income to the Partnership was approximately $382,000, $418,000 and $291,000 during the years ended December 31, 2004, 2003 and 2002, respectively. The minority interest of the joint venture partner was approximately $179,000 and $124,000 as of December 31, 2004 and 2003, respectively. The Partnership’s investment in the real property owned by 720 University was approximately $14,830,000 and $13,063,000 as of December 31, 2004 and 2003, respectively. The Partnership has a note payable with a bank through its investment in 720 University, which is secured by the property. The balance on the note was $9,729,000 and $8,877,000 as of December 31, 2004 and 2003, respectively. During the year ended December 31, 2004, the Partnership loaned $210,000 to 720 University to pay certain expenses related to the refinancing of 720 University’s note payable. Per the Operating Agreement, the loan earns interest at the rate of prime plus 2% per annum (7.25% at December 31, 2004) and was repaid in the first quarter of 2005. This loan has been eliminated in the consolidated balance sheet as of December 31, 2004.

In February 2005 (subsequent to year end), 720 University obtained a new note with a financial institution in the amount of $10,500,000, which fully repaid its existing note payable (above) and provided additional funds for property improvements. The new note requires monthly interest payments until March 1, 2010. Commencing April 1, 2010, monthly payments of $56,816 are required, with the balance of unpaid principal due on March 1, 2015. The interest rate on the note is fixed at 5.07%.

Bayview Gardens, LLC

During the year ended December 31, 2004, the Partnership obtained a deed in lieu of foreclosure on a first mortgage loan secured by an assisted living facility located in Monterey, California in the amount of $5,000,000. The Partnership paid certain past due bills of the former borrower at the time of foreclosure of approximately $109,000 all of which were capitalized to the basis of the property.

At the time of foreclosure, the Partnership became subject to an existing 2nd deed of trust on the property with the General Partner as the lender, which is recorded as note payable to General Partner on the balance sheet. The principal, accrued interest and other charges on this note of approximately $1,103,000 were capitalized to the basis of the property at the time of foreclosure. Pursuant to an amendment to the note between the Partnership and the General Partner dated June 8, 2004, the maturity date on the note was extended to June 8, 2009 and all interest and other accrued charges were deferred until maturity. In addition, the amendment specifies that upon the sale of the property, the General Partner will only be paid the amounts due under the note after the Partnership recovers its basis in the property at the time of sale, including any capital improvements made after foreclosure, but excluding the amounts capitalized pursuant to the General Partner note.

The Partnership created a new entity, Bayview Gardens, LLC (“Bayview”), which is wholly owned by the Partnership. Under the terms of a lease agreement between the Partnership and Bayview, the assisted living facility is leased to Bayview by the Partnership and the facility is managed by an outside property manager. The net loss to the Partnership from Bayview was $116,000 for the year ended December 31, 2004. The assets, liabilities, income and expenses of Bayview have been consolidated into the consolidated balance sheet and income statement of the Partnership. The Partnership’s investment in Bayview real property was approximately $6,166,000 as of December 31, 2004.

Cash and Cash Equivalents

Cash and cash equivalents increased from approximately $6,633,000 as of December 31, 2003 to approximately $9,009,000 as of December 31, 2004 ($2,376,000 or 35.8%) due primarily to proceeds from loan payoffs and sales of real estate properties during 2004 without investment in new mortgage loans of the same amount.

Interest and Other Receivables

Interest and other receivables decreased from approximately $3,759,000 as of December 31, 2003 to $3,196,000 as of December 31, 2004 ($563,000 or 15.0%), due primarily to the following:

o	the collection of deferred interest on two loans in the total amount of $432,000 at the time of payoff during the year ended December 31, 2004, net of the accrual of deferred interest on two additional loans in the amount $278,000 during 2004;

o	the reclassification of $339,000 in deferred interest to real estate held for sale at the time of foreclosure of the loan in February 2004; and

o	a decrease in accrued interest receivable due to a decrease in the outstanding balance of trust deeds of $7,942,000 (3.0%) between December 31, 2003 and 2004.

Due to General Partner

Due to General Partner decreased from approximately $1,167,000 as of December 31, 2003 to $673,000 as of December 31, 2004 ($494,000 or 42.3%), due primarily to lower accrued management fees for the months of November and December 2004 as compared to November and December 2003. These fees are paid pursuant to the Partnership Agreement (see “Results of Operations” above).

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities increased from approximately $211,000 as of December 31, 2003 to $460,000 as of December 31, 2004 ($249,000 or 117.9%), due primarily to accrued property taxes on the Greeley, Colorado retail complex of 720 University, LLC as of December 31, 2004.

Note Payable

Note payable increased from approximately $8,877,000 as of December 31, 2003 to $9,729,000 as of December 31, 2004 ($852,000 or 9.6%), due to additional advances on the note payable securing the Greeley, Colorado retail complex. The funds were used for additional property and tenant improvements made to the complex in 2004.

Note Payable to General Partner

Note payable to General Partner increased $1,103,000 since December 31, 2003 as a result of the deed in lieu of foreclosure obtained on a Partnership loan during the year ended December 31, 2004. The receipt of the deed in lieu of foreclosure made the Partnership subject to the second deed of trust on the related property payable to the General Partner. Pursuant to an amendment to the note between the Partnership and the General Partner dated June 8, 2004, the maturity date on the note was extended to June 8, 2009 and all interest and other accrued charges were deferred until maturity. In addition, the amendment specifies that upon the sale of the property, the General Partner will only be paid the amounts due under the note after the Partnership recovers its basis in the property at the time of sale including any capital improvements made after foreclosure, but excluding the amounts capitalized pursuant to the General Partner note.

Line of Credit Payable

Line of credit payable decreased from $6,000,000 as of December 31, 2003 to no balance outstanding as of December 31, 2004 due to repayments made as a result of available cash from loan payoffs and sales of real estate properties during 2004. There is $40,000,000 available to be advanced from the line of credit as of December 31, 2004.

Asset Quality

There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio. The conclusion that a Partnership loan may become uncollectible, in whole or in part, is a matter of judgment. Although lenders such as banks and savings and loans are subject to regulations that require them to perform ongoing analyses of their loan portfolios (including analyses of loan to value ratios, reserves, etc.), and to obtain current information regarding its borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, management of the General Partner, in connection with the quarterly closing of the accounting records of the Partnership and the preparation of the financial statements, evaluates the Partnership’s mortgage loan portfolio. The allowance for loan losses is established through a provision for loan losses based on the General Partner’s evaluation of the risk inherent in the Partnership’s loan portfolio and current economic conditions. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters:

o	prevailing economic conditions;

o	historical experience;

o	the types and dollar amounts of the loans in the portfolio;

o	borrowers’ financial condition and adverse situations that may affect the borrowers’ ability to pay;

o	evaluation of industry trends;

o	review and evaluation of loans identified as having loss potential; and

o	estimated net realizable value or fair value of the underlying collateral.

Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover potential losses of the Partnership. Additions to the allowance for loan losses are made by charges to the provision for loan losses. Loan losses deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.

During the year ended December 31, 2004, the Partnership collected $240,000 from a former borrower of a defaulted loan pursuant to a guarantee agreement.

As of December 31, 2004, management believes that the allowance for loan losses of $4,100,000 and the allowance for real estate losses in the amount of $660,000 are adequate.

Liquidity and Capital Resources

Sales of Units to investors, portfolio loan payoffs, and advances on the Partnership’s line of credit provide the capital for new mortgage investments. If general market interest rates were to rise substantially, investors might turn to interest-yielding investments other than Partnership Units, which would reduce the liquidity of the Partnership and its ability to make additional mortgage investments to take advantage of the generally higher interest rates. In contrast, a significant increase in the dollar amount of loan payoffs and additional limited partner investments without the origination of new loans of the same amount would increase the liquidity of the Partnership. This increase in liquidity could result in a decrease in the yield paid to limited partners as the Partnership would be required to invest the additional funds in lower yielding, short term investments. For these reasons, the Partnership has been closed to most new limited partner investments since September 2001, because there have not been enough suitable mortgage investments to allow the Partnership to remain fully invested in loans for a sustainable period of time.

Withdrawal percentages have been 6.64%, 5.45%, 3.32%, 4.42% and 4.47% for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively. These percentages are the annual average of the limited partners’capital withdrawals in each calendar quarter divided by the total limited partner capital as of the end of each quarter.

The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per Unit within 61 to 91 days after written notices are delivered to the General Partner, subject to the following limitations, among others:

o	No withdrawal of Units can be requested or made until at least one year from the date of purchase of those Units, other than Units received under the Partnership’s Reinvested Distribution Plan.

o	Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

o	A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

o	The General Partner is not required to establish a reserve fund for the purpose of funding such payments.

o	No more than 10% of the total outstanding limited partnership interests may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

The Partnership may incur indebtedness for the purpose of investing in mortgage loans, among other things. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has executed a line of credit agreement with a bank, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $40,000,000. There was no balance outstanding on the line of credit as of December 31, 2004. The Partnership also has a note payable with a bank through its investment in 720 University, LLC with a balance of $9,729,000 as of December 31, 2004.

As of December 31, 2004, the Partnership has commitments to advance additional funds to borrowers of construction and other loans in the total amount of approximately $10,886,000. The Partnership expects these amounts to be advanced to borrowers by December 31, 2006.

Contingency Reserves

The Partnership maintains cash, cash equivalents and marketable securities as contingency reserves in an aggregate amount of 2% of the limited partners’ capital accounts to cover expenses in excess of revenues or other unforeseen obligations of the Partnership. Although the General Partner believes that contingency reserves are adequate, it could become necessary for the Partnership to sell or otherwise liquidate certain of its investments to cover such contingencies on terms which might not be favorable to the Partnership.

BUSINESS

The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Fund II to Owens Mortgage Investment Fund, a California Limited Partnership. The date specified for termination of the Partnership Agreement is December 31, 2034. The address of the Partnership is P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.

The General Partner makes, arranges or purchases all of the loans invested in by the Partnership. The Partnership’s mortgage loans are secured by mortgages on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties. The Partnership will limit any single loan and will limit its loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased. In addition, the Partnership may not invest in or make loans on unimproved real property in an amount in excess of 25% of the total Partnership assets. The Partnership cannot invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

The following table shows the total Partnership capital, mortgage investments and net income as of and for the years ended December 31, 2004, 2003, 2002, 2001, 2000, and 1999.

	Total Partners’ Capital	Mortgage Investments	Net Income
2004	$286,267,296	$258,431,902	$19,992,241
2003	$284,464,268	$266,374,206	$21,841,989
2002	$280,350,974	$260,211,121	$21,669,959
2001	$272,286,714	$213,703,469	$21,889,224
2000	$238,757,190	$223,273,464	$22,535,056
1999	$214,611,813	$200,356,517	$17,479,853

As of December 31, 2004, the Partnership held investments in 87 mortgage loans, secured by liens on title and leasehold interests in real property. 53% of the mortgage loans are located in Northern California. The remaining 47% are located in Southern California, Arizona, Hawaii, Idaho, Nevada, North Carolina, South Carolina, Texas, Utah, Virginia and Washington.

The following table sets forth the types and maturities of mortgage investments held by the Partnership as of December 31, 2004:

TYPES AND MATURITIES OF MORTGAGE INVESTMENTS (As of December 31, 2004)

	Number of Loans	Amount	Percent
1st Mortgages	81	$256,372,106	99.20%
2nd Mortgages	6	2,059,796	0.80%

	87	$258,431,902	100.00%

Maturing on or before December 31, 2005 (1)	51	$152,868,373	59.15%
Maturing on or between January 1, 2006 and
December 31, 2007	24	70,230,398	27.18%
Maturing on or between January 1, 2008 and
September 1, 2014	12	35,333,131	13.67%

	87	$258,431,902	100.00%

Income Producing Properties	61	$159,885,572	61.87%
Construction	9	66,934,856	25.90%
Unimproved Land	16	31,396,474	12.15%
Residential	1	215,000	0.08%

	87	$258,431,902	100.00%

(1)	Approximately $48,165,000 was past maturity as of December 31, 2004.

The average loan balance of the mortgage loan portfolio of $2,970,000 as of December 31, 2004 is considered by the General Partner to be a reasonable diversification of investments concentrated in mortgages secured primarily by commercial real estate. Of such investments, 13.4% earn a variable rate of interest and 86.6% earn a fixed rate of interest. All were negotiated according to the Partnership’s investment standards.

As of December 31, 2004, the Partnership was invested in construction loans of approximately $66,935,000 and in loans partially secured by a leasehold interest of $32,339,000. As of December 31, 2004, the Partnership has commitments to advance additional funds to borrowers of construction and other loans in the total amount of $10,886,000.

The Partnership has other assets in addition to its mortgage investments, comprised principally of the following:

o	$9,009,000 in cash and cash equivalents held for investment, required to transact the business of the Partnership, and/or in conjunction with contingency reserve requirements;

o	$32,357,000 in real estate held for sale and investment; and

o	$3,259,000 in interest and other receivables.

Delinquencies

The General Partner does not regularly examine the existing loan portfolio to see if acceptable loan-to-value ratios are being maintained because the majority of loans mature in a period of only 1-3 years. The General Partner will perform an internal review on a loan secured by property in the following circumstances:

o	payments on the loan become delinquent;

o	the loan is past maturity;

o	it learns of physical changes to the property securing the loan or to the area in which the property is located; or

o	it learns of changes to the economic condition of the borrower or of leasing activity of the property securing the loan.

A review includes a physical evaluation of the property securing the loan and the area in which the property is located, the financial stability of the borrower, and the property’s occupancy.

As of December 31, 2004, the Partnership’s portfolio included $37,319,000 (compared with $22,828,000 as of December 31, 2003) of loans delinquent in payments greater than 90 days, representing 14.4% of the Partnership’s investment in mortgage loans. The balance of delinquent loans at December 31, 2004 includes $4,000,000 (compared with $4,363,000 as of December 31, 2003) in the process of foreclosure and $5,182,000 (compared with $1,600,000 as of December 31, 2003) involving loans to borrowers who are in bankruptcy. The General Partner believes that these delinquent loans may result in a loss of principal and foregone interest. However, the General Partner believes that the $4,100,000 allowance for losses on loans which is maintained in the financial statements of the Partnership as of December 31, 2004 is sufficient to cover any potential losses of principal and interest.

In February 2005 (subsequent to year end), the Partnership sold two loans in the total amount of $8,660,000 to unrelated parties and collected all principal and outstanding interest. One of the loans with a principal balance of $2,900,000 was greater than 90 days delinquent in payments and in foreclosure as of December 31, 2004.

There was a $292,000 loss realized upon foreclosure and subsequent sale of a property securing a loan during the year ended December 31, 2004. There was a $353,000 loss realized upon write-off of a Partnership loan and a $1,011,000 loss realized upon the foreclosure and subsequent sale of a property securing a loan during the year ended December 31, 2003 (allowances had been previously established for $1,353,000 of theses losses). There was a $1,235,000 loss recognized on a motel property located in Phoenix, Arizona at the time of foreclosure in 2002 and an additional $175,000 upon the sale of the property in 2003. There was a total loss of $614,000 realized on two Partnership loans during the year ended December 31, 2001. There were no actual losses incurred on loans by the Partnership during the years ended December 31, 2000, 1999 and 1998. However, the Partnership realized a loss on real estate in the amount of $712,000 from the sale of a foreclosed property to the General Partner at its fair market value during 1998.

Of the $22,828,000 that was delinquent as of December 31, 2003, $16,117,000 remained delinquent as of December 31, 2004, $1,700,000 was paid off and $5,000,000 became real estate acquired through foreclosure of the Partnership.

Following is a table representing the Partnership’s delinquency experience (over 90 days) and foreclosures by the Partnership as of and during the years ended December 31, 2001, 2002, 2003 and 2004:

	2001	2002	2003	2004
Delinquent Loans	$18,604,000	$26,327,000	$22,828,000	$37,319,000
Loans Foreclosed or Deeds in Lieu of
Foreclosure	$3,369,000	$9,370,000	$4,300,000	$18,875,000
Total Mortgage Investments	$213,703,000	$260,211,000	$266,374,000	$258,432,000
Percent of Delinquent Loans to Total Loans	8.71%	10.12%	8.57%	14.44%

If the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. For example, if an additional 10% of the Partnership loans become delinquent, the mortgage interest income of the Partnership would be reduced by approximately 10%. If a mortgage loan held by the Partnership is foreclosed on, the Partnership will acquire ownership of the real property and the inherent benefits and detriments of such ownership that are described under “Foreclosures Create Additional Ownership Risks” at page 14.

Real Estate Owned

Between 1993 and 2004, the Partnership foreclosed on $53,020,000 of delinquent mortgage loans and acquired title to 33 properties securing the loans. As of December 31, 2004, the Partnership still held title to nine of these properties (either solely or through its investment in the limited liability companies discussed below) and one property that was purchased and is held within 720 University, LLC (see below). As of December 31, 2004, the total carrying amount of these properties was $32,357,000, net of an allowance for losses of $660,000. Four of the properties are being held for long-term investment and the remaining six properties are being marketed for sale or will be marketed for sale in the foreseeable future. All of the properties individually have a book value less than 2% of total Partnership assets as of December 31, 2004, other than the properties within 720 University, LLC and Bayview Gardens, LLC (see below).

o	The Partnership’s (or related LLC’s) title to all properties is held as fee simple.

o	There are no mortgages or encumbrances to third parties on any of the Partnership’s real estate properties acquired through foreclosure (other than 720 University, LLC- see below).

o	Of the ten properties held, seven of the properties are either partially or fully leased to various tenants. Only minor renovations and repairs to the properties are currently being made or planned (other than the continued tenant improvements on the property of 720 University, LLC- see below).

o	Management of the General Partner believes that all properties owned by the Partnership are adequately covered by insurance.

o	The Partnership maintains an allowance for losses on real estate held for sale of $660,000 as of December 31, 2004.

Real estate acquired through foreclosure may be held for a number of years before ultimate disposition primarily because the Partnership has the intent and ability to dispose of the properties for the highest possible price (such as when market conditions improve). During the time that the real estate is held, the Partnership may earn less income on these properties than could be earned on mortgage loans and may have negative cash flow on these properties.

Investment in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. OLH also purchased two houses located by the ocean in Lincoln City for renovation and ultimate sale. The condominiums are still in the process of being sold. The remaining interests in the two houses were sold during 2003.

The Partnership is co-manager of OLH and is to receive 70% of the profits after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 11% per annum. The assets, liabilities, income and expenses of OLH have been consolidated into the accompanying consolidated balance sheet and income statement of the Partnership.

During the year ended December 31, 2004, the Partnership advanced an additional $49,000 to OLH for continued operation and marketing of the condominium units that are for sale and received repayment of advances of $310,000 primarily from collections on notes receivable. The net loss to the Partnership was approximately $26,000 and $373,000 for the years ended December 31, 2004 and 2003, respectively. The Partnership’s investment in OLH real property was approximately $1,122,000 and $1,137,000 as of December 31, 2004 and 2003, respectively.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a mobile home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. Certain of these lots are currently being rented to tenants. The Partnership has been advancing funds to Dation as needed. The Partnership is co-manager of Dation and is to receive 50% of the profits and losses after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 12% per annum.

The net operating loss to the Partnership was approximately $142,000 and $149,000 during the years ended December 31, 2004 and 2003, respectively. The Partnership advanced an additional $316,000 and $136,000, respectively, to Dation and received repayments from sales of lots in the amount of $70,000 and $74,000, respectively, during the years ended December 31, 2004 and 2003. In addition, Dation paid $130,000 of loan interest payable to the Partnership during the year ended December 31, 2004. The Partnership’s total investment in Dation was approximately $1,948,000 and $1,845,000 as of December 31, 2004 and 2003, respectively.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the balance sheet and income statement of the Partnership.

The net income to the Partnership was approximately $382,000 and $418,000 during the years ended December 31, 2004 and 2003, respectively. The minority interest of the joint venture partner was approximately $179,000 and $124,000 as of December 31, 2004 and 2003, respectively. The Partnership’s investment in the real property of 720 University was approximately $14,830,000 and $13,063,000 as of December 31, 2004 and 2003, respectively. The Partnership has a note payable with a bank through its investment in 720 University, which is secured by the property. The balance on the note was $9,729,000 and $8,877,000 as of December 31, 2004 and 2003, respectively. 720 University continues to make tenant improvements to the property as required. During the year ended December 31, 2004, the Partnership loaned $210,000 to 720 University to pay certain expenses related to the refinancing of 720 University’s note payable. Per the Operating Agreement, the loan earns interest at the rate of prime plus 2% per annum (7.25% at December 31, 2004) and was repaid in the first quarter of 2005. This loan has been eliminated in the consolidated balance sheet as of December 31, 2004.

In February 2005 (subsequent to year end), 720 University obtained a new note with a financial institution in the amount of $10,500,000, which fully repaid its existing note payable (above) and provided additional funds for property improvements. The new note requires monthly interest payments until March 1, 2010. Commencing April 1, 2010, a constant payment of $56,816 per month is required, with the balance of unpaid principal due on March 1, 2015. The interest rate on the note is fixed at 5.07%.

Bayview Gardens, LLC

During the year ended December 31, 2004, the Partnership obtained a deed in lieu of foreclosure on a first mortgage loan secured by an assisted living facility located in Monterey, California in the amount of $5,000,000. The Partnership paid certain past due bills of the former borrower at the time of foreclosure of approximately $109,000 all of which were capitalized to the basis of the property.

At the time of foreclosure, the Partnership became subject to an existing 2nd deed of trust on the property with the General Partner as the lender, which is recorded as note payable to general partner on the balance sheet. The principal, accrued interest and other charges on this note of approximately $1,103,000 were capitalized to the basis of the property at the time of foreclosure. Pursuant to an amendment to the note between the Partnership and the General Partner dated June 8, 2004, the maturity date on the note was extended to June 8, 2009 and all interest and other accrued charges were deferred until maturity. In addition, the amendment specifies that upon the sale of the property, the General Partner will only be paid the amounts due under the note after the Partnership recovers its basis in the property at the time of sale, including any capital improvements made after foreclosure, but excluding the amounts capitalized pursuant to the General Partner note.

The Partnership created a new entity, Bayview Gardens, LLC (“Bayview”), which is wholly owned by the Partnership. Under the terms of a lease agreement between the Partnership and Bayview, the assisted living facility is leased to Bayview by the Partnership and the facility is managed by an outside property manager. The net loss to the Partnership from Bayview was $116,000 for the year ended December 31, 2004. The assets, liabilities, income and expenses of Bayview have been consolidated into the consolidated balance sheet and income statement of the Partnership. The Partnership’s investment in Bayview real property was approximately $6,166,000 as of December 31, 2004.

Principal Investment Objectives

The Partnership invests primarily in mortgage loans on commercial, industrial and residential income-producing real property and land. The General Partner arranges, makes and/or purchases all loans, which are then either made or purchased by the Partnership, on a loan-by-loan basis. Normally, when the Partnership has sufficient funds available to make or invest in a specific loan, the General Partner will give the Partnership priority in making or purchasing the loan over other persons to whom the General Partner may sell loans as a part of its business. However, there may be limited instances when another investor may be given priority over the Partnership to purchase a particular loan, such as when the particular loan does not meet all of the investment criteria of the Partnership or when the General Partner does not want to add more of a particular loan type to the Partnership’s portfolio. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following:

o	All loans arranged by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; and

o	All hypothecation loans (also called “wrap-around loans” or “all-inclusive deeds of trust”) will be made or acquired by the Partnership. A hypothecation loan is one in which the security for the loan is the assignment of another secured promissory note.

In December 2001, the Partnership obtained its California Finance Lender (“CFL”) license to enable it to fund loans directly to borrowers. Obtaining this license did not change the business of the Partnership in any way or change the duties of or fees paid to the General Partner. The main benefit of the Partnership receiving its CFL license is the quicker investment of proceeds from capital contributions and loan payoffs into new loans, which may increase the income earned by the Partnership.

The Partnership’s two principal investment objectives are to preserve the capital of the Partnership and provide monthly cash distributions to the limited partners. It is not an objective of the Partnership to provide tax-sheltered income. Under the Partnership Agreement, the General Partner would be permitted to modify these investment objectives without the vote of limited partners but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited partnership.

The General Partner locates and identifies virtually all mortgages the Partnership invests in and makes all investment decisions on behalf of the Partnership in its sole discretion. The limited partners are not entitled to act on any proposed investment. In evaluating prospective investments, the General Partner considers such factors as the following:

o	the ratio of the amount of the investment to the value of the property by which it is secured;

o	the property’s potential for capital appreciation;

o	expected levels of rental and occupancy rates;

o	current and projected cash flow generated by the property;

o	potential for rental rate increases;

o	the marketability of the investment;

o	geographic location of the property;

o	the condition and use of the property;

o	the property’s income-producing capacity;

o	the quality, experience and creditworthiness of the borrower;

o	general economic conditions in the area where the property is located; and

o	any other factors that the General Partner believes are relevant.

Substantially all investment loans of the Partnership are arranged or originated by the General Partner, which is licensed by the State of California as a real estate broker and California Finance Lender. During the course of its business, the General Partner is continuously evaluating prospective investments. The General Partner originates loans from mortgage brokers, previous borrowers, and by personal solicitations of new borrowers. The Partnership may purchase or participate in existing loans that were originated by other lenders. Such a loan might be obtained by the General Partner from a third party and sold to the Partnership at an amount equal to its face value or at a discount or premium. The General Partner evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meet the standards established for the Partnership, and if the loan can meet the Partnership’s investment criteria and objectives.

The Partnership requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership obtains an appraisal from a qualified, independent appraiser for each property securing a potential Partnership loan, which may have been commissioned by the borrower and also may precede the placement of the loan with the Partnership. Such appraisals are generally dated no greater than 12 months prior to the date of loan origination. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated replacement cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods. Appraisals are only estimates of value and cannot be relied on as measures of realizable value. Thus, an officer or employee of the General Partner will conduct a physical inspection of each property and will rely on his or her own independent analysis in determining whether or not to make a particular mortgage loan.

The General Partner has the power to cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a loan. To date, the Partnership has entered into four such ventures for purposes of developing and disposing of properties acquired by the Partnership through foreclosure. The General Partner may enter into such ventures in the future.

Types of Mortgage Loans

The Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-3 years. Virtually all loans provide for monthly payments of interest and some also provide for principal amortization. Most Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partner does not generally originate loans with negative amortization provisions. The Partnership does not have any policies directing the portion of its assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wrap-around mortgage loans. However, the General Partner recognizes that these types of loans are riskier than first deeds of trust on income-producing, fee simple properties and will seek to minimize the amount of these types of loans in the Partnership’s portfolio. Additionally, the General Partner will consider that these loans are riskier when determining the rate of interest on the loans.

First Mortgage Loans

First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of 1-3 years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 75% of the appraised value of commercial property.

Second and Wraparound Mortgage Loans

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Third Mortgage Loans

Third mortgage loans are secured by third deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property.

Construction Loans

Construction loans are loans made for both original development and renovation of property. Construction loans invested in by the Partnership are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value.

The Partnership will not usually disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified completion of work to be paid for. In addition, the Partnership requires the submission of signed labor and material lien releases by the contractor in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

Leasehold Interest Loans

Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans permit the General Partner to cure any default under the lease.

Variable Rate Loans

Approximately 13.4% ($34,719,000) of the Partnership’s loans as of December 31, 2004 bear interest at a variable rate. Variable rate loans originated by the General Partner may use as indices the one, five and ten year Treasury Constant Maturity Index, the Prime Rate Index or the Monthly Weighted Average Cost of Funds Index for Eleventh or Twelfth District Savings Institutions (Federal Home Loan Bank Board).

The General Partner may negotiate spreads over these indices of from 2.5% to 6.5%, depending upon market conditions at the time the loan is made.

The following is a summary of the various indices described above as of December 31, 2004 and 2003:

	December 31, 2004	December 31, 2003
One-year Treasury Constant Maturity Index	2.77%	1.26%

Five-year Treasury Constant Maturity Index	3.65%	3.25%

Ten-year Treasury Constant Maturity Index	4.29%	4.21%

Prime Rate Index	5.25%	4.00%

Monthly Weighted Average Cost of Funds for
Eleventh District Savings Institutions	2.03%	1.82%

Monthly Weighted Average Cost of Funds for
Twelfth District Savings Institutions	2.09%	2.30%

The majority of the Partnership’s variable rate loans use the five-year Treasury Constant Maturity Index. This index tends to be less sensitive than the others to fluctuations in market rates. Thus, it is possible that the rates on the Partnership’s variable rate loans will rise slower than the rates of other loan investments available to the Partnership. However, most variable rate loans arranged by the General Partner contain provisions whereby the interest rate cannot fall below the starting rate (the “floor rate”). Thus, for variable rate loans, the Partnership is generally protected against declines in general market interest rates.

Interest Rate Caps

All of the Partnership’s variable rate loans have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

Assumability

Variable rate loans of 5 to 10 year maturities are generally not assumable without the prior consent of the General Partner. The Partnership does not typically make or invest in other assumable loans. To minimize risk to the Partnership, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties and Exit Fees

The Partnership’s loans typically do not contain prepayment penalties or exit fees. If the Partnership’s loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds. While Partnership loans generally do not contain prepayment penalties, many instead require the borrower to notify the General Partner of the intent to payoff within a specified period of time prior to payoff (usually 30 to 120 days). If this notification is not made within the proper time frame, the borrower is charged interest for those number of days that notification was not received.

Balloon Payment

A majority of the loans made or invested in by the Partnership (96.5% as of December 31, 2004) require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

As part of investing in or making a mortgage loan, the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation. The Partnership is not presently involved in any such arrangements.

Debt Coverage Standard for Mortgage Loans

Loans on commercial property require the net annual estimated cash flow to equal or exceed the annual payments required on the mortgage loan.

Loan Limit Amount

The Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Loans to Affiliates

The Partnership will not provide loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner except for cash advances made to the General Partner, its affiliates, agents or attorneys (“Indemnified Party”) for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding if:

o	such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership;

o	such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and

o	the Indemnified Party undertakes by written agreement to repay any funds advanced in the cases in which such Indemnified Party would not be entitled to indemnification under Article IV. 5(a) of the Partnership Agreement.

Purchase of Loans from Affiliates

The Partnership may purchase loans deemed suitable for acquisition from the General Partner or its Affiliates only if the General Partner makes or purchases such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX of the Partnership Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of Article VI. of the Partnership Agreement, including:

o	The Partnership shall not make or invest in mortgage loans on any one property if at the time of acquisition of the loan the aggregate amount of all mortgage loans outstanding on the property, including loans by the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other documented underwriting criteria.

o	The Partnership will limit any single mortgage loan and limit its mortgage loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

o	The Partnership may not invest in or make mortgage loans on unimproved real property is an amount in excess of 25% of the total Partnership assets.

At times when there is a decline in mortgage originations by the General Partner and the Partnership has funds to invest in new loans; the General Partner may purchase loans from other lending institutions such as banks or mortgage bankers.

Borrowing

The Partnership may incur indebtedness for the purpose of:

o	investing in mortgage loans;

o	to prevent default under mortgage loans that are senior to the Partnership’s mortgage loans;

o	to discharge senior mortgage loans if this becomes necessary to protect the Partnership’s investment in mortgage loans; or

o	to operate or develop a property that the Partnership acquires under a defaulted loan.

The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has executed a line of credit agreement with a bank, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $40,000,000. There was no balance outstanding on the line of credit as of December 31, 2004. The Partnership also has a note payable to a bank in the amount of $9,729,000 as of December 31, 2004, as part of its investment in 720 University, LLC.

Repayment of Mortgages on Sales of Properties

The Partnership invests in mortgage loans and does not normally acquire real estate or engage in real estate operations or development (other than when the Partnership forecloses on a loan and takes over management of such foreclosed property). The Partnership also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

The Partnership may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. This may be done if the General Partner determines that repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, the credit-worthiness of the buyer and the objectives of the Partnership. The net proceeds to the Partnership from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the General Partner in its sole discretion determines.

No Trust or Investment Company Activities

The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Partnership conducts its business so that it is not an “investment company” within the meaning of the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a “dealer” in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

The Partnership will not:

o	issue securities senior to the Units or issue any Units or other securities for other than cash;

o	invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

o	underwrite securities of other issuers; or

o	offer securities in exchange for property.

Competition and General Economic Conditions

The Partnership’s major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the General Partner generates all of its loans. The General Partner has been in the business of making or investing in mortgage loans in Northern California since 1951 and has developed a quality reputation and recognition within the field.

The Partnership’s sole business, making loans secured by real estate, is particularly vulnerable to changes in macroeconomic conditions. Any significant decline in economic activity, particularly in the geographical markets in which the loans are concentrated, could result in a decline in the demand for real estate acquisition and development loans. Declines in economic activity are often accompanied by a decline in prevailing interest rates. Although the Partnership’s lending rates are not directly tied to the Federal Reserve Board’s discount rate, a sustained and widespread decline in interest rates will impact the interest rates the Partnership is able to obtain on loans. Since the Partnership’s loans generally do not have prepayment penalties, declining interest rates may also motivate borrowers to prepay their loans and the Partnership may not be able to reinvest the amounts prepaid in loans generating a comparable yield. Moreover, any significant decline in economic activity could adversely impact the ability of borrowers to complete their projects and obtain take out financing. This in turn could increase the level of defaults the Partnership may experience.

Economic developments in the United States have generally been favorable in 2004 and this has led to expansion and notable gains in employment. The strengthening demand has been a factor contributing to the rise in inflation this year. These and other factors led the Federal Reserve Board to increase the discount rate by a total of 1.25% in 2004. The rates that the Partnership charges on its loans and availability of new loans have not been significantly affected by these actions. However, the weighted average interest rate on Partnership loans increased slightly from 11.05% as of December 31, 2003 to 11.08% as of December 31, 2004. At the present time, the General Partner does not expect a noticeable increase in the rates charged on Partnership loans, primarily because there continues to be a shortage of suitable loans for the Partnership to invest in.

With the exception of the reinvestment of distributions, the Partnership has been closed to most new limited partner investments since September 2001. The Partnership has remained closed during this time because there have not been enough suitable mortgage investments for the Partnership to invest in to allow the Partnership to remain fully invested in loans for a sustained period of time. Remaining closed to most new limited partner investments reduces the Partnership’s excess cash that would have to be invested in lower yielding investments, which could have the effect of decreasing the yield paid to existing limited partners.

Employees

The Partnership does not have any employees. The General Partner, Owens Financial Group, Inc., provides all of the employees necessary for the Partnership’s operations. As of December 31, 2004, the General Partner had 16 employees. All employees are at-will employees and none are covered by collective bargaining agreements.

HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER

Introduction

The following discussion is limited to the laws of the State of California, where most of the real estate that secures the loans invested in by the Partnership is located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different. The Partnership generally obtains the advice of legal counsel in those states in connection with new loans in those states.

General

Most of the Partnership’s loans are secured by a deed of trust, the most commonly used way of securing the lender’s interest in a real property secured loan. In this Prospectus, references to “mortgages” or “mortgage loans”include “deeds of trust” or “deeds of trust loans.”

Parties to a Deed of Trust

The deed of trust has these parties:

o	The borrower- trustor (like a mortgagor);

o	The trustee; and

o	The lender- creditor (like a mortgagee).

The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the “beneficiary”), to secure the payment of the borrower’s obligations.

The power of the trustee is governed by the loan documents and the state law. The trustee under the Partnership’s loans will normally be Investors Yield, Inc., a wholly owned subsidiary of the General Partner, which is a California corporation qualified to act as a trustee in California. The trustee may be changed by the Partnership and a different qualified trustee appointed.

Foreclosure

Nonjudicial Foreclosure

When a Partnership loan is in default and the General Partner’s judgment is that the best way of protecting the Partnership’s interest in the loan is to foreclose, it will act to do so. The most commonly used foreclosure procedure is the following:

o	The General Partner notifies the trustee;

o	The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

o	If there is a lien on the property that is junior to the Partnership’s, the junior lienhholder or its borrower has time to cure the default and reinstate the loan;

o	The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

o	The beneficiary under the deed of trust, in this case the Partnership, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

o	After the sale, the trustee will execute and deliver a trustee’s deed to the Partnership if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes.

o	If the Partnership’s deed of trust was not superior to all other liens on the property, foreclosure by the Partnership leaves it subject to those prior liens.

Deed in Lieu

If the borrower is cooperative, the Partnership may accept a Deed in Lieu of foreclosure. This saves the time and expense of the non-judicial process, however, acceptance of a Deed in Lieu of foreclosure subjects the Partnership not only to any superior liens, but also to any subordinate liens. If after searching the county records in which the real property is situated, it is determined there are no junior liens, the Partnership may accept the Deed in Lieu and acquire title insurance insuring the same.

Proceeds to Partnership from Trustee Sale

When the Partnership uses non-judicial foreclosure, the trustee first applies the amount of the Partnership’s purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness. Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower. Following the trustee’s sale, the borrower’s right to redeem the property is cut off, and the Partnership normally has no further right, under California law, of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate. In the event the deed of trust secures a leasehold interest in the real property, the Partnership then steps into the shoes of the lessee under the lease after the non-judicial foreclosure.

Judicial Procedure

If the Partnership’s object is to seek a judgment in court against the borrower for the deficiency between the value of the secured real property and the amount due under the loan, it may seek judicial foreclosure of its deed of trust. This is a more prolonged procedure, usually, subject to most of the delays and expenses of other lawsuits, sometimes requiring years to complete. Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations. Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period. Consequently, judicial foreclosure would be rarely used by the Partnership.

Other Statutory Provisions Affecting Foreclosure

Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Partnership’s foreclosure under a deed of trust and reducing the amount realized from a trustee’s sale, due to such delay, such as a decline in the borrower’s financial condition or ability to maintain the secured property pending recovery of it by the Partnership.

Provisions in Deeds of Trust

Insurance and Condemnation Proceeds

The form of deed of trust used by the Partnership gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

Future Advances Clause

If the Partnership advances additional funds to a borrower, these will be covered by the deed of trust. Under California law, the Partnership’s priority with respect to those advances depends on whether an advance was obligatory or optional. If obligatory, the Partnership’s priority will remain as to the advance. If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Partnership after it made its original loan.

Borrower’s Must Pay Taxes and Prior Liens, Maintain Property

If the borrower under a Partnership deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Partnership can step in and do these things itself. If it does, its expenditures become additions to the indebtedness of the borrower under the deed of trust.

“Due-on-Sale” Clauses

The Partnership’s standard form of deed of trust, like that of most institutional lenders, may contain a due-on-sale clause, permitting the Partnership to accelerate payment of the loan if the borrower sells or transfers the secured property.

Under a 1982 federal statute and a U.S. Supreme Court case, the Partnership should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property. None of the Partnership’s investment loans are secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

“Due-on-Encumbrance” Clauses

If a “due-on-encumbrance” clause is in a Partnership’s deed of trust, it permits the Partnership to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether. The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Partnership’s loans are not secured by the type of residential property that would make the loans unenforceable.

Prepayment Charges

The Partnership’s deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments on or full repayment of the loan. A similar provision would preclude the borrower from repayment for a specified period of time, usually several years. These provisions should be enforceable by the Partnership, so long as any reasonable charges are imposed. The Partnership’s deeds of trust usually do not contain this type of provision.

The General Partner has the total discretion to waive prepayment charges imposed by any Partnership’s deed of trust.

Late Charges and Additional Interest on Delinquent Payments

The Partnership’s loans generally include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments. These provisions should be enforceable if the amount of the charge is reasonable. All late charges and additional interest on delinquent payments are retained by the General Partner, and may be considered additional compensation for its services to the Partnership.

California Usury Law Not Applicable to Partnership Mortgage Loans

The General Partner is licensed as a real estate broker by the California Department of Real Estate and as a California Finance Lender by the Corporations Commissioner. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All mortgage loans of the Partnership are made or arranged by the General Partner for the Partnership.

When the Partnership invests in a loan in a state other than California, it consults with legal counsel in that state for advice as to the usury laws there. The Partnership will always seek to invest in loans that will not cause usury law violations in any state. It is possible, however, that violation could have inadvertently occurred, or may occur in the future, although the General Partner knows of no such loans. Severe penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the anticipated federal income tax aspects of an investment in the Partnership. The discussion addresses all of the material federal income tax consequences of an investment in the Partnership. This summary is based on the Internal Revenue Code of 1986, as amended (“Code”), existing laws, judicial decisions and administrative regulations, rulings and practice, any of which could change, and such changes could be retroactive.

The Partnership and the limited partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a limited partner.

Some of the deductions claimed or positions taken by the Partnership may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships, and an audit of the Partnership’s information return may result in, among other things, an increase in the Partnership’s gross income, the disallowance of certain deductions or credits claimed by the Partnership or an audit of the income tax returns of a limited partner.

Any audit adjustments made by the IRS could adversely affect the limited partners, and even if no such adjustments were ultimately sustained, the limited partners would, directly or indirectly, bear the expense of contesting such adjustments.

Limited partners are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

Neither the Partnership’s independent accountant nor tax counsel will prepare or review the Partnership’s income tax information returns, which will be prepared by the General Partner. Tax matters involving the Partnership will be handled by the General Partner, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

The law firm of Wendel, Rosen, Black & Dean, LLP, has been engaged as tax counsel to the Partnership. Tax counsel has rendered an opinion to the Partnership that:

o	the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

o	the Partnership will not be classified as a “publicly traded partnership” for federal income tax purposes; and

o	the discussion set forth in this “Federal Income Tax Consequences” section of the Prospectus is an accurate summary of all material matters discussed therein.

The following discusses the material tax issues associated with an investment in the Partnership.

This discussion considers existing laws, applicable current and proposed Treasury Regulations (“Regulations”), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Partnership position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.

Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the partnership. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This section only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Partnership and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

Under Regulations issued in December 1996 (the “Check-the-Box” Regulations), a partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Partnership will retain its classification as a partnership for federal income tax purposes.

The Partnership Will Not Be Classified As A Publicly Traded Partnership

Section 7704 of the Code treats “publicly traded partnerships” as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term “publicly traded partnership” as any partnership the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

IRS Notice 88-75 sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

In 1995, the IRS issued Final Regulations under Section 7704 (the “Final PTP Regulations”). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships, like the Partnership, that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995. During this transitional period, such partnerships may continue to rely on Notice 88-75.

The Final PTP Regulations provide that an established securities market includes:

o	a national securities exchange registered under the Securities Exchange Act of 1934;

o	a national securities exchange exempt from registration because of the limited volume of transactions;

o	a foreign securities exchange;

o	a regional or local exchange; and

o	an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as “readily tradable on a secondary market or the substantial equivalent thereof.” The Notice and the Final PTP Regulations provide a number of safe harbors relative to this determination. The safe harbors in the Final Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are those designated as “Lack of Actual Trading” (the “Lack of Actual Trading Safe Harbors”).

The Lack of Actual Trading Safe Harbors contained in Notice 88-75 provide that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits.

The determination of whether the specified percentage is 5% (the “Five Percent Safe Harbor”) or 2% (the “Two Percent Safe Harbor”) depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final Regulations contain a Lack of Actual Trading Safe Harbor, which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

Certain transfers are disregarded for purposes of determining whether these safe harbors are satisfied. These include transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. In addition, for purposes of the Two Percent Safe Harbor interests in the partnership which are redeemed pursuant to the “Redemption and Repurchase Safe Harbor” discussed below are also disregarded.

Notice 88-75 and the Final Regulations each contain a safe harbor for redemption and repurchase agreements (the “Redemption and Repurchase Safe Harbor”). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a “redemption or repurchase agreement” is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. A redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement and which are provided for in the Partnership Agreement are:

o	the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption right;

o	the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership’s taxable year); and

o	the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

The Partnership Agreement provides that a limited partner may not transfer his interest in the Partnership, if in the opinion of tax counsel for the Partnership it would jeopardize the status of the Partnership as a partnership for federal income tax purposes. To prevent that:

o	the Partnership will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

o	the General Partner will prohibit any transfer of Units to exceed the limitations under the applicable safe harbor provision; and

o	the General Partner will not permit any withdrawal of Units except in compliance with the provisions of the Partnership Agreement.

Based upon the provisions of the Partnership Agreement and the representations of the General Partner, tax counsel’s opinion is that:

o	interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code;

o	the operation of the Partnership with regard to the withdrawal by limited partners will qualify for the Redemption and Repurchase Safe Harbor;

o	the operation of the Partnership with regard to the transfer of Units by limited partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year;

o	interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

o	the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

A partnership which is a publicly traded partnership under Section 7704 of the Code is not a corporation for federal income tax purposes, if 90% or more of its gross income is “qualifying income.” “Qualifying income” for this purpose includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner’s share of the partnership’s gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

It is not clear whether the Partnership would satisfy this “qualifying income” test. (This would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) The General Partner expects that more than 90% of the Partnership’s income will be of the passive-type included in the definition of “qualifying income.” However, it is not clear whether the Partnership is engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

A partnership generally is not subject to any federal income taxes. The Partnership will file partnership information returns reporting its operations on the accrual basis for each calendar year.

Determination of Basis in Units

In general, a limited partner is not taxed on partnership distributions unless such distributions exceed the limited partner’s adjusted basis in his Units. A limited partner’s adjusted basis in his Units is the amount originally paid increased by:

o	his proportionate share of Partnership indebtedness with respect to which no partner is personally liable,

o	his proportionate share of the Partnership’s taxable income, and

o	any additional contributions to the Partnership’s capital by such limited partner, and decreased by:

o	his proportionate share of losses of the Partnership,

o	the amount of cash, and fair value of noncash, distributions to such limited partner, and

o	any decreases in his share of any nonrecourse liabilities of the Partnership.

Any increase in nonrecourse liabilities is a cash contribution and a decrease in nonrecourse liabilities is a cash distribution, even though the limited partner does not actually contribute or receive cash. Distributions in excess of such basis generally will be gain from the sale or exchange of a limited partner’s interest in the Partnership.

Allocations of Profits and Losses

The Partnership will allocate to the partners profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. These allocations will be accepted by the IRS as long as they have “substantial economic effect” under their Regulations by satisfying one of these tests:

o	it has “substantial economic effect” (the “substantial economic effect test”);

o	it is in accordance with the partners’ interest in the Partnership (the “partners’ interest in the partnership test”); or

o	it is “deemed” to be in accordance with the partners’ interest in the Partnership.

The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on our operations.

It is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a partner will be allocated losses in excess of the economic losses actually borne by such partner. For these reasons, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners’ interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

The allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the partners. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners’ interests in the Partnership.

Limitations on the Deduction of Losses

The Partnership does not expect that it will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a limited partner to deduct such losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

Section 704(d) of the Code provides that a limited partner’s share of Partnership losses will be allowed as a deduction only to the extent of his adjusted basis in his Units at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction.

The At Risk Limitation

Section 465 of the Code provides that the Partnership may not deduct losses incurred in its lending activities, in an amount exceeding the aggregate amount it is “at risk” at the close of its taxable year. This limits Partnership tax losses as offsets against other taxable income of a limited partner to an amount equal to his adjusted basis in his Units, excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include the purchase price of your Units to the extent you used the proceeds of a nonrecourse borrowing to purchase the Units.

The Passive Loss Rules

Section 469 of the Code limits the deductibility of losses from “passive activities” for individuals, estates, trusts and certain closely-held corporations to offset passive income and not to offset “non-passive” income. Unused credits attributable to passive activities may be carried forward and treated as deductions and credits from passive activities in the next year. Unused losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Regulations under Section 469 provide that in certain situations, passive net income (but not passive net loss) is treated as nonpassive. One of the items in this Regulation is net income from an “equity-financed lending activity.” An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

The General Partner expects that at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership’s mortgage loans. If the Partnership is deemed for tax purposes to be engaged in the trade or business of lending money, it is an equity-financed lending activity. The Partnership’s income will therefore generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit by a limited partner will be treated as passive activity losses.

If the Partnership is not deemed to be engaged in a trade or business of lending money, then its income and loss will be considered portfolio income and loss and a limited partner may not offset any other of his passive losses against his share of the income of the Partnership.

Section 67(a) of the Code makes most miscellaneous itemized deductions deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer’s adjusted gross income and limits are set for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A limited partner’s allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation, only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Repurchase of Units

Gain or loss on the sale by a limited partner of his Units (including a repurchase by the Partnership) will be the difference between the amount realized, including his share of Partnership nonrecourse liabilities, if any, and his adjusted basis in such Units.

Character of Gain or Loss

Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to “substantially appreciated inventory items” and “unrealized receivables,” as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The Partnership may have “unrealized receivables” arising from the ordinary income component of “market discount bonds.” If the Partnership holds property as a result of foreclosure which is unsold at the time a limited partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell the property is generally an “unrealized receivable.”

In general, for noncorporate taxpayers, in taxable years ending after May 6, 2003, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 15% (5% for individuals in the 10% or 15% tax brackets). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of these losses of the taxpayer over the taxpayer’s capital gain.

Tax Rates on a Limited Partner’s Share of Ordinary Income from the Partnership

A taxpayer’s tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2005, the first projected bracket is at 10% (on taxable income not over $14,600 in the case of married taxpayers filing joint returns), the second is at 15% (on taxable income from $14,600-$59,400), the third is at 25% (on taxable income from $59,400-$119,950), the fourth is at 28% (on taxable income from $119,950-$182,800), the fifth is at 33% (on taxable income from $182,800-$326,450), and the sixth is at 35% (on taxable income over $326,450).

Depreciation

From time to time the Partnership acquires equity or leasehold interests in real property by foreclosure or otherwise (e.g., the ten properties held by the Partnership as of December 31, 2004). Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Sale of Real Estate Assets

Upon the sale of any real property, the Partnership will recognize gain or loss measured by the difference between the amount realized by the Partnership in the sale transaction and its adjusted basis in the property sold. If the Partnership is not considered a “dealer” with respect to real property holdings, gain or loss recognized on a sale of its real properties will be taxable under Section 1231 of the Code. A limited partner’s share of the gains or losses resulting from the sale of such properties would generally be combined with any other Section 1231 gains or losses recognized by such limited partner that year from other sources, and any net Section 1231 gain would generally be treated as long-term capital gain. The amount of taxable gain allocated to a limited partner may exceed the cash proceeds received from such limited partner with respect to such sale, particularly if the property in question is leveraged at the time of sale.

Property Held Primarily For Sale to Customers

The Partnership’s primary business purpose is to engage in the business of mortgage investing and/or mortgage lending. However, incident to that business purpose, the Partnership sometimes acquires direct or indirect interests in real properties acquired by foreclosure, including various properties to which the Partnership currently holds title and its investments in certain limited liability companies and real estate joint ventures. If the Partnership were at any time deemed for tax purposes to be a “dealer” with respect to any of these real property ownership activities, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute unrelated business taxable income to limited partners who are tax-exempt entities. For this purpose, the term “dealer” means a person who holds real estate primarily for sale to customers in the ordinary course of business.

The determination of whether property is held for sale to customers in the ordinary course of business is based on all the surrounding facts and circumstances. The facts and circumstances that are relevant to a determination of whether a person is a dealer with respect to real property include the number, frequency, regularity and nature of dispositions of real estate by such person and the activities of the person in facilitating dispositions and/or in developing the property for sale. The determination is factually specific and must be made separately with respect to each sale or disposition of any property. If the Partnership were to dispose of a number of its real estate holdings in a relatively short period of time in a series of separate transactions, or after only a brief holding period, this would increase the risk of a potential characterization of the Partnership as a dealer. If the Partnership were classified as a dealer, gain from the sale or other disposition of real estate holdings would be taxed at higher ordinary income rates rather than as capital gains. Such gain would also be classified as unrelated business taxable income.

It is possible that the IRS will assert that the Partnership is a “dealer” with respect to one or more of the Partnership’s real estate ownership activities, particularly: (i) the Partnership’s investment in OLH which involves limited development activities in connection with the sale of condominiums located in Lincoln City, Oregon that were acquired by foreclosure, (ii) the Partnership’s development and sales activities in connection with the lots located in the manufactured home subdivision development located in Ione, California acquired through foreclosure; and/or (iii) the Partnership’s investment in Dation which also involves development and sales activities with respect to lots owned in a mobile home park located in Lake Charles, Louisiana acquired through foreclosure. There is no assurance that the IRS would not prevail in such an assertion.

Since the determination of whether the Partnership will be classified as a dealer is dependent upon an analysis of facts and circumstances that will not be fully established until the properties are sold or held for sale, tax counsel is not able to render an opinion as to whether the Partnership will be considered to hold any real estate assets primarily for sale to customers in the ordinary course of business.

Investment Interest

Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by limited partners to acquire Units will not be treated as investment interest if it is attributable to a passive activity of the Partnership. However, any interest expense allocable to “portfolio investments” is subject to the investment interest limitations.

Interest attributable to any debt incurred by a limited partner in order to purchase Units may constitute “investment interest” subject to these deductibility limitations. Prospective investors should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

Sections 511 through 514 of the Code impose a tax on the “unrelated business taxable income” of organizations otherwise exempt from tax under Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a “Tax-Exempt Entity”. Interest income is not subject to this tax unless it constitutes “debt-financed income.”

Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

o	interest and dividend income;

o	rents from real property (other than debt-financed property or property from which participating rentals are derived); and

o	gains on the sale, exchange or other disposition of assets held for investment.

The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity’s tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause a charitable organization which is tax-exempt to lose its exemption. Moreover, in the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business taxable income will cause all income of the trust to be subject to tax. Each tax-exempt entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Partnership.

Income that would otherwise be excluded from the scope of the unrelated business income tax must be included in unrelated business taxable income to the extent it is attributable to debt-financed property (i.e., property held to produce income to the extent the property was acquired through debt or borrowings). The determination of the portion of the income that is subject to this classification is based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of the property.

The Partnership has a $40 million bank line of credit, which it uses from time to time primarily to acquire or make mortgage loans. The Partnership also incurs indebtedness from time to time to operate and develop for resale properties on which the Partnership has foreclosed and for other general purposes. The Partnership’s total indebtedness under the line of credit and from any other source of borrowing will not exceed 50% of the fair market value of the outstanding mortgage loans in its loan portfolio.

Any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to classification as debt financed income and, therefore, as unrelated business taxable income.

All net mortgage interest income of the Partnership attributable to any such borrowing, will be treated as debt-financed interest income and, therefore, as unrelated business taxable income. The General Partner expects that the average amount of such borrowing outstanding from time to time to acquire or make mortgage loans will not exceed $10,000,000 and that, therefore, it is estimated that not more than approximately 3.0% of a tax exempt Limited Partner’s distributive share of the Partnership’s mortgage interest income in any year will be classified as unrelated business taxable income as a result of such borrowing by the Partnership.

As of December 31, 2004, the Partnership owned ten real properties (including interests in four limited liability companies) with a combined adjusted basis of approximately $32 million and had incurred approximately $9.7 million in indebtedness in connection with the acquisition and/or holding of such properties. As a result, the General Partner anticipates that approximately 2.0% of a tax exempt Limited Partner’s distributive share of net income of the Partnership will be classified as unrelated business taxable income as a result of such indebtedness.

Except as described in the preceding five paragraphs, the General Partner generally intends to invest Partnership assets and structure Partnership operations in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership.

However, sales of foreclosure property might also produce additional unrelated business taxable income if the Partnership is characterized as a “dealer” with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Partnership’s other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If a Qualified Plan’s (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account (“Qualified Plan”), a fiduciary should consider:

o	whether the investment is in accordance with the documents and instruments governing the plan;

o	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 (“ERISA”);

o	whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

o	whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

The General Partner will prepare the Partnership’s income tax returns. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the Partnership’s information return. A partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, the IRS could assess additional tax necessary to make the partner’s treatment of the item consistent with the partnership’s treatment of the item, and even penalties, without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court.

The IRS may audit the Partnership’s returns. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

General Partner is Tax Matters Partner

A partnership must designate a “tax matters partner” to represent the partnership in dealing with the IRS. The General Partner will serve as the “tax matters partner” to act on behalf of the Partnership and the limited partners with respect to “partnership items,” to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level.

Limited partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all limited partners have the right to participate in the administrative proceedings at the Partnership level. Limited partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the “tax matters partner.”

If the Partnership’s return is audited and adjustments are proposed by the IRS, the “tax matters partner” may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Limited partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations.

Adjustments, if any, resulting from any audit may require each limited partner to file an amended tax return, and possibly may result in an audit of the limited partner’s own return. Any audit of a limited partner’s return could result in adjustments of non-Partnership items as well as Partnership income and losses.

Original Issue Discount Rules

The original issue discount rules under the Tax Code pertain to mortgage loans and obligations issued by the Partnership. The effect is the Partnership will realize the amount that economically accrues under a mortgage during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining the Partnership’s interest deduction on its own obligations, if any.

Market Discount

The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment that the Partnership receives from such a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of the Partnership’s investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

The Partnership will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Partnership’s investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election – Impact on Subsequent Purchasers

Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. An election would mean that, with respect to the transferee limited partner only, the basis of his Units would either be increased or decreased by the difference between his purchase price for his Unit and his proportionate share of the Partnership’s basis for all Partnership property.

The General Partner has decided that due to the accounting difficulties that would be involved, it will not make the election pursuant to Section 754. Consequently, the Partnership’s tax basis in its assets will not be adjusted to reflect the transferee’s purchase price of his Units.

This treatment might not be attractive to a prospective purchaser of a limited partner’s Units and a limited partner might have difficulty for that reason in selling these Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

Mortgage loans made by the Partnership may sometimes permit the Partnership to participate in any appreciation in the value of the properties or in the cash flow generated by the operation by the borrowers of mortgaged properties.

The IRS then might seek to recharacterize the mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners.

Treatment of Compensation of General Partner

The General Partner will be paid a management fee for the management services rendered to the Partnership. The management fee will be payable monthly, subject to a yearly maximum of 2-3/4% of the average unpaid balance of the Partnership’s mortgage loans at the end of each month. In addition, the General Partner services Partnership loans, for which it receives from the Partnership a monthly fee equal to the lesser of the customary competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to ¼ of 1% per year of the unpaid balance of the Partnership’s mortgage loans.

The Partnership will deduct the amount of all management and loan servicing fees each year in computing the taxable income of the Partnership. The deductibility of such fees depends on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future.

Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize the Partnership’s treatment of such fees by disallowing the deduction claimed by the Partnership. That action could cause the tax benefits generated by the payment of such fees to be deferred or lost.

The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans. Such fees and commissions are defined as “Acquisition and Origination Fees” in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers. The IRS might take the position that these fees are constructively paid by the Partnership, which would increase the interest income of the Partnership by the amount of the fees. The fees would then be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Since this is ultimately an issue of fact, which may depend on future events, tax counsel has not given its opinion on this matter.

The General Partner is entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Possible Legislative Tax Changes

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood or not of adoption of any such proposal, the effect of it on the Partnership, or the effective date, which could be retroactive, of any legislation.

Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the partnership.

State and Local Taxes

The Partnership may have California source income in which event limited partners who are nonresidents of California may be required to file California income tax returns and may be subject to tax in California with respect to their distributive share of such income.

California source income generally includes income from real or tangible personal property located in California. In 2004, the Partnership recognized gain from the sale of real estate located in California and holds other California real estate for sale and investment. This gain and any other income or gain derived from California real estate owned by the Partnership constitutes California source income.

The California Revenue and Taxation Code provides that in the case of a nonresident partner of an “investment partnership”, California source income does not include dividends, interest, or gains and losses from “qualifying investment securities.” In order to qualify for classification as an investment partnership, the Partnership must meet both of the following requirements:

o	90% or more of the Partnership’s cost of its total assets must consist of qualifying investment securities, deposits at banks or other financial institutions, and office space and equipment reasonably necessary to carry on its activities as an investment partnership.

o	90% or more of the Partnership’s gross income must consist of interest, dividends and gains from the sale or exchange of qualifying investment securities.

“Qualifying investment securities” include mortgage investments.

Historically, the Partnership has taken the position that it qualifies as an investment partnership for this purpose, and, consequently, prior to the year 2004, limited partners of the Partnership who are nonresidents of California have not been subject to California tax or California filing requirements with respect to their distributive shares of the income derived by the Partnership from its mortgage investments. However, there is the possibility that in the future less than 90% of the Partnership’s gross income will consist of interest, dividends and gains from the sale or exchange of qualifying investment securities. If that occurs, the Partnership will not qualify for classification as an investment partnership for that year (and for any other future year in which the Partnership fails to satisfy the foregoing requirements). In such event, the California Franchise Tax Board may take the position that the income derived by the Partnership from its mortgage investments has a business situs in California (where the General Partner has its offices and principal place of business) and is, therefore, California source income. In such event, each limited partner who is a nonresident of California would be subject to California income tax (and filing requirements) with respect to his distributive share of the Partnership’s income from its mortgage investments.

The Partnership currently owns real estate in a few states other than California that impose income taxes (and a state income tax return filing requirement) on nonresident taxpayers with respect to income or gain derived from real estate located in such states (i.e., Colorado, Oregon and Louisiana). In addition, the Partnership may acquire real estate in other states that impose similar tax and filing requirements. In any year in which the Partnership derives income or gain from any such real estate assets, limited partners who are nonresidents of the state in which such real estate is located will be required to file state income tax returns in those states, unless the Partnership includes them in a composite return in those states filed at the Partnership level. The Partnership intends to file composite returns for 2004 in Colorado, Oregon and Louisiana.

The Partnership may make or acquire loans in states and localities outside California that impose a tax on the Partnership’s assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership’s activities in such jurisdiction.

Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

All limited partners should consult with their own tax advisors concerning the specific applicability and impact of state and local tax laws.

ERISA Considerations

ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

Under the Code, similar prohibitions apply to all Qualified Plans, including IRA’s, Roth IRA’s and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it:

o	has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or

o	regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans. Although the General Partner will provide to a limited partner upon his written request an annual estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

If the assets of the Partnership are deemed to be “plan assets” under ERISA:

o	the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership,

o	certain transactions that the Partnership might seek to enter into might constitute “prohibited transactions” under ERISA and the Code because the General Partner would be deemed to be fiduciaries of the Qualified Plan limited partners, and

o	audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

In 1986, the Department of Labor promulgated final regulations defining the term “plan assets” (the “Final DOL Regulations”). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

o	equity participation by benefit plan investors is not significant,

o	the entity is a real estate operating company, or

o	the equity interest is a “publicly-offered security.”

Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by “benefit plan investors” (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA’s).

For purposes of this “25%” rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

Thus, while the General Partner and its Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure “benefit plan investors” that it will always qualify for this exemption.

Exemption for a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a “real estate operating company.” An entity is a “real estate operating company” if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

The preamble to the Final DOL Regulations states the Department of Labor’s view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from “plan assets” treatment as a real estate operating company.

Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a “publicly offered security” is a security that is:

o	freely transferable,

o	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

o	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of this definition, whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts.

If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the owner of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable.

Because the Units will not be subject to any transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be “Publicly-Offered Securities” within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF LIMITED PARTNERS AND DESCRIPTION OF UNITS

The Units represent limited partnership interests in the Partnership. The Sixth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) and the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15723 (the “RLPA”) govern the rights and obligations of the limited partners. The following is a summary of the Partnership Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA. It in no way modifies or amends the Partnership Agreement, Exhibit A to this Prospectus. As of December 31, 2004, there were 2,805 limited partners of the Partnership.

Nature of the Partnership

The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act. By an amendment to the Partnership Agreement made on February 16, 1999, the Partnership has elected to be governed by the RLPA. The Partnership Agreement authorizes the issuance and sale of Units for cash up to a maximum outstanding of $500,000,000.

The Responsibilities of the General Partners

The General Partner is the exclusive manager of the Partnership and controls all of its affairs. The General Partner arranges, makes and places with the Partnership all of its investments, on terms that it believes are in the Partnership’s best interests. The General Partner’s specific responsibilities and powers, among others, are these:

o	to determine how to invest the Partnership’s assets;

o	to execute all documents;

o	to acquire, sell, trade, exchange or otherwise dispose of Partnership assets or any interest therein in its discretion;

o	to cause the Partnership to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Partnership through foreclosure;

o	to manage, operate and develop Partnership property;

o	to employ or engage persons, including its affiliates, at the expense of the Partnership required for the operation of the Partnership’s business;

o	to amend the Partnership Agreement, under certain circumstances, without the vote of the limited partners.

o	to borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property.

Limitations on the General Partner

The General Partner has no authority to do any of the following acts, among others specified in the Partnership Agreement, without the concurrence of a majority-in-interest of the limited partners:

o	amend the Partnership Agreement in any respect that adversely affects the rights of the limited partners;

o	any act in contravention of the Partnership Agreement;

o	any act which would make it impossible to carry on the business of the Partnership;

o	admit a person as a General Partner ;

o	dispose of all or substantially all of the Partnership assets or dissolve the Partnership.

Liabilities of Limited Partners-Nonassessability

A limited partner may not be assessed for additional capital contributions and will not be liable for the liabilities of the Partnership in excess of such limited partner’s capital contribution and share of undistributed profits, if any.

Under the RLPA, neither the voting on, proposing, or calling a meeting of the partners for matters as to which the limited partners are entitled to vote, nor a number of other activities described in the RLPA, will cause the limited partners to be deemed to be participating in the control of Partnership business with a resulting loss of limited liability. Such activities consist, among others, of the right, by a vote of a majority in interest of the limited partners, to remove and then replace the General Partner; to admit an additional General Partner; to dissolve and wind up the Partnership; to amend, under certain circumstances, the Partnership Agreement; to change the nature of the business; and to approve or disapprove the merger of the Partnership or sale, mortgage, pledge, refinancing, lease, exchange or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of business.

Term and Dissolution

The Partnership will continue until December 31, 2034, but may, in certain circumstances, be dissolved at an earlier date. Under the RLPA, the Partnership will be dissolved and its business wound up upon the first to occur of: o the General Partner ceasing to be a general partner, with no remaining general partner, unless a majority-in-interest of limited partners (excluding the General Partner’s limited partnership interests) agree in writing to continue the business of the Partnership and within six months admit at least one new general partner;

o	the written consent or vote of a majority-in-interest of the limited partners in favor of dissolution and winding up of the Partnership; or

o	a decree of judicial dissolution.

The General Partner ceases to be a general partner upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

General Partner’s Interest Upon Removal, Withdrawal or Termination

If the General Partner is removed, withdrawn or is terminated, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner. Additionally, the Partnership shall terminate the General Partner’s interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such interest. The then present fair market value of such interest shall be determined by agreement between the General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner and the Partnership. The method of payment to the General Partner must be fair and must protect the solvency and liquidity of the Partnership. When the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the General Partner otherwise would have received under the Partnership Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than 5 years with equal installments each year.

Meetings

The General Partner may call meetings of the limited partners at any time and upon written request to the General Partner signed by the limited partners holding at least 10% of the Units. The General Partner has never called a meeting of the limited partners and has no present intention of doing so. All voting by the limited partners has been by written consent, pursuant to notice, as provided in the Partnership Agreement.

Voting Rights and Books and Records

The vote or consent of a majority-of-interest of the limited partners is required, for the following:

o	to amend the Partnership Agreement, except that the General Partner may amend to cure any ambiguity or formal defect or omission, to conform the Partnership Agreement to applicable laws and regulations and to make any change which, in the General Partner’s judgment, is not to the prejudice of the limited partners; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner;

o	to dissolve and wind up the Partnership;

o	to remove the General Partner and elect one or more new General Partners; or

o	to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

The Partnership’s books and records are maintained at the principal office of the Partnership and are open to inspection and examination by limited partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage, and is open to inspection, examination and copying by limited partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

Each Unit when issued will be fully paid and nonassessable and all Units owned by limited partners have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a limited partner, with all of the associated rights, immediately upon acceptance by the General Partner of the Subscription Agreement signed and delivered by the investor.

Distributions

All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (0.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution is made. The Partnership will not reinvest Net Income Available for Distribution, unless it is limited partners’ Reinvested Distributions, which are discussed below. Net Proceeds (defined in the Partnership Agreement and, generally, consisting of proceeds from the repayment or sale of mortgage loans or real estate of the Partnership), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses, or may be distributed to the partners, in each event, in the sole discretion of the General Partner. In the event of any distribution of net proceeds, such distributions will be made to the partners, 0.99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made. No such distribution will be made to the General Partner with respect to the portion of its adjusted capital account represented by its carried interest, until the limited partners have received distributions equal to at least 100% of their capital accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash has been distributed to Partners to pay any state or federal income tax created by the transaction that created the Net Proceeds.

All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of reserves which are adequate in the judgment of the General Partner. See Financial Statements of the Partnership beginning at page F-1 for an historical record of net income allocated to limited partners. All of such amounts were Net Income Available for Distribution to the limited partners.

Reinvestments

After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments. These are called Reinvested Distributions. Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General Partner to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the limited partner meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Partnership.

A limited partner may elect to participate in the Reinvestment Plan at the time he invests and will be deemed a Reinvestment Plan participant as of that day. Such limited partner may also make an election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month; otherwise it is effective the first day of the following month. Units purchased under the Plan are credited to the limited partner’s capital account as of the first day of the month following the month in which the reinvested distribution is made. If a limited partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the limited partner instead of being reinvested in Units.

The General Partner will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partner at the same time annual tax information is sent to the limited partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions. The General Partner will also mail an updated Prospectus to each limited partner each time a revised Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the limited partners.

Each limited partner who is a participant in the Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each limited partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

No reinvestment participant shall have the right to draw checks or drafts against his account.

Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

The General Partner reserves the right to suspend or terminate the Reinvestment Plan if:

o	it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Partnership;

o	it determines, in its sole discretion, that an emergency makes continuation of the plan not reasonably practicable;

o	any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of the limited partners;

o	in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of Section 708 of the Internal Revenue Code; or

o	the General Partner determines in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a “publicly traded partnership” within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units

There is no public market for the Units and none is expected in the future. Limited partners have only a restricted and limited right to assign their partnership interests and rights. You may transfer your limited partner interest in the Partnership only by written instrument satisfactory in form to the General Partner. You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (2,500 for residents of North Carolina) (other than a limited partner transferring all of his or her Units or in the event of a transfer by operation of law). Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and restrictions imposed to preserve the tax status of the Partnership or the characterization or treatment of income or loss to the Partnership, as may be advisable in opinion of tax counsel to the Partnership; and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted limited partners may do so only upon the written consent of the General Partner, and after compliance with Article X of the Partnership Agreement.

Repurchase of Units, Withdrawal from Partnership

A limited partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

o	Except with respect to a personal representative of a deceased limited partner, no withdrawal may be made until the expiration of at least one year from the date of a purchase of Units, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

o	Any such cash payments in return of an outstanding capital account will be made by the Partnership from net proceeds and capital contributions during the 61 to 91 day period after written notice is provided to the General Partner. It should be noted that all disbursements are made only on the last day of each month.

o	Distributions to withdrawing limited partners are limited to a maximum of $100,000 per calendar quarter for any limited partner.

o	The limited partners have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the General Partner is not required to use any other sources of Partnership funds other than net proceeds and capital contributions to fund a withdrawal; nor is the General Partner required to sell or otherwise liquidate any portion of the Partnership’s assets in order to fund a withdrawal.

o	During up to 90 days, as applicable, following receipt of written notice of withdrawal from a limited partner, the General Partner will not reinvest any net proceeds or capital contributions into new loans until the Partnership has sufficient funds available to distribute to the withdrawing limited partner all of his capital account in cash.

o	The amount to be distributed to any withdrawing limited partner is a sum equal to such limited partner’s capital account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such limited partner’s proportionate share of the current fair market value of the Partnership’s net assets.

o	No more than 10% of the outstanding Units of limited partners may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

o	In the event that any limited partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such limited partner below $2,000 ($2,500 for residents of North Carolina), the General Partner may distribute all remaining amounts in such account to such limited partner, who will thereupon be deemed to have fully withdrawn from the Partnership.

o	All payments in satisfaction of requests for withdrawal are on a “first-come, first-served” basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the limited partner whose request was first received by the General Partner, until such limited partner’s request is paid in full. If such limited partner’s withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the General Partner will continue to distribute eligible funds to such limited partner until such withdrawal request is paid in full. Once the General Partner has satisfied the request of the limited partner whose request was received first, the next limited partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

Under the terms of the Partnership Agreement, each limited partner appoints the General Partner to serve as his attorney-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement. The special power of attorney given by each limited partner to the General Partner cannot be revoked and will survive the death of a limited partner or the assignment of Units.

REPORTS TO LIMITED PARTNERS

Within 60 days after the end of each fiscal year of the Fund, the General Partner will deliver to each limited partner such information as is necessary for the preparation by each limited partner of his federal income tax return. Within 60 days after the end of each quarter of the Partnership, the General Partner will transmit to each limited partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited. Within 120 days after the end of the Partnership’s calendar year, the General Partner will transmit to each limited partner an annual report which will include financial statements of the Partnership audited by the Partnership’s independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Financial statements will include the statements of income, balance sheets, statements of cash flows and statements of partners’ capital with a reconciliation with respect to information furnished to limited partners for income tax purposes. The annual report will also report on the Partnership’s activities for that year and identify the source of Partnership distributions, as is deemed reasonably necessary by the General Partner to advise the limited partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and affiliates. Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountants must verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will provide upon written request for review by a limited partner the information filed with the Securities and Exchange Commission on Form 10-K not more than 90 days after the closing of the fiscal year end, and on Form 10-Q not more than 45 days after the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.

PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

o	Subscription Agreements, Trust Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information;

o	Account History, including information about the transactions and balances in your account; and

o	Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

o	Your privacy will be protected at all times.

o	We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Client Information

o	We will continue to maintain security standards and procedures designed to protect your account information. In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection; and

o	We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our clients.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

PLAN OF DISTRIBUTION

The Units being offered hereunder will be offered to the general public through Owens Securities Corporation (“Underwriter”), a wholly-owned subsidiary of the General Partner and a broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc (“NASD”). Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership. The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corporation, or certain officers or directors of the General Partner. Because the Units are offered on a “best-efforts” basis, there can be no assurance that all or any part of the Units will be sold. No commission will be paid to Owens Securities Corporations or any other person in connection with the offering of the Units. Owens Securities Corporation does not maintain discretionary accounts on behalf of investors, and, thus, will not sell interests in the Partnership to discretionary accounts.

The underwriting agreement between the Partnership and the Underwriter provides that the Partnership will indemnify the Underwriter from any liability or damage resulting from the breach by the Partnership or the General Partner, or their agents or affiliates, of any warranties or obligations in the underwriting agreement or the Prospectus. To obtain indemnification for any alleged federal or state securities law violation, the Underwriter must have been found not guilty by a final adjudication, or in the case of settlement, the court is advised of the NASD's position on indemnification of affiliated broker-dealers and the judge in writing approves the indemnification.

The 200,000,000 Units (including Units purchased under the Distribution Reinvestment Plan) are offered to the public at $1.00 per Unit. The minimum investment is 2,000 Units (2,500 for residents of North Carolina). The underwriter and the General Partner have the right to reject any purchase of Units, but will generally accept or reject Subscription Agreements upon their receipt. The General Partner originally anticipated being able to sell all 200,000,000 Units registered by December 31, 2003. However, due to the fact that economic conditions have required the Partnership to remain closed to most new limited partner investments since September 2001, the General Partner has elected to extend the offering period to December 31, 2007.

The offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies. 283,648,126 Units were outstanding as of December 31, 2004 held by 2,805 limited partners.

Investors who desire to purchase Units (when the Partnership is open to new investments) should complete the Subscription Agreement and Power of Attorney (attached as Exhibit B) and return it to Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA 94595. Full payment must accompany all subscriptions. Checks should be made payable to “Owens Mortgage Investment Fund, a California Limited Partnership.” By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

o	agrees to be bound by the Partnership Agreement;

o	grants a special and limited power of attorney to the General Partner; and

o	represents and warrants, among other matters, that the investor meets the relevant suitability standards and is eligible to purchase Units, that the Units are not publicly traded and not readily liquidatable, and indemnifies the Partnership and its affiliates from any losses they might incur if they were sued based upon any investor’s representations that were incorrect at the time it was made.

We rely upon your representations and the other provisions in the Subscription Agreement to determine whether to accept your investment and you should therefore carefully review and understand the completed form before you return it with your payment.

LEGAL PROCEEDINGS

The Partnership is not presently involved in any material pending legal proceedings other than ordinary routine litigation incidental to the business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements on items dealing with accounting and financial disclosure with the independent auditors during the past two fiscal years.

LEGAL MATTERS

The legality under California law of the Partnership and the Units offered hereby will be passed upon for the Partnership by Whitehead & Gordon LLP, San Francisco, California, legal counsel for the Partnership and the General Partner.

Tax Counsel for the Partnership is Wendel, Rosen, Black & Dean, LLP of Oakland, California. Certain members of the firm own or control an aggregate of approximately 1,408,000 Units as of December 31, 2004, none of which were received in connection with the preparation of any offering of Units.

EXPERTS

The consolidated financial statements of the Partnership as of December 31, 2004 and 2003, and the years ended December 31, 2004, 2003 and 2002, and the consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries as of December 31, 2004, have been included herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

This Prospectus does not contain all information set forth in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-69272) and exhibits thereto which the Partnership has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and to which reference is hereby made. Additionally, the Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports and other information with the SEC. These filings are available to the public over the Internet at the SEC website at http://www.sec.gov. The public may read and copy any materials filed by the Partnership with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Report of Independent Registered Public Accounting Firm

The Partners Owens Mortgage Investment Fund

We have audited the accompanying consolidated balance sheets of Owens Mortgage Investment Fund, a California Limited Partnership, as of December 31, 2004 and 2003, and the related consolidated statements of income, partners’ capital and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Owens Mortgage Investment Fund as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Grant Thornton LLP

Reno, Nevada February 18, 2005

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

December 31, 2004 and 2003

Assets	2004	2003
Cash and cash equivalents	$9,008,819	$6,632,997

Loans secured by trust deeds, net of allowance for
losses of $4,100,000 in 2004 and 2003	254,331,902	262,274,206

Interest and other receivables	3,196,324	3,758,922
Due from affiliate	62,257	192,647
Real estate held for sale, net of allowance for
losses of $660,000 in 2004 and 2003	9,034,578	13,163,574
Real estate held for investment, net of accumulated depreciation
and amortization of $1,282,430 in 2004 and $812,370 in 2003	23,322,740	15,394,293

	$298,956,620	$301,416,639

Liabilities and Partners’ Capital

Liabilities:
Accrued distributions payable	$546,219	$573,725
Due to general partner	672,940	1,166,522
Accounts payable and accrued liabilities	459,700	210,994
Note payable	9,728,973	8,877,203
Note payable to general partner	1,102,895	—
Line of credit payable	—	6,000,000

Total liabilities	12,510,727	16,828,444

Minority interest	178,597	123,927

Partners’ capital (units subject to redemption):
General partner	2,815,190	2,805,528
Limited partners
Authorized 500,000,000 units outstanding in 2004 and 2003;
472,687,651 and 457,419,768 units issued and 283,648,126 and
281,854,760 units outstanding in 2004 and 2003, respectively	283,452,106	281,658,740

Total partners’ capital	286,267,296	284,464,268

	$298,956,620	$301,416,639

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Income

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Revenues:
Interest income on loans secured by trust deeds	$26,559,888	$27,538,573	$26,145,598
Gain on sale of real estate, net	814,681	1,817,684	1,366,048
Rental and other income from real estate properties	3,488,580	2,712,791	3,233,067
Other income	989,559	165,737	333,582

Total revenues	31,852,708	32,234,785	31,078,295

Expenses:
Management fees to general partner	5,266,194	5,129,039	3,616,102
Servicing fees to general partner	662,603	635,398	611,243
Carried interest to general partner	9,164	20,342	40,075
Administrative	44,400	44,400	39,600
Legal and accounting	259,130	171,858	204,091
Rental and other expenses on real estate properties	4,524,057	2,691,789	3,090,324
Interest expense	1,118,204	373,524	426,778
Minority interest	54,670	(7,611)	35,848
Other	78,751	70,155	73,852
Recovery of bad debts	(240,000)	—	—
Provision for loan losses	—	679,370	1,584,000
Provision for (recovery of) losses on real estate
held for sale, net	83,294	584,532	(313,577)

Total expenses	11,860,467	10,392,796	9,408,336

Net income	$19,992,241	$21,841,989	$21,669,959

Net income allocated to general partner	$198,208	$216,765	$214,125

Net income allocated to limited partners	$19,794,033	$21,625,224	$21,455,834

Net income allocated to limited partners per
weighted average limited partnership unit	$0.07	$0.08	$0.08

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Partners’ Capital

Years Ended December 31, 2004, 2003 and 2002

	General	Limited partners		Total Partners’
	partner	Units	Amount	capital
Balances, December 31, 2001	$2,677,867	269,804,867	$269,608,847	$272,286,714

Net income	214,125	21,455,834	21,455,834	21,669,959
Sale of partnership units	80,150	3,042,450	3,042,450	3,122,600
Partners’ withdrawals	—	(9,125,830)	(9,125,830)	(9,125,830)
Partners’ distributions	(216,296)	(7,386,173)	(7,386,173)	(7,602,469)

Balances, December 31, 2002	2,755,846	277,791,148	277,595,128	280,350,974

Net income	216,765	21,625,224	21,625,224	21,841,989
Sale of partnership units	40,684	1,394,732	1,394,732	1,435,416
Partners’ withdrawals	—	(12,090,578)	(12,090,578)	(12,090,578)
Partners’ distributions	(207,767)	(6,865,766)	(6,865,766)	(7,073,533)

Balances, December 31, 2003	2,805,528	281,854,760	281,658,740	284,464,268

Net income	198,208	19,794,033	19,794,033	19,992,241
Sale of partnership units	18,328	1,218,027	1,218,027	1,236,355
Partners’ withdrawals	—	(12,635,612)	(12,635,612)	(12,635,612)
Partners’ distributions	(206,874)	(6,583,082)	(6,583,082)	(6,789,956)

Balances, December 31, 2004	$2,815,190	283,648,126	$283,452,106	$286,267,296

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Cash flows from operating activities:
Net income	$19,992,241	$21,841,989	$21,669,959
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of real estate properties	(814,681)	(1,817,684)	(1,366,048)
Provision for loan losses	—	679,370	1,584,000
Provision for (recovery of) losses on real
estate properties held for sale, net	83,294	584,532	(313,577)
Depreciation and amortization	470,060	315,790	288,672
Changes in operating assets and liabilities:
Interest and other receivables	582,174	(162,136)	(600,344)
Accounts payable and accrued liabilities	248,706	93,969	38,196
Due from affiliate	130,390	—	(64,432)
Due to general partner	(493,582)	209,722	(315,242)

Net cash provided by operating activities	20,198,602	21,745,552	20,921,184

Cash flows from investing activities:
Purchases of loans secured by trust deeds	(137,800,776)	(168,074,409)	(148,595,993)
Principal collected on loans	564,546	544,569	781,258
Loan payoffs	126,303,534	158,193,385	91,937,090
Investment in real estate properties	(3,566,179)	(4,874,689)	(12,217,682)
Net proceeds from disposition of real estate properties	19,986,374	2,680,715	3,850,052
Proceeds received from real estate joint venture	—	7,695,550	14,028,000
Minority interest in corporate joint venture	54,670	(7,611)	23,858

Net cash provided by (used in) investing activities	5,542,169	(3,842,490)	(50,193,417)

Cash flows from financing activities:
Proceeds from sale of partnership units	1,236,355	1,435,416	3,122,600
Accrued distributions payable	(27,506)	(45,509)	(6,411)
Advances on notes payable, net	851,770	687,092	1,270,282
Advances on (repayments of) line of credit payable, net	(6,000,000)	(867,371)	6,867,371
Partners’ cash distributions	(6,789,956)	(7,073,533)	(7,602,469)
Partners’ capital withdrawals	(12,635,612)	(12,090,578)	(9,125,830)

Net cash used in financing activities	(23,364,949)	(17,954,483)	(5,474,457)

Net increase (decrease) in cash and cash equivalents	2,375,822	(51,421)	(34,746,690)

Cash and cash equivalents at beginning of year	6,632,997	6,684,418	41,431,108

Cash and cash equivalents at end of year	$9,008,819	$6,632,997	$6,684,418

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$1,090,098	$389,273	$411,903

See notes 3, 4 and 5 for supplemental disclosure of noncash investing and financing activities. The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(1)	Organization

Owens Mortgage Investment Fund, a California Limited Partnership, (the Partnership) was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound, participating and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the Partnership Agreement.

The general partner of the Partnership is Owens Financial Group, Inc. (OFG), a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.

OFG is authorized to offer and sell units in the Partnership up to an aggregate of 500,000,000 units outstanding at $1.00 per unit, representing $500,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 283,648,126, 281,854,760 and 277,791,148 as of December 31, 2004, 2003 and 2002, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The consolidated financial statements include the accounts of the Partnership, its majority-owned limited liability company located in Oregon (see Note 4) and its majority-owned limited liability companies located in Colorado and California (see Note 5). All significant inter-company transactions and balances have been eliminated in consolidation. Other real estate investments entered into by the Partnership are recorded under the equity method of accounting.

Certain reclassifications not affecting net income have been made to the 2003 and 2002 consolidated financial statements to conform to the 2004 presentation.

(b)	Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	New Accounting Pronouncements

SFAS 152

In December 2004, the FASB issued SFAS 152, Accounting for Real Estate Time-Sharing Transactions. SFAS 152 amends SFAS 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA SOP 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS 67 to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. SFAS 152 is effective for fiscal years beginning after June 15, 2005. The Partnership does not expect the implementation of SFAS 152 to have a material impact on its consolidated financial position or results of operations.

SFAS 153

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets. SFAS 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for fiscal years beginning after June 15, 2005. The Partnership does not expect the implementation of SFAS 153 to have a material impact on its consolidated financial position or results of operations.

Interpretation No. 46

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation 46") which was then revised in December 2003. Interpretation 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The recognition and measurement provisions of Interpretation 46 are effective for newly created variable interest entities formed after January 31, 2003, and for existing variable interest entities, on the first interim or annual reporting period beginning after March 15, 2004. The adoption of FIN 46 did not have a material impact on the Partnership’s financial position or results of operations.

SOP 03-3

In October 2003, the AICPA issued SOP 03-3 Accounting for Loans or Certain Debt Securities Acquired in a Transfer. SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable at acquisition, that the Partnership will be unable to collect all contractually required payments receivable. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. The Partnership does not expect SOP 03-3 to have a material impact on its consolidated financial position or results of operations.

(d)	Loans Secured by Trust Deeds

Loans secured by trust deeds are recorded at cost. Interest income on loans is accrued by the simple interest method. The Partnership does not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the loan agreement, when the loan is past maturity, or when monthly payments are delinquent greater than 90 days. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership’s investment in the loan is fully recoverable.

(e)	Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the underlying collateral.

(f)	Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market accounts and short-term certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash in bank deposit accounts that, at times, may exceed Federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

(g)	Marketable Securities

At various times during the year, the Partnership may purchase marketable securities with various financial institutions with original maturities of up to one year. The Partnership classifies its debt securities as held-to-maturity, as the Partnership has the ability and intent to hold the securities until maturity. These securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned.

(h)	Real Estate Held for Sale and Investment

Real estate held for sale includes real estate acquired through foreclosure and an investment in a real estate joint venture. These investments are carried at the lower of the recorded investment in the loan or the joint venture, inclusive of any senior indebtedness, or the property’s estimated fair value, less estimated costs to sell.

Real estate held for investment includes real estate purchased or acquired through foreclosure and is initially stated at the lower of cost or the recorded investment in the loan, or the property’s estimated fair value. Depreciation is provided on the straight-line method over the estimated useful lives of buildings and improvements of 39 years. Amortization of lease commissions is provided on the straight-line method over the lives of the related leases.

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposition of Long-lived Assets, the Partnership periodically compares the carrying value of real estate to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value. During the year ended December 31, 2004, the Partnership recorded an allowance for losses in the amount of $83,294 related to a hotel and casino received through foreclosure during 2004. This allowance was recovered when the property was sold during 2004. During the year ended December 31, 2003, the Partnership recorded an allowance for losses in the amount of $410,000 from its investment in the Oregon limited liability company (see Note 4). During the year ended December 31, 2002, the Partnership reduced the carrying value of a property located in Gresham, Oregon by approximately $70,000 to its fair market value and reversed a previously established reserve on a property located in Ione, California in the amount of $384,000.

(i)	Income Taxes

No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

(3)	Loans Secured by Trust Deeds

Loans secured by trust deeds as of December 31, 2004 and 2003 are as follows:

	2004	2003
Income-producing properties	$159,885,572	227,559,987
Construction	66,934,856	22,044,472
Unimproved land	31,396,474	14,309,747
Residential	215,000	2,460,000

	$258,431,902	266,374,206

First mortgages	$256,372,106	260,321,236
Second mortgages	2,059,796	6,052,970

	$258,431,902	266,374,206

Scheduled maturities of loans secured by trust deeds as of December 31, 2004 and the interest rate sensitivity of such loans are as follows:

	Fixed interest rate	Variable interest rate	Total
Year ending December 31:
2004 (past maturity)	$42,264,769	5,900,000	48,164,769
2005	104,527,529	176,075	104,703,604
2006	57,113,961	—	57,113,961
2007	13,083,192	33,245	13,116,437
2008	249,711	784,774	1,034,485
2009	5,440,458	—	5,440,458
Thereafter (through 2014)	1,033,552	27,824,636	28,858,188

	$223,713,172	34,718,730	258,431,902

Variable rate loans use as indices the one-year, five-year and 10-year Treasury Constant Maturity Index (2.77%, 3.65% and 4.29%, respectively, as of December 31, 2004), the prime rate (5.25% as of December 31, 2004) or the weighted average cost of funds index for Eleventh or Twelfth District savings institutions (2.03% and 2.09%, respectively, as of December 31, 2004) or include terms whereby the interest rate is increased at a later date. Premiums over these indices have varied from 0.25% to 0.65% depending upon market conditions at the time the loan is made.

The following is a schedule by geographic location of loans secured by trust deeds as of December 31, 2004 and 2003:

	December 31, 2004 Balance	Portfolio Percentage	December 31, 2003 Balance	Portfolio Percentage
Arizona	$27,699,326	0.72%	$16,729,412	6.28%
California	157,309,967	60.87%	143,353,415	53.82%
Colorado	—	—	1,050,000	0.39%
Connecticut	—	—	2,382,607	0.89%
Hawaii	15,300,000	5.92%	15,300,000	5.74%
Idaho	1,721,726	0.67%	1,840,741	0.69%
Missouri	—	—	3,300,000	1.24%
North Carolina	18,715,000	7.24%	18,715,000	7.03%
Nevada	9,087,254	3.51%	37,128,615	13.94%
Oregon	—	—	1,750,000	0.66%
South Carolina	3,301,509	1.28%	3,301,509	1.24%
Texas	2,635,000	1.02%	2,635,000	0.99%
Utah	11,620,593	4.50%	8,080,057	3.03%
Virginia	3,185,000	1.23%	3,185,000	1.20%
Washington	7,856,527	3.04%	7,622,850	2.86%

	$258,431,902	100.00%	$266,374,206	100.00%

A majority of the loans made or invested in by the Partnership require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

As of December 31, 2004 and 2003, the Partnership has commitments to advance additional funds to borrowers of construction and other loans in the total amount of approximately $10,886,000 and $23,182,000, respectively.

As of December 31, 2004 and 2003, the Partnership participated in 3 and 7 separate loans, respectively, with a total principal balance of $24,237,000 and $46,375,000, respectively, with an unrelated mortgage investment group (the “Lead Lender”) that originated the loans with the borrowers. The General Partner receives the payments on these participated loans from the Lead Lender. Pursuant to Intercreditor Agreements between the Partnership and the Lead Lender on 3 and 4 of the loans, respectively, with a total principal balance of $24,237,000 and $32,500,000, respectively, the Partnership is guaranteed its share of interest and principal prior to any other investors participated in such loans.

The scheduled maturities for 2004 include approximately $48,165,000 of loans which are past maturity as of December 31, 2004, of which $24,582,000 represents loans for which interest payments are delinquent over 90 days. Of the total past maturity loans as of December 31, 2004, $11,621,000 was refinanced subsequent to year end.

During the years ended December 31, 2004 and 2003, the Partnership refinanced loans totaling $26,367,000 and $37,735,000, respectively, thereby extending the maturity dates of such loans.

The Partnership’s investment in impaired loans that were delinquent in payments greater than 90 days was approximately $37,319,000 and $22,828,000 as of December 31, 2004 and 2003, respectively. In addition, the Partnership’s investment in impaired loans that were past maturity (delinquent in principal) but current in monthly payments was approximately $23,583,000 and $12,279,000 as of December 31, 2004 and 2003, respectively. Of the impaired loans, approximately $4,000,000 and $4,363,000, respectively, were in the process of foreclosure and $5,182,000 and $1,600,000, respectively, involved borrowers who were in bankruptcy as of December 31, 2004 and 2003.

The Partnership’s allowance for loan losses was $4,100,000 as of December 31, 2004 and 2003, respectively. Of the total impaired loans as of December 31, 2004 and 2003, respectively, $10,937,000 and $11,617,000, respectively, had a specific related allowance for loan losses totaling $1,300,000. There was a non-specific allowance for loan losses of $2,800,000 for the remaining loans.

The average recorded investment in impaired loans (including loans delinquent in payments greater than 90 days and past maturity loans) was $52,334,000 and $57,862,000 as of December 31, 2004 and 2003, respectively. Interest income received on impaired loans during the years ended December 31, 2004, 2003 and 2002 was $7,407,000, $4,698,000, and $3,403,000, respectively.

In February 2005 (subsequent to year end), the Partnership sold two loans in the total amount of $8,660,000 to unrelated parties and collected all principal and outstanding interest. One of the loans with a principal balance of $2,900,000 was greater than 90 days delinquent in payments and in foreclosure as of December 31, 2004.

Changes in the allowance for loan losses for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
Balance, beginning of year	$4,100,000	4,774,000	4,425,000
Provision	—	679,000	1,584,000
Charge-offs	—	(1,353,000)	(1,235,000)

Balance, end of year	$4,100,000	4,100,000	4,774,000

As of December 31, 2004 and 2003, the Partnership’s loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 53% ($135,867,000) and 46% ($122,031,000), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate.

(4)	Real Estate Held for Sale

Real estate held for sale includes the following components as of December 31, 2004 and 2003:

	2004	2003
Real estate held for sale	$5,964,839	10,181,752
Investment in limited liability companies	3,069,739	2,981,822

	$9,034,578	13,163,574

Real estate properties held for sale as of December 31, 2004 and 2003 consists of the following properties acquired through foreclosure in 1994 through 2004:

	2004	2003
Commercial lot, Sacramento, California, net of valuation
allowance of $0 and $250,000 as of December 31, 2004
and 2003, respectively	$521,828	299,828

Manufactured home subdivision development, Ione,
California	1,042,971	1,420,584

Undeveloped land, Gresham, Oregon, net of valuation
allowance of $250,000 as of December 31, 2004	1,374,048	1,624,048

Commercial building, Albany, Oregon	—	1,800,000

Undeveloped land, San Jose, California	3,025,992	3,025,992

Industrial building, Santa Clara, California	—	2,011,300

	$5,694,839	10,181,752

The acquisition of certain real estate properties through foreclosure (including properties held for investment – see Note 5) resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of approximately $18,875,000, $3,300,000 and $9,370,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

2004 Foreclosure and Sales Activity

During the year ended December 31, 2004, fifteen lots (eleven including houses) located in a manufactured home subdivision development located in Ione, California (that was acquired by the Partnership through foreclosure in 1997) were sold for $1,908,000, resulting in a gain to the Partnership of approximately $408,000.

During the year ended December 31, 2004, a commercial building located in Albany, Oregon that was acquired by the Partnership through foreclosure in 2002 was sold for $2,033,000, resulting in a gain to the Partnership of approximately $233,000.

During the year ended December 31, 2004, an industrial building located in Santa Clara, California that was acquired by the Partnership through foreclosure in 2003 was sold for $2,151,000, resulting in a gain to the Partnership of approximately $174,000.

Acquisition of Hotel and Casino through Foreclosure and Subsequent Sale

In February 2004, the Partnership and two co-lenders (the “Sellers”) participated in a loan with a principal balance of $22,200,000 foreclosed due to a violation of the bankruptcy stipulation by the borrower and obtained the underlying collateral, a hotel and casino located in Las Vegas, Nevada. The hotel and casino were closed at the time of foreclosure. The lenders were allowed to remove their cash collateral at the time of foreclosure, which totaled approximately $733,000 ($458,000 to the Partnership). Slot machines within the casino were sold at an auction in July 2004 for approximately $536,000 ($335,000 to the Partnership). Certain expenses were incurred on the property after foreclosure for utilities, security, maintenance and legal fees, among other items, in the amount of approximately $1,386,000 to the Partnership.

On June 4, 2004, the Sellers had entered into a Purchase Agreement with an unrelated company (the “Assignor”), whereby the Assignor would purchase the property from the Sellers at a price of $21,600,000 secured by a note for the full purchase price. The note was to bear interest at 8% per annum payable monthly and be due in two years.

On September 27, 2004, the Sellers signed an Assignment Agreement and Release (the “Assignment”) with the Assignor and an unrelated company (the “Assignee”), which assigned the right, title and interest in the Purchase Agreement from the Assignor to the Assignee. In addition, on September 27, 2004, the Sellers signed an Amended and Restated Purchase Agreement (the “Amended Agreement”) with the Assignee or its assigns (the “Buyer”). The Amended Agreement replaced the Purchase Agreement and provided that the Buyer would purchase the Property for $21,767,028 from the Sellers. Although it was signed on September 27, 2004, both it and the Assignment provided that they did not become effective until the close of escrow on October 1, 2004.

On October 1, 2004, escrows for the related transactions were closed and the Assignment and Amended Agreement were made effective. The Partnership received cash of approximately $13,409,000 as its portion of the net sales proceeds. The sale resulted in no gain or loss to the Partnership as an allowance for real estate losses in the amount of approximately $83,000 had been previously established during 2004.

In addition, during 2004 the Sellers received a promissory note from the guarantors on the loan in the amount of $1,600,000 ($1,000,000 to the Partnership) in exchange for their release of their personal guarantees. Since payments on the note do not begin until February 2006, the Partnership discounted the face value of its portion of the note to $846,134 based on a discount rate of 4.75%, which was recorded as other income in the accompanying consolidated statements of income.

2003 Foreclosure and Sales Activity

During the year ended December 31, 2003, the Partnership foreclosed on a first mortgage loan secured by an industrial building located in Santa Clara, California in the amount of $2,000,000 and obtained the property via the trustee’s sale.

During the year ended December 31, 2003, the Partnership foreclosed on a first mortgage loan secured by a retail/commercial building located in Norfolk, Virginia in the amount of $2,300,000 and obtained the property via the trustee’s sale. The property was transferred to real estate held for sale net of a $1,000,000 specific allowance previously established. The Partnership sold the property for $1,289,000, resulting in an additional loss of $11,000 during the year ended December 31, 2003.

During the year ended December 31, 2003 a hotel property located in Phoenix, Arizona that was acquired by the Partnership through foreclosure in 2002 was sold for cash of $370,000 and a note in the amount of $1,480,000, resulting in no gain or loss. An additional allowance in the amount of $174,532 had been established during the year ended December 31, 2003.

During the year ended December 31, 2003, a parcel of land located in Reno, Nevada (that was acquired by the Partnership through foreclosure in 1996) was sold for $475,000, resulting in a gain to the Partnership of approximately $106,000.

During the year ended December 31, 2003, 22 lots (11 including houses) located in a manufactured home subdivision development located in Ione, California (that were acquired by the Partnership through foreclosure in 1997) were sold for $1,894,000, resulting in a gain to the Partnership of approximately $433,000. There were 39 lots remaining to be sold on this property as of December 31, 2003.

2002 Foreclosure and Sales Activity

During the year ended December 31, 2002, the Partnership transferred the commercial building located in Roseville, California in the amount of $758,000 from real estate held for sale to real estate held for investment.

During the year ended December 31, 2002, a commercial parcel located in Vallejo, California that was acquired by the Partnership through foreclosure in 1994 was sold for $1,095,000, resulting in a gain to the Partnership of approximately $734,000. In addition, a commercial building located in Sacramento, California that was acquired by the Partnership through foreclosure in 1998 was sold for $147,000, resulting in a gain to the Partnership of approximately $117,000.

During the year ended December 31, 2002, the Partnership sold a commercial building located in Gresham, Oregon for proceeds in the amount of $340,000 resulting in no gain or loss. An allowance in the amount of $70,000 was previously established in 2002 on this property and, thus, the loss was reported net of the recovery of losses on real estate held for sale in the accompanying consolidated income statement for the year ended December 31, 2002.

During the year ended December 31, 2002, 22 lots (11 including houses) located in a manufactured home subdivision development located in Ione, California (that were acquired by the Partnership through foreclosure in 1997) were sold for $1,811,000, resulting in a gain to the Partnership of approximately $317,000. An allowance in the amount of $384,000 that was previously established on this property was reversed during the year ended December 31, 2002 as a result of management’s evaluation of the property’s fair market value based on recent sales. There were 61 lots remaining to be sold on this property as of December 31, 2002.

During the year ended December 31, 2002, the Partnership foreclosed on a 1st mortgage loan secured by a commercial building located in Albany, Oregon in the amount of $1,800,000 and foreclosed on a 1st mortgage loan secured by commercial land located in Gresham, Oregon in the amount of $1,620,000 and obtained the properties via the trustee’s sale.

During the year ended December 31, 2002, the Partnership foreclosed on a first mortgage loan secured by a hotel located in Phoenix, Arizona in the amount of $2,925,000 (which had an allowance established in the amount of $1,235,000) and obtained the property via the trustee’s sale. The Partnership paid $335,000 in delinquent property taxes at the time of foreclosure which were capitalized to the basis of the property. The Partnership transferred the net basis of the loan to real estate held for sale at the time of foreclosure.

During the year ended December 31, 2002, the Partnership foreclosed on a first mortgage loan secured by undeveloped land located in San Jose, California in the amount of $3,025,000 and obtained the property via the trustee’s sale.

Changes in the allowance for real estate losses for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
Balance, beginning of year	$660,000	250,000	634,000
Provision	83,294	584,532	—
Deductions	(83,294)	(174,532)	(384,000)

Balance, end of year	$660,000	660,000	250,000

(a)	Investment in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. OLH also purchased two houses located by the ocean in Lincoln City for renovation and ultimate sale.

The Partnership is co-manager of OLH and is to receive 70% of the profits after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 11% per annum. The assets, liabilities, income and expenses of OLH have been consolidated into the accompanying consolidated balance sheet and income statement of the Partnership.

2004 Activity

During the year ended December 31, 2004, the Partnership advanced an additional $49,000 to OLH for continued operation and marketing of the condominium units that are for sale and received repayment of advances of $310,000 primarily from collections on notes receivable. The net loss to the Partnership was approximately $26,000 for the year ended December 31, 2004. The Partnership’s investment in OLH real property was approximately $1,122,000 as of December 31, 2004.

2003 Activity

During the year ended December 31, 2003, the Partnership advanced an additional $1,037,000 to OLH for continued development and marketing of the condominium units and houses that have been for sale and received repayment of advances of $1,008,000 from sales and collections on notes receivable. During the year ended December 31, 2003, OLH sold the remaining one interest in the first ocean house and seven interests in the second ocean house for total cash proceeds of $670,000 and notes taken back in the amount of $420,000, resulting in gains in the total amount of $329,000. Both ocean houses were fully sold as of December 31, 2003. During the year ended December 31, 2003, OLH bought back the interests in three of the condominium units previously sold in 2002 for a total of $74,000 to allow OLH to sell the condominiums individually. As a result of an analysis performed based on projected sales proceeds, OLH recorded an allowance for losses in the amount of $410,000 on the condominium units during the year ended December 31, 2003. The net loss to the Partnership was approximately $373,000 for the year ended December 31, 2003. The Partnership’s investment in OLH real property was approximately $1,137,000 as of December 31, 2003.

2002 Activity

During the year ended December 31, 2002, the Partnership advanced an additional $936,000 to OLH (for a total of $1,537,000) for continued development and marketing of the condominium units and house that have been for sale. OLH sold three interests in the condominiums during the year ended December 31, 2002 for total cash proceeds of $74,000 and a note in the amount of $27,000. No gain or loss was recognized as a result of these sales. OLH sold six interests in the ocean house during the year ended December 31, 2002 for cash proceeds of $383,000 and three notes in the total amount of $296,000, and recognized gain in the amount of $198,000. The net loss to the Partnership (including gains on sales) was approximately $182,000 for the year ended December 31, 2002. The Partnership’s investment in the OLH real property was approximately $1,558,000 as of December 31, 2002.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a mobile home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership has been advancing funds to Dation as needed. The Partnership is co-manager of Dation and is to receive 50% of the profits and losses after payment of all interest on the original loan is made to the Partnership and priority return on partner contributions is allocated at the rate of 12% per annum.

The net operating loss to the Partnership was approximately $142,000, $149,000 and $184,000 during the years ended December 31, 2004, 2003 and 2002, respectively. Dation paid $130,000 of loan interest payable to the Partnership during the year ended December 31, 2004. The remaining receivable in the amount of $62,257 as of December 31, 2004 is reported as due from affiliate in the accompanying consolidated balance sheets. The Partnership advanced an additional $316,000, $136,000 and $140,000, respectively, to Dation and received repayments from sales of lots in the amount of $70,000, $74,000 and $60,000, respectively, during the years ended December 31, 2004, 2003 and 2002. The Partnership’s total investment in Dation was approximately $1,948,000 and $1,845,000 as of December 31, 2004 and 2003, respectively.

(5)	Real Estate Held for Investment

Real estate held for investment as of December 31, 2004 is comprised of a retail property located in Greeley, Colorado held within 720 University, LLC (see below), a light industrial building located in Paso Robles, California, a commercial building located in Roseville, California, and an assisted living facility located in Monterey, California and is comprised of the following as of December 31, 2004 and 2003:

	2004	2003
Land	$5,690,620	4,349,064
Buildings	14,699,653	9,373,890
Improvements	3,513,323	2,292,918
Other	701,574	190,791

	24,605,170	16,206,663
Less: Accumulated depreciation
and amortization	(1,282,430)	(812,370)

	$23,322,740	15,394,293

During the year ended December 31, 2003, the Partnership sold the office building and undeveloped land located in Monterey, California (in separate transactions) for total proceeds of $2,965,000, resulting in a total gain of $961,000.

During the year ended December 31, 2002, the Partnership transferred the commercial building located in Roseville, California in the amount of $758,000 from real estate held for sale to real estate held for investment.

Depreciation and amortization expense was $470,000, $316,000 and $289,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Bayview Gardens, LLC

During the year ended December 31, 2004, the Partnership obtained a deed in lieu of foreclosure on a first mortgage loan secured by an assisted living facility located in Monterey, California in the amount of $5,000,000. The Partnership paid certain past due bills of the former borrower at the time of foreclosure of approximately $109,000, all of which were capitalized to the basis of the property.

At the time of foreclosure, the Partnership became subject to an existing 2nd deed of trust on the property with OFG as the lender, which is recorded as note payable to general partner on the accompanying balance sheet. The principal, accrued interest and other charges on this note of approximately $1,103,000 were capitalized to the basis of the property at the time of foreclosure. Pursuant to an amendment to the note between the Partnership and OFG dated June 8, 2004, the maturity date on the note was extended to June 8, 2009 and all interest and other accrued charges were deferred until maturity. In addition, the amendment specifies that upon the sale of the property, OFG will only be paid the amounts due under the note after the Partnership recovers its basis in the property at the time of sale including any capital improvements made after foreclosure, but excluding the amounts capitalized pursuant to the OFG note.

The Partnership created a new entity, Bayview Gardens, LLC (“Bayview”), which is wholly owned by the Partnership. Under the terms of a lease agreement between the Partnership and Bayview, the assisted living facility is leased to Bayview by the Partnership and the facility is managed by an outside property manager. The net loss to the Partnership from Bayview was $116,000 for the year ended December 31, 2004. The assets, liabilities, income and expenses of Bayview have been consolidated into the accompanying consolidated balance sheet and income statement of the Partnership. The Partnership’s investment in Bayview real property was approximately $6,166,000 as of December 31, 2004.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the accompanying consolidated balance sheet and income statement of the Partnership.

The net income to the Partnership was approximately $382,000, $418,000, and $291,000 during the years ended December 31, 2004, 2003 and 2002, respectively. The minority interest of the joint venture partner of approximately $179,000 and $124,000 as of December 31, 2004 and 2003, respectively, is reported in the accompanying consolidated balance sheet. The Partnership’s investment in 720 University real property was approximately $14,830,000 and $13,063,000 as of December 31, 2004 and 2003, respectively. During the year ended December 31, 2004, the Partnership loaned $210,000 to 720 University to pay certain expenses related to the refinancing of 720 University’s note payable. Per to the Operating Agreement, the loan earns interest at the rate of prime plus 2% per annum (7.25% at December 31, 2004) was repaid in the first quarter of 2005. This loan has been eliminated in the accompanying consolidated balance sheet as of December 31, 2004.

(6)	Note Payable

The Partnership has a note payable with a bank through its investment in the limited liability company (see note 5), which is secured by the retail development in Greeley, Colorado. The note requires monthly interest payments with the balance of unpaid principal and interest due on May 31, 2007. An additional $24,800 is required to be paid monthly and applied to principal ($28,900 beginning June 2006). The interest rate on the note is variable based on the LIBOR rate plus 2.75% (5.25% at December 31, 2004). Interest expense for the years ended December 31, 2004, 2003 and 2002 was approximately $407,000, $345,000 and $350,000, respectively. The principal balance on the note as of December 31, 2004 and 2003 was approximately $9,729,000 and $8,877,000, respectively. The Company also has the option to draw an additional $398,000 on the note for capital expenditures, tenant improvements or leasing commissions. The note contains certain covenants, which the Company has complied with as of December 31, 2004.

In February 2005 (subsequent to year end), 720 University obtained a new note with a financial institution in the amount of $10,500,000, which fully repaid its existing note payable (above) and provided additional funds for property improvements. The new note requires monthly interest payments until March 1, 2010. Commencing April 1, 2010, a constant payment of $56,816 per month is required, with the balance of unpaid principal due on March 1, 2015. The interest rate on the note is fixed at 5.07%.

(7)	Note Payable to General Partner

The Partnership has a note payable to OFG in the amount of $1,102,895 as a result of the deed in lieu of foreclosure obtained on a Partnership loan during the year ended December 31, 2004 (see note 5). This amount includes the original loan principal balance of $907,446 and accrued interest and late charges to the date of foreclosure of $195,449. The note was amended at the time of foreclosure in June 2004. The maturity date of the note is June 8, 2009. The principal balance of the original note bears interest at the rate of 12.0% per annum. All interest and other accrued charges are deferred until maturity. In addition, the amendment specifies that upon the sale of the property, OFG will only be paid the amounts due under the note after the Partnership recovers its basis in the property at the time of sale including any capital improvements made after foreclosure, but excluding the amounts capitalized pursuant to this note.

(8)	Line of Credit Payable

The Partnership has a line of credit agreement with a group of banks, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $40,000,000. The balance outstanding on the line of credit was $0 and $6,000,000 as of December 31, 2004 and 2003, respectively. Borrowings under this line of credit bear interest at the bank’s prime rate, which was 5.25% as of December 31, 2004. Interest expense was approximately $711,000, $28,000 and $77,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The line of credit expires on July 31, 2005. The Partnership is required to maintain non-interest bearing accounts in the total amount of $500,000 with two of the banks. The agreement requires the Partnership to meet certain financial covenants including minimum tangible net worth and total liabilities to tangible net worth. The Partnership has complied with these covenants as of December 31, 2004.

(9)	Partners’ Capital

(a)	Allocations, Distributions and Withdrawals

In accordance with the Partnership Agreement, the Partnership’s profits, gains and losses are allocated to each limited partner and OFG in proportion to their respective capital accounts.

Distributions of net income are made monthly to the partners in proportion to their weighted-average capital accounts as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be distributed to partners in January of the subsequent year based on their capital accounts as of December 31.

The Partnership makes monthly net income distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $14,091,000, $13,855,000 and $14,270,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Reinvested distributions are not shown as partners’ cash distributions or proceeds from sale of partnership units in the accompanying consolidated statements of partners’ capital and cash flows.

The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 61 to 91 days after written notices are delivered to OFG, subject to the following limitations, among others:

•	No withdrawal of units can be requested or made until at least one year from the date of purchase of those units, other than units received under the Partnership’s Reinvested Distribution Plan.

•	Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

•	A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

•	The general partner is not required to establish a reserve fund for the purpose of funding such payments.

•	No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

(b)	Carried Interest of General Partner

OFG has contributed capital to the Partnership in the amount of 0.5% of the limited partners’ aggregate capital accounts and, together with its carried interest; OFG has an interest equal to 1% of the limited partners’ capital accounts. This carried interest of OFG of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to OFG’s capital account as additional compensation. As of December 31, 2004, OFG had made cash capital contributions of $1,419,000 to the Partnership. OFG is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance.

The carried interest expense charged to the Partnership was $9,000, $20,000 and $40,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

(10)	Contingency Reserves

In accordance with the Partnership Agreement and to satisfy the Partnership’s liquidity requirements, the Partnership is required to maintain contingency reserves in an aggregate amount of at least 1-1/2% of the capital accounts of the limited partners. The cash capital contribution of OFG (amounting to $1,419,000 as of December 31, 2004), up to a maximum of 1/2 of 1% of the limited partners’ capital accounts will be available as an additional contingency reserve, if necessary.

The contingency reserves required as of December 31, 2004 and 2003 were approximately $5,694,000 and $5,641,000, respectively. Cash and cash equivalents as of the same dates were accordingly maintained as reserves.

(11)	Income Taxes

The net difference between partners’ capital per the Partnership’s federal income tax return and these financial statements is comprised of the following components:

	2004	2003
Partners’ capital per financial statements	$286,267,296	284,464,268
Accrued interest income	(1,988,076)	(3,148,479)
Allowance for loan losses	4,100,000	4,100,000
Allowance for real estate held for sale/investment	660,000	660,000
Accrued distributions	546,219	573,725
Accrued fees due to general partner	140,687	706,788
Tax-deferred gains on sales of real estate	(2,690,850)	(2,690,850)
Other	479,051	198,274

Partners’ capital per federal income tax return	$287,514,327	284,863,726

(12)	Transactions with Affiliates

OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership’s mortgage loans at the end of the twelve months in the calendar year for services rendered as manager of the Partnership.

All of the Partnership’s loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans.

OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed 1/12 of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the 12 months must be equal to or less than the stated limits. Management fees amounted to approximately $5,266,000, $5,129,000 and $3,616,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and are included in the accompanying consolidated statements of income. Service fees amounted to approximately $663,000, $635,000 and $611,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and are included in the accompanying consolidated statements of income. As of December 31, 2004 and 2003, the Partnership owed management and servicing fees to OFG in the amounts of $669,000 and $1,162,000, respectively.

The maximum servicing fees were paid to OFG during the years ended December 31, 2004, 2003 and 2002. If the maximum management fees had been paid to OFG during the years ended December 31, 2004, 2003 and 2002, the management fees would have been $7,289,000 (increase of $2,023,000), $6,992,000 (increase of $1,863,000) and $6,724,000 (increase of $3,108,000), respectively, which would have reduced net income allocated to limited partners by approximately 10.1%, 8.5% and 14.3%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.06, $.07 and $.07, respectively.

In determining the yield to the partners and hence the management fees, OFG may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, large increases or decreases in delinquent loans, etc.). Thus, OFG expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and OFG may again receive less than the maximum management fees in the future. However, if OFG chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

Pursuant to the Partnership Agreement, OFG receives all late payment charges from borrowers on loans owned by the Partnership, with the exception of those loans participated with outside entities. The amounts paid to or collected by OFG for such charges on Partnership loans totaled approximately $416,000, $347,000 and $649,000 for the years ended December 31, 2004, 2003 and 2002, respectively. In addition, the Partnership remits other miscellaneous fees to OFG, which are collected from loan payments, loan payoffs or advances from loan principal (i.e. funding, demand and partial release fees). Such fees remitted to OFG totaled approximately $50,000, $111,000 and $197,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

OFG originates all loans the Partnership invests in and receives loan origination fees from borrowers. Such fees earned by OFG amounted to approximately $4,034,000, $6,829,000 and $5,815,000 on loans originated of approximately $144,801,000, $169,425,000 and $138,278,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Such fees as a percentage of loans purchased by the Partnership were 2.8%, 4.0% and 4.2% for the years ended December 31, 2004, 2003 and 2002, respectively.

OFG is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations in the Partnership Agreement). The amounts reimbursed to OFG by the Partnership during the years ended December 31, 2004, 2003 and 2002 were $44,000, $134,000 and $217,000, respectively.

(13)	Net Income per Limited Partner Unit

Net income per limited partnership unit is computed using the weighted average number of limited partnership units outstanding during the year. These amounts were 282,306,953, 280,643,964 and 274,891,723 for the years ended December 31, 2004, 2003 and 2002, respectively.

(14)	Rental Income

The Partnership’s real estate properties held for investment are leased to tenants under noncancellable leases with remaining terms ranging from one to twenty-two years. Certain of the leases require the tenant to pay all or some operating expenses of the properties. The future minimum rental income from noncancellable operating leases due within the five years subsequent to December 31, 2004, and thereafter is as follows:

Year ending December 31:
2005	$1,798,982
2006	1,476,343
2007	1,010,077
2008	993,274
2009	870,001
Thereafter (through 2026)	5,028,696

$11,177,373

(15)	Fair Value of Financial Instruments

The Financial Accounting Standards Board’s Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for certain of the Partnership’s assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

(a)	Cash and Cash Equivalents and Commercial Paper

The carrying amount approximates fair value because of the relatively short maturity of these instruments.

(b)	Loans Secured by Trust Deeds

The carrying value of these instruments of $258,432,000 approximates the fair value as of December 31, 2004. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $4,100,000 as of December 31, 2004 is also considered in evaluating the fair value of loans secured by trust deeds.

(c)	Note Payable and Note Payable to General Partner

The carrying value of the Partnership’s note payable in the amount of $9,729,000 and note payable to general partner of $1,103,000 approximates the fair value as of December 31, 2004. The fair value is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Partnership for debt of the same remaining maturities.

(16)	Selected Quarterly Financial Data (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Revenues:
2004	$7,790,596	$8,113,342	$8,140,413	$7,808,357	$31,852,708
2003	8,969,594	7,596,786	7,977,351	7,691,054	32,234,785

Expenses:
2004	2,243,636	3,080,477	3,528,607	3,007,747	11,860,467
2003	3,072,599	2,400,319	2,496,528	2,423,350	10,392,796

Net Income Allocated to
General Partner
2004	54,934	49,922	45,701	47,651	198,208
2003	58,402	51,352	54,562	52,359	216,765

Net Income Allocated to
Limited Partners
2004	5,492,026	4,982,943	4,566,105	4,752,959	19,794,033
2003	5,838,593	5,145,115	5,426,261	5,215,255	21,625,224

Net Income Allocated to
Limited Partners per
Weighted Average Limited
Partnership Unit
2004	0.02	0.02	0.01	0.02	0.07
2003	0.02	0.02	0.02	0.02	0.08

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

PROVISION FOR LOAN LOSSES ROLLFORWARD

Balance at January 1, 2002	$4,425,000
Provision	1,584,000
Charge-offs	(1,235,000)

Balance at December 31, 2002	4,774,000
Provision	679,000
Charge-offs	(1,353,000)

Balance at December 31, 2003	4,100,000
Provision	—
Charge-offs	—

Balance at December 31, 2004	$4,100,000

PROVISION FOR LOSSES ON REAL ESTATE ROLLFORWARD

Balance at January 1, 2002	$634,000
Charges to costs and expenses	—
Deductions	(384,000)

Balance at December 31, 2002	250,000
Charges to costs and expenses	584,532
Deductions	(174,532)

Balance at December 31, 2003	660,000
Charges to costs and expenses	83,294
Deductions	(83,294)

Balance at December 31, 2004	$660,000

SCHEDULE IV

OWENS MORTGAGE INVESTMENT FUND

MORTGAGE LOANS ON REAL ESTATE — DECEMBER 31, 2004

Description	Interest Rate	Final Maturity date	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal	Principal Amount of Loans Subject to Delinquent Payments
TYPE OF LOAN
Income Producing	5.25-14.50%	Current to Sept. 2014	$159,885,572	$31,869,429	$35,719,396
Construction	9.25-12.00%	Current to June 2014	66,934,856	11,620,593	—
Land	10.00-15.00%	Current to Nov. 2007	31,396,474	4,459,747	1,600,000
Residential	11.00-12.00%	Current to July 2005	215,000	215,000	—

TOTAL			$258,431,902	$48,164,769	$37,319,396

AMOUNT OF LOAN
$0-250,000	10.00-14.50%	Current to Sept. 2014	$1,866,260	$530,000	$—
$250,001-500,000	10.00-12.00%	Current to Feb. 2013	5,215,584	1,744,247	—
$500,001-1,000,000	5.25-13.00%	Current to July 2008	7,317,482	1,751,093	—
Over $1,000,000	8.00-15.00%	Current to June 2014	244,032,576	44,139,429	37,319,396

TOTAL			$258,431,902	$48,164,769	$37,319,396

POSITION OF LOAN
First	8.00-15.00%	Current to Sept. 2014	$256,372,106	$48,164,769	$37,319,396
Second	5.25-12.00%	Feb. 2005 to Aug. 2010	2,059,796	—	—

TOTAL			$258,431,902	$48,164,769	$37,319,396

NOTE 1:	All loans are arranged by or acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the General Partner.

NOTE 2:

Balance at beginning of period (1/1/02)	$213,703,469
Additions during period:
New mortgage loans	148,595,993

Subtotal	362,299,462
Deductions during period:
Collection of principal	92,718,348
Foreclosures	9,369,993

Balance at end of period (12/31/02)	$260,211,121

Balance at beginning of period (1/1/03)	$260,211,121
Additions during period:
New mortgage loans	168,074,409
Note taken back from sale of real estate property	1,480,000

Subtotal	429,765,530
Deductions during period:
Collection of principal	158,737,954
Charge-off of loans against allowance for loan losses	353,370
Foreclosures	4,300,000

Balance at end of period (12/31/03)	$266,374,206

Balance at beginning of period (1/1/04)	$266,374,206
Additions during period:
New mortgage loans	137,800,776

Subtotal	404,174,982
Deductions during period:
Collection of principal	126,868,080
Foreclosures	18,875,000

Balance at end of period (12/31/04)	$258,431,902

During the years ended December 31, 2004, 2003 and 2002, the Partnership refinanced loans totaling $26,367,000, $37,735,000 and $21,985,000, respectively, thereby extending the maturity date.

NOTE 3:	Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 2004. There are no other loans that exceed 3% of the total loans as of December 31, 2004:

Description	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
Unimproved Land Simi Valley, California	12.00%	9/29/05	Interest only, balance due at maturity	None	$7,800,000	$7,800,000	$0
Assisted Living Facility Fresno, California.....	10.50%	9/18/06	Interest only, balance due at maturity	None	$8,175,555	$8,175,555	$0
Hotel (Construction Loan) Wasatch County, Utah...	12.00%	10/16/04	Interest only, balance due at maturity	None	$8,500,000	$8,500,000	$0
Office and Retail Buildings in Seattle, WA, Renton, WA, Nampa, ID, Reno, NV, Olympia, WA, Gig Harbor, WA, Richland, WA & Idaho Falls, ID	12.00%	2/1/13	Principal and interest due monthly	None	$13,240,000	$9,837,206	$9,837,206 See Note 5
Retail Buildings (Construction Loan) Hanford, California....	10.00%	12/8/05	Interest only, balance due at maturity	None	$13,615,000	$10,790,416	$0
Hotel Sedona, Arizona........	12.00%	12/31/05	Interest only, balance due at maturity	None	$12,000,000	$12,000,000	$0
8 Cemeteries and Mortuaries Islands of Hawaii, Oahu, and Maui...............	14.00%	3/31/04	Interest only, balance due at maturity	None	$34,000,000	$14,000,000	$14,000,000
Mixed Commercial Building (Construction Loan) S. Lake Tahoe, California	9.25%	6/24/14	Interest only, balance due at maturity	None	$19,000,000	$17,891,246	$0
Housing Development (Construction Loan) Auburn, California.....	11.00%	12/21/06	Interest only, balance due at maturity	None	$25,401,000	$20,213,048	$0

NOTE 4:	All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

NOTE 5:	A loan loss allowance in the amount of $1,000,000 has been established as of December 31, 2004 on the loan with a carrying amount of $9,837,206 under Note 3 above.

Report of Independent Registered Public Accounting Firm

Board of Directors Owens Financial Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2004. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Reno, Nevada February 11, 2005

Owens Financial Group, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS
Cash and cash equivalents	$7,594,109
Receivables from affiliates	672,940
Interest receivable – related party	26,316
Interest receivable	595,182
Investment in delinquent loans, less allowance for losses of $13,000	11,579
Trust deeds receivable, less allowance for losses of $522,000	10,792,189
Investment in limited partnership	3,682,691
Other investments	24,903,961
Notes receivable	893,750
Notes receivable from related parties	7,000,000
Real estate held for sale	1,192,730
Property and equipment, net of accumulated depreciation of $853,952	563,478
Other assets	54,860

$57,983,965

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable and accrued expenses	$634,762
Notes payable to related party	6,947,009
Line of credit	9,122,098
Income taxes payable	3,550

Total liabilities	16,707,419

Shareholders' equity:
Class A Common Stock, $1 par value, authorized
1,000,000 shares issued and outstanding 47,500	47,500
Class B - Nonvoting Common Stock, $.00 par value,
authorized 10,000,000 shares issued and outstanding 427,500	985,065
Treasury Stock, at cost, 13,333 shares	(7,647,009)
Additional paid-in capital	1,281,497
Retained earnings	47,048,089
Notes receivable from shareholders	(438,596)

Total shareholders' equity	41,276,546

$57,983,965

The accompanying notes are an integral part of this statement.

Owens Financial Group, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2004

NOTE A - ORGANIZATION

Owens Financial Group, Inc. (the Company) was incorporated in 1981 in the State of California. The Company primarily is engaged in originating and servicing real estate loans secured by deeds of trust for private and institutional investors.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Presentation
The accompanying consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries, Investors’ Yield, Inc. (IY) and Owens Securities Corporation (OSC). The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of Owens Mortgage Investment Fund (OMIF), a California limited partnership for which the Company serves as the general partner. OSC is registered with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All significant intercompany transactions have been eliminated in consolidation.

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

2. Cash and Cash Equivalents
Cash and cash equivalents includes interest-bearing bank deposits and short-term investments with original maturities of three months or less. Cash and cash equivalents includes approximately $7,416,837 invested in money market funds at December 31, 2004.

3. Revenue Recognition
The Company originates loans for OMIF. Loan origination fees and direct loan origination costs are recognized as revenue and expense, respectively, at the time the related loans are funded in escrow.

Loan administration fees are earned for servicing and processing real estate mortgage loans owned primarily by OMIF. Servicing fees are generally calculated as a percentage of the outstanding principal balances of the loans serviced and are recorded as income when earned. Loan administration fees include prepayment penalties, loan referrals, processing, and promotional fees. Processing fees are also recorded as income when earned. The maximum servicing fee payable by OMIF is .25% per annum of the average unpaid principal balance of the loans.

The Company is entitled to receive from OMIF a management fee of up to 2.75% per annum of the average unpaid balance of OMIF’s mortgage loans at the end of each of the preceding twelve months for services rendered as manager of OMIF.

The Company, at its sole discretion may, on a monthly basis, adjust the management and servicing fees charged to OMIF as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits.

In determining the management fees, the Company may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. Large fluctuations in the management fees are normally a result of unusual items of income or expense within OMIF (such as gains or losses from sales of real estate, large increases or decreases in delinquent loans, etc.). Thus, the Company expects that the management fees that it receives from OMIF will vary in amount and percentage from period to period, and the Company may receive less than the maximum management fees in the future.

The Company receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and are recognized as revenue by the Company when collected.

Trust deeds receivable are recorded at cost. Interest income on trust deeds is accrued by the effective interest method. The Company does not recognize interest income on trust deeds once they are determined to be impaired until the interest is collected in cash. A trust deed is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the trust deed agreement or when the payment of principal or interest is 90 days past due. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company’s investment in the trust deed is fully recoverable.

4. Investment in Delinquent Loans
Investment in delinquent loans consists mainly of fees and expenses paid on trust deed investments held for sale, including foreclosure fees and property taxes. At December 31, 2004, the Company has recorded an allowance of $13,000 for losses on the investment in delinquent loans. The Company believes this allowance provides adequately for any potential losses that may occur.

5. Allowance for Loan Losses
The Company maintains an allowance for possible credit losses on mortgage loans. Additions to the reserve are based on an assessment of certain factors including, but not limited to, estimated losses on the loans, and general economic conditions. Additions to the reserve are provided through a charge to earnings. Actual losses on loans are recorded as a charge-off or a reduction to the loan loss reserve. Subsequent recoveries of amounts previously charged off are added back to the reserve.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the underlying collateral.

6. Investment in Limited Partnership
Investment in limited partnership reflects the Company’s equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the Company and the Company’s share of profits, losses and distributions after the date of acquisition.

7. Other Investments
Other investments consist of investments in privately-owned corporations and partnerships and marketable securities. The Company accounts for its investments in privately-owned corporations or partnerships under the equity method of accounting or at cost less any valuation allowance required for impairments in fair value.

8. Real Estate Held for Sale
Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposition of Long-lived Assets, the Company periodically compares the carrying value of real estate to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value.

9. Property and Equipment
Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of between thirty and forty years. Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years), or over the life of the lease, whichever is shorter.

10. Income Taxes
The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting, and therefore, the income of the Company is includable in the income tax returns of the shareholders. Accordingly, no provision has been made in the financial statements for the effect of federal income taxes. A provision has been made for minimum state franchise tax for financial institutions at 1.5% of income before income taxes for 2004.

11. Advertising Costs All advertising costs are expensed as incurred.

12. New Accounting Pronouncements

SFAS 152
In December 2004, the FASB issued SFAS 152, Accounting for Real Estate Time-Sharing Transactions. SFAS 152 amends SFAS 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA SOP 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS 67 to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. SFAS 152 is effective for fiscal years beginning after June 15, 2005. The Company does not expect the implementation of SFAS 152 to have a material impact on its consolidated financial position or results of operations.

SFAS 153
In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets. SFAS 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for fiscal years beginning after June 15, 2005. The Company does not expect the implementation of SFAS 153 to have a material impact on its consolidated financial position or results of operations.

SOP 03-3
In October 2003, the AICPA issued SOP (Statement of Position) 03-3 Accounting for Loans or Certain Debt Securities Acquired in a Transfer. SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable at acquisition, that the Company will be unable to collect all contractually required payments receivable. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. The Company does not expect SOP 03-3 to have a material impact on its consolidated financial position or results of operations.

NOTE C - FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

Financial instruments with concentration of credit and market risk include cash and trust deeds receivable.

The Company maintains its cash balances at financial institutions, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Substantially all of the trust deeds receivable purchased by the Company are fixed rate loans secured by first and second deeds of trust. Maturities on the trust deeds receivable range from one to three years.

Concentration of trust deeds receivable exist in northern California with approximately 68% for 2004. As such, the Company has significant geographic concentration of credit risk that may be adversely affected by periods of economic decline.

Concentration of trust deeds receivable products consists in income producing loans. As such, the Company has a significant product concentration of credit risk that may be adversely affected by periods of economic decline.

A significant portion of the Company’s trust deeds receivable will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower’s ability to refinance.

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board’s Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for certain of the Company’s assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

1. Cash and Cash Equivalents The carrying amount approximates fair value because of the relatively short maturity of these instruments.

2. Trust Deeds Receivable
The carrying value of these instruments approximates the fair value as of December 31, 2004. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $522,000, as of December 31, 2004, is also considered in evaluating the fair value of loans secured by trust deeds.

3. Note Payable
The carrying value of the Company’s note payable approximates its fair value as of December 31, 2004. The fair value is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

4. Other Investments
Other investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using current financial data of the investment.

5. Notes Receivable
The carrying value of these instruments approximates the fair value as of December 31, 2004. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar notes would be made.

NOTE E - TRUST DEEDS RECEIVABLE

Trust deeds receivable represent portions of real estate mortgages purchased by the Company and held for investment purposes and outstanding advances which are converted by the Company to secured notes receivable. Such trust deeds have varying maturities through 2006 and have effective interest rates ranging from 5.0% to 25%.

Trust deeds receivable consist of the following at December 31, 2004:

Income-producing properties	$5,579,640
Unimproved land	5,078,798
Residential	655,751

$11,314,189

First mortgages	$4,406,779
Second mortgages	6,907,410

$11,314,189

Scheduled maturities of trust deed receivables, as of December 31, 2004, is as follows:

Years ending December 31,
2004 – past maturity	$2,788,612
2005	5,019,279
2006	3,506,298

$11,314,189

The Company had an allowance for trust deed losses equal to $522,000 as of December 31, 2004. The Company’s investment in impaired trust deeds, as of December 31, 2004, totals $2,788,612, of which a specific related allowance for credit losses is recorded totaling $200,000. As of December 31, 2004, there was a non-specific allowance for credit losses of $322,000 for the remaining trust deeds.

NOTE F - RECEIVABLES FROM AFFILIATES

Receivables of $672,940 at December 31, 2004 represent management, servicing and late fees due from OMIF.

NOTE G - INVESTMENT IN LIMITED PARTNERSHIP

OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 2004, OMIF’s total investment in loans was approximately $258,432,000. The Company is a general partner of OMIF. Investment in limited partnership represents the Company’s 1% general partner interest and an investment in limited partnership units of OMIF totaling $3,682,691 as of December 31, 2004.

NOTE H - NOTES RECEIVABLE

Notes receivable at December 31, 2004 consist of the following:

Promissory note bearing interest at 10%. Interest payments are due monthly with all outstanding principal and interest due on February 20, 2005. Note is secured by a partnership interest.	$ 300,000
Promissory note bearing interest at 10%. Interest payments are due monthly with all outstanding principal and interest due on September 26, 2006. Note is secured by a partnership interest.	525,000
Promissory note bearing interest at 10%. All outstanding principal and accrued interest due on October 14, 2005. Note is secured by a partnership interest.	68,750
$ 893,750

NOTE I - NOTES RECEIVABLE FROM RELATED PARTIES

Notes receivable from a trust of a shareholder at December 31, 2004 consist of the following:

Promissory note bearing interest at 6%, principal and interest due at maturity on August 12, 2005.	$ 2,000,000
Promissory note bearing interest at 5.75% at December 31, 2004. Interest payments are due monthly with an outstanding principal and interest due on December 31, 2005.	5,000,000
$ 7,000,000

NOTE J - OTHER INVESTMENTS

Investment in Privately Owned Corporations and Partnerships

At December 31, 2004, investments in privately-owned corporations and partnerships consisted of:

Structured Servicing Holdings, L.P.	$2,700,183
1.8% ownership in Satwik Fund I, LLC	138,698
16.4% ownership in Satwik Opportunity Fund I, LLC	96,051
14.3% ownership in 1091 Calcot, LLC	480,357
29.4% ownership in Equus Faraday, LLC	232,167
25.4% ownership in Equus PHX 1, LLC	135,246
13.1% ownership in Equus Valley Commerce Center, LLC	378,014
22.7% ownership in Renaissance Square Newco, LLC	1,367,800
50% ownership in Owens-Soto Enterprises, LLC	101,888
40% ownership in Transcan Riverside, LLC	1,558,663
35% ownership in Solano New Communities, LLC	1,424,159
35% ownership in Santa Clara Communities, LLC	6,522,450
50% ownership in Centennial Hanford II	1,879,231
50% ownership in NW Investors, LLC	1,295,748
35% ownership in DHI-OFG, LLC	5,145,729
30% ownership in Equus Value Fund, LLC	683,899
13.1% EVCC Holding, LLC	467,962
Other investments	295,716

$24,903,961

The Company has a limited partnership interest in Structured Servicing Holdings, L.P. that invests in various mortgage-related securities including, without limitation, collateralized mortgage obligations and stripped mortgage-backed securities. The total investment in this partnership as of December 31, 2004 was $2,700,183 and represents a less than 1% interest in this partnership. This investment is accounted for under the cost method of accounting.

At December 31, 2004, the Company’s investment in various limited liability companies was $21,908,062. These investments are accounted for under the equity method of accounting and evaluated for impairment.

The remaining investments held by the Company at December 31, 2004 principally consist of investments in start-up companies and are held at cost and evaluated for impairment.

NOTE K - REAL ESTATE HELD FOR SALE

Real estate held for sale as of December 31, 2004 consists of the following:

Commercial property, Turlock, California	$145,842
Motel, restaurant and mini market, Pioneer, California	1,046,888

$1,192,730

NOTE L - NOTE PAYABLE TO BANK

The Company has a line of credit agreement with a group of banks. The amount of credit available under this line is $20,000,000, of which $9,122,098 was outstanding at December 31, 2004. The line of credit is secured by a first lien security interest in all of the Company’s business personal property. The Company has the option to use up to $10,000,000 of the line of credit for general corporate purposes and $10,000,000 for the purchase of mortgage loans.

Borrowings under this line of credit bear interest at the bank’s prime rate plus .25%, which was 5.5% at December 31, 2004. The line of credit expires on July 31, 2005.

The agreement requires the Company to meet certain financial covenants including minimum tangible net worth and total liabilities to tangible net worth. The Company has complied with these covenants as of December 31, 2004.

NOTE M - NOTES PAYABLE TO RELATED PARTY

In 2001, the Company repurchased 13,333 shares of common stock from the trust of a shareholder for a promissory note payable of $7,647,009. As of December 31, 2004, the balance on the note payable was $6,947,009. The Company is anticipating paying the note off in 2005.

The promissory notes issued to the trust require monthly interest payments on the outstanding balance at 5.5% at December 31, 2004.

NOTE N - PROFIT SHARING AND PENSION PLANS

The Company maintains defined contribution 401(k) profit sharing plan covering substantially all full-time employees. Contributions to the plan are determined by the rules of the plan and the Board of Directors and are dependent on gross payroll of eligible employees and statutory limitations of the Internal Revenue Code.

NOTE O - NOTES RECEIVABLE FROM SHAREHOLDERS

The aggregate outstanding balance of notes receivable from shareholders, issued to purchase common stock, of $438,596 as of December 31, 2004 bears interest at 6% with a maturity date of March 1, 2008.

NOTE P - COMMITMENTS

The Company leases its offices under a noncancelable operating lease from a partnership in which the Company is a partner. The lease expires September 30, 2009. There are no renewal options in the lease terms. The Company is required to pay all operating expenses of the property. The annual base rent of $142,680 is subject to adjustment each year, beginning October 1, 1999, for increases in a defined index. The Company also leases equipment under a non-cancelable operating lease.

Future minimum rental payments for operating leases are as follows:

Years ending December 31,
2005	$185,306
2006	182,169
2007	175,936
2008	181,214
2009	186,651
Thereafter	143,114

$1,054,390

NOTE Q - LOAN ADMINISTRATION

As of December 31, 2004, the Company serviced 112 loans owned by private and institutional investors, including OMIF. Such serviced loans amounted to approximately $280,515,380 at December 31, 2004, including approximately $258,432,000 of loans owned by OMIF. The serviced loans are not included in the accompanying consolidated balance sheet.

NOTE R - CAPITAL TRANSACTIONS

On August 7, 2000, the Company authorized the issuance of two classes of Common Stock, one million shares of Class A – Voting Common and ten million shares of Class B – Nonvoting Common. The 47,500 shares outstanding of Common Voting are now designated Class A – Voting Common Shares.

On September 28, 2000, the Company approved and issued a stock dividend of 427,500 shares of Class B – Nonvoting Common stock, payable to shareholders of record on September 21, 2000, whereas nine shares of Class B – Nonvoting Common Stock was distributed to the order of each share of Class A – Voting Common Shares outstanding. Further, on September 28, 2000, the Company issued 9,025,000, thirty-five year, warrants to purchase Class B – Nonvoting Common Stock at $2.012 per share to shareholders of record on September 21, 2000.

On October 1, 2000, the 427,500 shares of Class B – Nonvoting Common Stock were donated to a non-profit organization (organization) by the shareholders. The Company entered into a redemption agreement with the organization to purchase the shares at fair value after October 15, 2003 upon presentation. The organization’s right to present the shares for redemption expires on April 15, 2004. The fair value of the shares on the date of this transaction was $2.189 per share, as determined by an independent appraisal. The total redemption value at presentation was estimated to be $936,000. The Company has accreted the redemption value as a dividend of the Class B – Nonvoting Common Stock over the life of the redemption agreement and has recorded $322,440 of accretion as of December 31, 2004. At December 31, 2003, the shareholders repurchased all of the Class B – nonvoting common stock from the Organization for $662,625 on behalf of the Company. The redemption value was adjusted during 2003 for this transaction. In 2004, the shareholders paid an additional payment of $322,440 as a final payment to the Organization for the repurchase of the Class B – nonvoting common stock on behalf of the Company. The redemption value was adjusted during 2004 for this transaction.

On February 5, 2004, dividends of $58.54 per share of Class A common stock were paid to the stockholders of record on February 2, 2004.

EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”), dated March 13, 2001, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the “General Partner”), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the “Limited Partners”).

RECITALS

A. Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name “Owens Mortgage Investment Fund II”. Effective October 16, 1992, the Partnership changed its name to its current name.

B. The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, February 16, 1999, April 17, 2000, and November 10, 2000 and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.	FORMATION

1. California Revised Limited Partnership Act. The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the “Third Amendment and Restatement”), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the “Act”). The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code §15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

2. Name. The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.”

3. Place of Business. The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

5. Term. The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034. The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.

6. Purpose. The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership’s agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the “Tax Matters Partner” as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.	DEFINITIONS

The following terms shall have the following respective meanings:

“Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired. The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

“Acquisition and Origination Fees” means the total of all fees and commissions paid to the General Partner by any party in connection with making or investing in Mortgage Loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

“Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

“Affiliate” means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

“Capital Account” means the definition in Article III hereof.

“Capital Contribution” means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Carried Interest as hereinafter defined.

Capital Transaction” means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage Loan, or the payment of insurance or a guarantee with respect to a Mortgage Loan.

“Carried Interest” (previously called “Promotional Interest”) means a Partnership Interest held by the General Partner, which participates in all allocations and distributions, equal to one half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Carried Interest being an expense of the Partnership, subject to the limitation set forth in Article IX. 1. (c) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

“Controlling Person” means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

“Front-End Fees” means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

“Investment in Mortgage Loans” means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Late Payment Charges” means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

“Majority-In-Interest” means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

“Management Fee” means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

“Mortgage Loans” means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

“NASAA Guidelines” means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.

“Net Income Available for Distribution” means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

“Net Proceeds” means the net cash proceeds from any Capital Transaction.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Organization and Offering Expenses” means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

“Partners” means the holders of Partnership interests, including the General Partner and the Limited Partners.

“Partnership Interest” means a limited partnership unit or other indicium of ownership in the Partnership.

“Person” means any natural person, partnership, corporation, association, or other legal entity.

“Profits and Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

“Program” means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

“Property Management Fee” means any fee paid for day-to-day professional property management services.

“Prospectus” shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.

“Real property” means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.

“Regulations” means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Reinvested Distributions” means Units purchased under the Partnership’s Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners’ voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership’s investment objectives.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.

“Unit” means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.	PARTNERSHIP INTEREST AND CAPITAL

1. Capital Contributions of Partners. The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall also receive the Carried Interest in the capital of the Partnership.

2. Sale of Units. In the General Partner’s sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.

3. Limited Partners’ Reinvested Distributions: A Limited Partner may elect to participate in the Partnership’s Reinvested Distributions Plan (the “Plan”) at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner’s Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit. Units so purchased under the Plan are credited to the Limited Partner’s Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited. The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

The General Partner, in its sole discretion, may suspend or terminate the Plan if:

(a) it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

(b) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

(c) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

(d) it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a “publicly traded partnership,” within the meaning of Code Section 7704.

4. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

5. Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner’s Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a) To each Partner’s Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner’s distributive share of Partnership profits.

(b) To each Partner’s Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner’s distributive share of Partnership losses.

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

6. No Liability of Limited Partners. A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.	MANAGEMENT

1. Control in General Partner. Subject to the limitations of Article IV.5. of this Agreement, and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership’s assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership’s investments and loans, determining how and when to invest the Partnership’s capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:

(a) To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership’s business;

(b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c) To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

(d) To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

(e) To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

(f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

(g) To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days’ written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h) To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i) To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

(j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

(k) To pay all expenses incurred in connection with the operation of the Partnership;

(l) To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

(m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

(i) To cure any ambiguity or formal defect or omission herein;

(ii) To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii) To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

(iv) To make any other change in this Agreement which, in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.

(n) To elect to have the Partnership governed by the California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).

2. Limitations on General Partner’s Authority. Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:

(a) amend this Agreement in any respect that adversely affects the rights of the Limited Partners;

(b) do any act in contravention of this Agreement;

(c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

(d) confess a judgment against the Partnership;

(e) possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

(f) admit a person as a General Partner;

(g) voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

(h) sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;

(i) dissolve the Partnership;

(j) cause the merger or other reorganization of the Partnership;

(k) grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

(l) receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

(m) receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

(n) commingle the Partnership’s assets with those of any other Person;

(o) use or permit another to use the Partnership’s assets in any manner, except for the exclusive benefit of the Partnership;

(p) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

(q) receive, directly or indirectly, a commission or fee (except as permitted under Article IX. of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

3. Right to Purchase Receivables and Loans. As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

(a) purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

(b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

(c) use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

4. Extent of General Partner’s Obligation and Fiduciary Duty. The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.

5. Liability and Indemnification of General Partner.

(a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c) Notwithstanding anything to the contrary contained in Subsection 7(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e) For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.	VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

1. No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3. of this Agreement (and such vote or consent will be required) to:

(a) amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 1. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner).

(b) dissolve and windup the Partnership,

(c) remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

(d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

2. The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical -list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners’ voting rights, tender offers, and the exercise of Limited Partners’ rights under federal proxy law. A copy of the Limited Partner list shall be mailed to any Limited Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys’ fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership. The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner’s interest in the Partnership. The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.	INVESTMENT AND OPERATING POLICIES

1. The General Partner shall commit at least 86.5% of Capital Contributions to Investment in Mortgage Loans. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this Subsection, the “aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership”, shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.

2. The Partnership may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the General Partner, or in the following circumstances:

(a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership’s Mortgage Loans, or

(b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of fifty percent (50%) of the aggregate fair market value of all Partnership loans. The General Partner shall be prohibited from providing financing to the Partnership.

3. The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

4. The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

5. The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

6. The Partnership shall require that a mortgagee’s or owner’s title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

7. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership’s Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

8. Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX. of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article VI. Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership. The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; (ii) All hypothecation loans will be acquired by the Partnership.

9. The Partnership shall not sell a Mortgage Loan to the General Partner unless all of the following criteria are met: (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership’s obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

10. The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

11. The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.

12. The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

13. The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners’Reinvested Distributions under Article III. 3. of this Agreement.

14. No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.

VII.	ACCOUNTING RECORDS, REPORTS AND MEETINGS

1. Books of Accounts and Records. The Partnership’s books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

2. Cash and Cash Equivalents and Marketable Securities. Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

4. Reports. Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.

Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

Within one hundred twenty (120) days after the end of the Partnership’s calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership’s independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership’s statements of income, balance sheets, statements of cash flows and statements of Partners’ capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership’s activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates. The Partnership’s independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership’s audited financial statements. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.	ALLOCATIONS AND DISTRIBUTIONS

1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2. Distributions.

(a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement. The General Partner’s proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

(b) Net Proceeds. Net Proceeds, if any, may be reinvested in new Mortgage Loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Carried Interest, until the Limited Partners shall have received 100% of their Capital Accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.

IX.	TRANSACTIONS BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNER

1. Compensation to General Partner from the Partnership. The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

(a) Management Fee. In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year. Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership’s Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year. In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership. The Management Fee may be accrued without interest when Partnership funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Partnership reserves.

(b) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership’s Mortgage Loans at the end of each month.

(c) Carried Interest (previously the “Promotional Interest”). The Carried Interest can only be taken if a minimum of 86.5% of Capital Contributions are committed to Investment in Mortgages.

(d) Partnership Expenses. All of the Partnership’s expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article IX.1.(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1.(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(e) No Other Fees. The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Promotional Interest (as defined by the NASAA Guidelines) from the Partnership. In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

2. Payments by Borrowers.

(a) Acquisition and Origination Fees. The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

(b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

X.	ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.

2. Partnership Interests. A Limited Partner’s interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b) no transfer may be made except where the transfer complies with any restriction imposed under applicable state securities laws or regulations with regard to suitability standards;

(c) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

(d) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.	DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1. Effect of Death or Legal Incompetency of a Limited Partner on the Partnership. The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

2. Rights of Personal Representative. On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

3. Withdrawal of Limited Partners. To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a) except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI., no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.

(b) any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

(c) a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

(d) the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership’s loan portfolio or any other asset in order to make a cash distribution of any Capital Account;

(e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

(f) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner’s Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner’s proportionate share of the current fair market value of the Partnership’s net assets;

(g) in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

(h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing, whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

(i) if a Limited Partner’s Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.	BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1. Removal of the General Partner. A Majority-In-Interest by vote or written consent given in accordance with Article VII.3. of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2. Dissolution or Continuance of Partnership. The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the “Terminating Event,” and the General Partner affected as the “Terminated General Partner”) shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a “Terminating Event.” A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.

(a) Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up. A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.

(b) If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII. of this Agreement.

3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner’s interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner’s interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

XIII.	DISSOLUTION AND WINDING UP

1. Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

(a) the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b) the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

(c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2.(b) hereof.

2. In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.	ROLL-UP

1. In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

2. In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting “no” on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV., V. and VII. of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

5. The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V. of this Agreement.

6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV.	INVESTMENTS IN OR WITH OTHER PROGRAMS

1. The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, “controlling interest”means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

(a) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

(b) cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

(c) approve budgets and major capital expenditures, subject to a stated minimum amount;

(d) veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

(e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

2. The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

(a) the Programs have substantially identical investment objectives.

(b) there are no duplicate fees.

(c) the compensation to Sponsors is substantially identical in each Program.

(d) each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

(e) the investment of each Program is on substantially the same terms and conditions.

(f) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

3. The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

(a) the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article VI. 8. prior to the closing of the offering period of the Program;

(b) there are no duplicate fees;

(c) the investment of each entity is on substantially the same terms and conditions;

(d) the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

(e) the Prospectus discloses the potential risk of impasse on joint venture decisions.

4. Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

5. The Partnership shall be permitted to invest in general partnership interests of limited partnerships if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a “controlling interest” as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX. shall be paid to the Sponsor.

6. A Program that is an “upper-tier Program” shall be permitted to invest in interests of other Programs (the “lower-tier Programs”) only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.

XVI.	SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.	SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1. This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

2. All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

3. All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.	MISCELLANEOUS

1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc. 2221 Olympic Boulevard P. O. Box 2400 Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner’s address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6. Interpretation. As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8. Adjustment of Basis. The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 13th day of March, 2001.

GENERAL PARTNER:

OWENS FINANCIAL GROUP, INC.

By: /s/ William C. Owens William C. Owens, President

LIMITED PARTNERS:

By: OWENS FINANCIAL GROUP, INC., GENERAL PARTNER

By: /s/ William C. Owens William C. Owens, President As Attorney-In-Fact for the Limited Partners

EXHIBIT B

OWENS MORTGAGE INVESTMENT FUND
SUBSCRIPTION AGREEMENT & ACCOUNT APPLICATION INSTRUCTIONS

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. For certain entities, such as trusts, estates, corporations, partnerships, or other organizations, identifying documents are also required. Your account may be restricted and/or closed if we cannot verify this information. We will not be responsible for any losses or damages resulting from any failure to provide this information, or from any restriction placed upon, or closing of, your account.

NOTICE TO CALIFORNIA RESIDENTS. The following legend applies to all Units sold to residents of California. A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner on page B-5 of the Subscription Agreement.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Complete all relevant sections, sign in ink, and return to: Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA 94595

Contact our office at (925) 935-3840 if you have any questions or need assistance in completing the Subscription Agreement, Account Application, or any additional documentation required.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

|_|	Please read the Subscription Agreement and Power of Attorney on page B-2 carefully.

ACCOUNT APPLICATION: Please complete the following sections of the Account Application

|_|	Account Registration - Select the type of account you would like to open. Mark only one box please.

|_|	Account Information - Indicate the Subscription Amount for this account and complete the account owner’s information, as indicated below, and the mailing address for the account:

o	For individual accounts, complete the Owner’s First Name, MI (middle initial), Last Name, and Suffix, if applicable.

o	For Joint accounts, complete both the Owner’s and Joint Owner’s First Names, MI’s, Last Names, and Suffixes, if applicable.

o	For Custodial for Minor account, complete the Custodian’s First Name, MI, Last Name, and Suffix, if applicable and the Minor’s First Name, MI, Last Name, and Suffix, if applicable.

o	For Organization (business) accounts, complete the “Corporation/Partnership/Trust or Other Entity Name”.

o	For Retirement Accounts for individuals, complete the Owner’s First Name, MI, Last Name, and Suffix, if applicable.

o	For Retirement Accounts for Plans or Trusts, complete the “Corporation/Partnership/Trust or Other Entity Name” with the name of the retirement plan or trust.

o	For Living, Revocable, or Irrevocable Trusts, complete both the Owner’s and Joint Owner’s First Names, MI’s, Last Names, and Suffixes, if applicable, as appropriate for each trustee of the trust.

o	For Estate accounts, complete the Owner’s First Name, MI, Last Name, and Suffix, if applicable, for the executor of the estate.

|_|	Tax Reporting Number – enter either the Social Security Number (SSN) or Employer Identification Number (EIN)/Taxpayer Identification Number (TIN) for the account owner.

o	Enter the taxpayer identification number that is associated with this account.

o	For individual or Joint accounts use the Social Security Number of the first person in the Account Information. For Custodial accounts use the minor’s Social Security Number. For Trust, Corporation, or Partnership accounts, use the Taxpayer Identification Number.

o	For Custodial accounts, indicate the UGMA or UTMA state in which the account is being established.

|_|	Reinvestment Of Distributions - Indicate whether or not this account will participate in the Partnership Distribution Reinvestment Plan. See Item 11 of the Subscription Agreement.

|_|	Account Owner Information - Complete the Account Owner sections for each person authorized to sign on this account.

o	For Custodial accounts, complete Account Owner #1 for the Custodian and Account Owner #2 for the minor.

o	For Organization (business) accounts, complete an Account Owner section for each person authorized for this account.

o	For individual Retirement Accounts, complete only Account Owner #1.

o	For Retirement Plans or Trusts, complete an Account Owner section for each person acting as a trustee of the Plan or Trust.

o	For Living/Revocable or Irrevocable Trusts, and Estates, complete an Account Owner section for each person acting as a trustee of the Trust or Estate.

o	We are required by the NASD and other industry regulators to obtain the financial information in this section.

-	For Custodial accounts provide the financial information of the custodian.

-	For Retirement accounts provide the financial information of the beneficiary of the account.

|_|	Signatures – please initial and sign where indicated by the (|X|).

ADDITIONAL DOCUMENTATION REQUIREMENTS

|_|	Provide additional documentation as required for the following types of accounts: Organizational, Retirement, Trust, Estate, or others, as may be determined. Please contact our office at (925) 935-3840 for assistance or questions relating to these types of accounts and the documentation required.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS
NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

1. SUBSCRIPTION. The undersigned investor (“Investor”) hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”), and agrees to purchase the number of units of limited partnership interest in the Partnership (the “Units”) stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase, 2,500 for residents of North Carolina). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor’s offer of purchase. A sale of Partnership Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The General Partner will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement.

2. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and assures the Partnership that the Investor:

(a)	has received the Prospectus of the Partnership dated April __, 2005;

(b)	understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

(c)	understands that Units are offered for a minimum investment of $2,000 ($2,500 for residents of North Carolina);

(d)	understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

(e)	has (i) a minimum net worth (exclusive of home, home furnishings, and automobiles) of $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington), plus an annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington); or (ii) minimum net worth (exclusive of home, home furnishings, and automobiles) of $150,000 ($75,000 in the States of California and Oregon); or (iii) if purchasing for a fiduciary account, the minimum standards in (i) or (ii) above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary;

(f)	if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

(g)	if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

(h)	fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein;

(i)	understands that if this is a Uniform Gifts to Minors Act ("UGMA") or Uniform Transfers to Minors Act ("UTMA") custodial account, Investor represents and warrants that the Units belong to the minor and the Units, whether or not withdrawn, will only be used for the benefit of the minor. Investor also understands that the minor has the legal right to withdraw the Units for any purpose when he or she reaches the age that the custodianship terminates – usually 18 or 21 depending upon the state UGMA/UTMA law and/or terms of the custodianship.

3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.

4. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.

5. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

(a)	the Limited Partnership Agreement and any amended certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;

(b)	any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and

(c)	any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.

The foregoing grant of authority:

(i)	is a Special Power of Attorney coupled with an interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

(ii)	may be exercised by the General Partner for each Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and

(iii)	shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

6. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor’s subscription has been accepted. If the Investor’s subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

8. NOTIFICATION OF GENERAL PARTNER. The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.

9. LIMITED PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.

10. SUBSCRIPTION AMOUNT. The Investor subscribes and encloses such sum herewith as indicated on the Account Application as the purchase of Units at the purchase price of $1.00 per Unit.

11. REINVESTMENT OF DISTRIBUTIONS. The Partnership maintains a Distribution Reinvestment Plan (“Plan”) under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus at page 81. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects Option A for the Reinvestment of Distributions on the Account Application portion of the Subscription Agreement. Option B will constitute an election not to participate in the Plan. The Investor may change this election at any time by written notice to the Partnership. Please choose one or the other of the two options by a check mark in the appropriate box. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

ACCOUNT APPLICATION
OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

Account Registration

Types of ownership are governed by the laws of your state of residence. If you need information about which are appropriate in your state, please consult your state tax officials or your tax advisor. Please check only one registration type.

[ ] Individual [ ] Joint – Tenants w/Rights of Survivorship [ ] Joint – Tenants in Common [ ] Joint – Community Property [ ] Joint – Comm. Prop. w/Right of Survivor [ ] Custodial for Minor UGMA/UTMA	Organization *
      [ ] C Corporation
      [ ] S Corporation
      [ ] Limited Liability Company
      [ ] General Partnership
      [ ] Limited Partnership
      [ ] Limited Liability Partnership
      [ ] Sole Proprietorship
[ ] Exempt/Non-Profit	Retirement Account * [ ] Traditional IRA [ ] Roth IRA [ ] SEP IRA [ ] Keogh [ ] Other Retirement Plan or Trust	Trust under Agreement * [ ] Living/Revocable (SSN) [ ] Irrevocable (EIN) [ ] Estate * [ ] Other * _______________

* Additional Documentation may be Required

Account Information

SUBSCRIPTION AMOUNT - Subscribed and enclosed at the purchase price of $1.00 per Unit (see Item 10 of the SUBSCRIPTION AGREEMENT) $_______________________.

Owner’s First Name/Custodian’s First Name	MI	Last Name	Suffix

Joint Owner’s First Name/Minor’s First Name	MI	Last Name	Suffix

Corporation/Partnership/Trust or Other Entity Name

Mailing Address (Street or P.O. Box)

City	State	Zip

Evening/Home Phone	Daytime/Work Phone

Tax Reporting Number

For individual or Joint accounts use the Social Security Number of the first person listed in the Account Information. For Custodial accounts use the minor’s Social Security Number. For Trust, Corporation, or Partnership accounts use Taxpayer Identification Number.

OR
SSN		EIN (TIN)	For Custodial for Minor accounts, UGMA/UTMA State

Reinvestment of Distributions

See Paragraph 11 of the SUBSCRIPTION AGREEMENT for full details of these options.

[	] Option A - Investor elects to participate in the Partnership Distribution Reinvestment Plan.

[	] Option B - Investor elects not to participate in the Partnership Distribution Reinvestment Plan and to receive distributions in cash.

Account Owner #1 Information

First Name	MI	Last Name	Suffix	OFAC-SDN

Date of Birth (month/day/year)	SSN	Driver License Number	State of Issuance

[ ] U.S. [ ] Other (please state)
Permanent address (no P.O. boxes)	Country of Citizenship

City	State	Zip

[ ] Single [ ] Married
Evening/Home Phone	Daytime/Work Phone	Marital Status (check one)

Occupation	Employer Name and Address

[ ] Yes [ ] No
Is this Employer a Securities Broker/Dealer?	If yes, provide contact name and phone number

Check one box from each column below.

ANNUAL INCOME (from all sources)	ESTIMATED NET WORTH (excluding residence)	ESTIMATED LIQUID NET WORTH	FEDERAL TAX BRACKET
[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] Over $50,000	[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] $50,000–$74,999 [ ] $75,000–$149,999 [ ] Over $150,000	[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] $50,000–$74,999 [ ] $75,000–$149,999 [ ] Over $150,000	[ ] ‹ or = 15% [ ] 25% [ ] › 27%

Investment objective:

[ ] Current income with retention of capital

[ ] Other (please explain):

Investor’s years of investment experience: _________________________

Account Owner #2 Information

First Name	MI	Last Name	Suffix	OFAC-SDN

Date of Birth (month/day/year)	SSN	Driver License Number	State of Issuance

[ ] U.S. [ ] Other (please state)
Permanent address (no P.O. boxes)	Country of Citizenship

City	State	Zip

[ ] Single [ ] Married
Evening/Home Phone	Daytime/Work Phone	Marital Status (check one)

Occupation	Employer Name and Address

[ ] Yes [ ] No
Is this Employer a Securities Broker/Dealer?	If yes, provide contact name and phone number

Check one box from each column below.

ANNUAL INCOME (from all sources)	ESTIMATED NET WORTH (excluding residence)	ESTIMATED LIQUID NET WORTH	FEDERAL TAX BRACKET
[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] Over $50,000	[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] $50,000–$74,999 [ ] $75,000–$149,999 [ ] Over $150,000	[ ] Under $30,000 [ ] $30,000–$44,999 [ ] $45,000–$49,999 [ ] $50,000–$74,999 [ ] $75,000–$149,999 [ ] Over $150,000	[ ] ‹ or = 15% [ ] 25% [ ] › 27%

Investment objective:

[ ] Current income with retention of capital

[ ] Other (please explain):

Investor’s years of investment experience: _________________________

Signatures

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership:

X Signer #1 _______ Signer #2 _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership Units are not registered under that state’s securities law, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan:

X Signer #1 _______ Signer #2 _______

IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement and Power of Attorney.

I declare that the information contained in this Subscription Agreement and Account Application is true and correct and may be relied upon by Owens Securities Corporation in connection with my investment in Owens Mortgage Investment Fund. Under penalty of perjury, by signing below, I hereby certify that (a) I have provided my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise herein.

Dated: ________________

_____________________________________________ Authorized Signature of Subscriber (Account Owner #1)

_____________________________________________ Authorized Signature of Subscriber (Account Owner #2)

ACCEPTED:

Owens Mortgage Investment Fund, a California Limited Partnership Owens Financial Group, Inc., General Partner

_____________________________________________ William C. Owens, President

Dated: ________________

The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.

_____________________________________________ Signature of Investment Firm Principal, Owens Securities Corporation

_____________________________________________ Please PRINT Name and Title

_____________________________________________ Signature of Account Representative

_____________________________________________ Please PRINT Name and Title

NOTICE TO CALIFORNIA RESIDENTS
RESTRICTIONS ON TRANSFER SET FORTH
IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS
TITLE 10, CHAPTER 3 (THE CODE)

§260.141.11. Restriction on Transfer

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)	to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

(10)	by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk

The following table contains information about the cash held in money market accounts, loans held in the Partnership’s portfolio and a note payable securing a real estate property owned by the Partnership as of December 31, 2004. The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2005 through 2009 and separately aggregates the information for all maturities arising after 2009. The carrying values of these assets and liabilities approximate their fair values as of December 31, 2004.

Interest Earning Assets and Interest Bearing Liabilities,
Aggregated by Maturity Date
Twelve Months Ended December 31,

	2005	2006	2007	2008	2009	Thereafter	Total
Interest earning
assets:
Money market
accounts	$8,386,217	—	—	—	—	—	$8,386,217
Average interest rate	1.5%	—	—	—	—	—	1.5%
Loans secured by
trust deeds	$152,868,373	$57,113,961	$13,116,437	$1,034,485	$5,440,458	$28,858,188	$258,431,902
Average interest rate	11.5%	10.7%	10.7%	6.9%	9.5%	10.3%	11.1%

Interest bearing
liabilities:
Note payable to bank	$297,600	$326,300	$9,105,073	—	—	—	$9,728,973
Average interest rate	5.3%	5.3%	5.3%	—	—	—	5.3%
Note payable to
general partner	$—				$1,102,895		$1,102,895

Average interest rate	—	—	—	—	12.0%	—	12.0%

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, equity prices and real estate values. The Partnership does not have any assets or liabilities denominated in foreign currencies. The Partnership does not hedge or otherwise seek to manage interest rate risk. The Partnership does not enter into risk sensitive instruments for trading purposes.

The majority of the Partnership’s mortgage loans (86.6% as of December 31, 2004) earn interest at fixed rates. All of the mortgage loans are held for investment purposes and are held until maturity. The majority of Partnership loans do not have prepayment penalties for payoff prior to maturity, but many instead require the borrower to notify the General Partner of the intent to payoff within a specified period of time prior to payoff (usually 30 to 120 days). If this notification is not made within the proper time frame, the borrower is charged interest for those number of days that notification was not received.

Changes in interest rates may affect the value of the Partnership’s investment in mortgage loans and the rates at which the Partnership reinvests funds obtained from loan repayments and new capital contributions from limited partners. As interest rates increase, although the interest rates the Partnership obtains from reinvested funds will generally increase, the value of the Partnership’s existing loans at fixed rates will generally tend to decrease. As interest rates decrease, the amounts available to the Partnership from repayment of Partnership loans may be invested at lower rates than the Partnership had been able to obtain in prior investments, or lower than the rates on the repaid loans.

The Partnership’s note payable bears interest at a variable rate, tied to the LIBOR rate of interest. The Partnership’s line of credit payable (no balance at December 31, 2004) bears interest at a variable rate, tied to the bank discount rate. As a result, the Partnership’s primary market risk exposure is to changes in interest rates, which will affect the interest cost of outstanding amounts on the note and line of credit payable.

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee	$50,000
National Association of Securities Dealers, Inc. and Blue
Sky Registration Fees	65,500
Accounting Fees and Expenses	89,000
Legal Fees and Expenses	82,000
Printing Fees and Expenses	50,000
Mailing	5,000
Miscellaneous	2,500

Total	$344,000

Item 32.	Sales to Special Parties Not Applicable

Item 33.	Recent Sales of Unregistered Securities Not Applicable

Item 34.	Indemnification of Directors and Officers
Section IV.5. of the Sixth Amended and Restated Limited Partnership Agreement which is included as Exhibit A to the Prospectus, provides for indemnification of the General Partner and its affiliates as follows:

Liability and Indemnification of General Partner

(a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of (b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under (a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under (a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c) Notwithstanding anything to the contrary contained in Subsection 7(a) of the Partnership Agreement, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e) An Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

Item 35.	Treatment of Proceeds from Stock Being Registered Not Applicable

Item 36.	Consolidated Financial Statements and Exhibits
(a) Consolidated Financial Statements and Supplementary Information: See “Index to Consolidated Financial Statements” and the consolidated financial statements and supplementary information appearing thereafter in Part I of this Registration Statement.

(b) Exhibits:

1	Underwriting Agreement*
3	Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)
3.1	Certificate of Limited Partnership – Form LP-1: Filed July 1, 1984*
3.2	Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 20, 1987*
3.3	Amendment to Certificate of Limited Partnership – Form LP-2: Filed August 29, 1989*
3.4	Amendment to Certificate of Limited Partnership – Form LP-2: Filed October 22, 1992*
3.5	Amendment to Certificate of Limited Partnership – Form LP-2: Filed January 24, 1994*
3.6	Amendment to Certificate of Limited Partnership – Form LP-2: Filed December 30, 1994*
4.1	Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)
5	Opinion of Whitehead & Porter LLP with Respect to Legality of the Securities**
8	Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters
23.1	Consent of Whitehead & Porter LLP
23.2	Consent of Wendel, Rosen, Black & Dean, LLP
23.3	Consent of Grant Thornton LLP
23.4	Consent of Grant Thornton LLP

*Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.

**Previously filed as Exhibit 5.1 under Amendment No. 1 to Registration Statement No. 333-69272 and incorporated herein by this reference.

Item 37.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-69272) and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on April 18, 2005.

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP By: OWENS FINANCIAL GROUP, INC. General Partner By: /s/ William C. Owens William C. Owens, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-69272) has been signed by the following persons in the capacities and on the dates indicated.

Signature
OWENS FINANCIAL GROUP INC.

By   /s/ William C. Owens
        William C. Owens

 By   /s/ Bryan H. Draper
        Bryan H. Draper

By   /s/ William E. Dutra
        William E. Dutra

By   /s/ Andrew J. Navone
        Andrew J. Navone

By   /s/ Melina A. Platt
Melina A. Platt	Capacity General Partner Principal Executive Officer, Director Principal Financial Officer, Director Director Director Controller	Date April 18, 2005 April 18, 2005 April 18, 2005 April 18, 2005 April 18, 2005

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

INDEX TO EXHIBITS

Exhibit No.	Description
1	Underwriting Agreement*
3	Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)
3.1	Certificate of Limited Partnership – Form LP-1: Filed July 1, 1984*
3.2	Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 20, 1987*
3.3	Amendment to Certificate of Limited Partnership – Form LP-2: Filed August 29, 1989*
3.4	Amendment to Certificate of Limited Partnership – Form LP-2: Filed October 22, 1992*
3.5	Amendment to Certificate of Limited Partnership – Form LP-2: Filed January 24, 1994*
3.6	Amendment to Certificate of Limited Partnership – Form LP-2: Filed December 30, 1994*
4.1	Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)
5	Opinion of Whitehead & Porter LLP with Respect to Legality of the Securities**
8	Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters
23.1	Consent of Whitehead & Porter LLP
23.2	Consent of Wendel, Rosen, Black & Dean, LLP
23.3	Consent of Grant Thornton LLP
23.4	Consent of Grant Thornton LLP

* Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.

** Previously filed as Exhibit 5.1 under Amendment No. 1 to Registration Statement No. 333-69272 and incorporated herein by this reference.